Filed Pursuant to Rule 424(b)(3)

Registration No. 333-275229

PROSPECTUS SUPPLEMENT

(to Prospectus dated November 7, 2023)

AlphaTON Capital Corp

481,581 Ordinary Shares underlying Warrants

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated November 7, 2023 (the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration No. 333-275229), as amended most recently by the post-effective amendment filed on August 23, 2024, with the information contained in our current report on Form 6-K, furnished to the Securities and Exchange Commission on March 20, 2026 (the “March 20, 2026”). Accordingly, we have attached the March 20, 2026 Form 6-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus, and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ATON”. On March 19, 2026, the closing sale price of our Ordinary Shares as reported on Nasdaq was $0.343.

Investing in the securities offered in the Prospectus involves a high degree of risk. Before making any investment in these securities, you should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 9 of the Prospectus, and in the other documents that are incorporated by reference into the Prospectus.

Neither the Securities and Exchange Commission nor any state or non-U.S. regulatory body has approved or disapproved of the securities offered in the Prospectus or passed upon the accuracy or adequacy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 20, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of March, 2026

Commission File Number: 001-40086

AlphaTON Capital Corp

(Translation of registrant’s name into English)

Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands, VG1110

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F [ X ]	Form 40-F [ ]

INCORPORATION BY REFERENCE

This report on Form 6-K (including any exhibits attached hereto) shall be deemed to be incorporated by reference into the registration statements on Form S-8 (File Nos. 333-275842 and 333-289199) and Form F-3 (File Nos. 333-286961, 333-290827, 333-291341 and 333-291921) of AlphaTON Capital Corp (including any prospectuses forming a part of such registration statements) and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

The GaMee Transaction and Associated Arrangements

The Sale and Purchase Agreement

On March 19, 2026, AlphaTON Capital Corp (the “Company”) entered into a sale and purchase agreement (the “SPA”) with Animoca Brands Limited (“Animoca Brands”) to acquire a 60% controlling equity interest in Ga Mee Global Limited (“GaMee Global”), a wholly owned subsidiary of Animoca Brands, and certain digital tokens (the “GaMee Transaction”). Animoca Brands, prior to closing, will conduct a reorganization to transfer 100% of the equity of Gamee Limited, a company incorporated in the United Kingdom (the “UK Company”) to GaMee Global. The UK Company owns the entire equity in Gamee Mobile s.r.o., a company incorporated under the laws of the Czech Republic (the “Czech Company” and together with GaMee Global and the UK Company, “GaMee”).

Under the terms of the SPA, at the closing of the GaMee Transaction (“Completion”), the Company has agreed to pay total upfront consideration of $3.5 million (the “Completion Consideration”), comprised of: (i) $1.5 million in cash, and (ii) $2.0 million in equity consideration in the Company, valued at $1.00 per share. The equity portion of the Completion Consideration under subparagraph (ii) is structured as a combination of ordinary shares of the Company (“Ordinary Shares”) and pre-funded warrants exercisable for Ordinary Shares (“Pre-Funded Warrants”). Specifically, at Completion, Animoca Brands will receive: (i) 99,800 Ordinary Shares, and (ii) Pre-Funded Warrants exercisable for 1,900,200 Ordinary Shares, representing the balance of the equity portion of the Completion Consideration.

The Pre-Funded Warrants will be exercisable at any time and from time to time on or after the original issue date. Animoca Brands (or its designated entity) will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 19.99% of the number of Ordinary Shares outstanding immediately after giving effect to such exercise.

In addition to the Completion Consideration, the Company may also pay to Animoca Brands up to two earn-out payments. The earn-out payments are contingent on GaMee’s EBITDA achieving agreed amounts. “GaMee’s EBITDA” is defined as its net income plus, without duplication and to the extent already deducted (and not added back) in arriving at that net income, the sum of the following amounts, in each case, during any measurement period: (a) total interest expense, net of interest income; (b) provision for taxes based on income or profits, including federal, foreign, and state taxes paid or accrued during that measurement period; and (c) depreciation and amortization including any non-cash impairment charges. The first earn-out period covers the 12-month period following Completion and provides for a maximum earn-out payment of $3.5 million, payable if GaMee’s EBITDA equals or exceeds $1.2 million (the “First Earn-Out Payment”). Where the First Earn-Out Payment equals $3.5 million, it is payable as: (i) $2 million in cash, and (ii) $1.5 million in equity in the Company, consisting of 1 million Ordinary Shares valued at $1.50 per share (payable as Ordinary Shares or Pre-Funded Warrants, at Animoca Brand’s election). If the First Earn-Out Payment is less than $3.5 million because GaMee’s EBITDA is less than $1.2 million, the cash and equity components are reduced proportionally (the cash component must always equal 4/7 of the total First Earn-Out Payment and the equity component must always equal 3/7 of the total First Earn-Out Payment).

The second earn-out period covers the subsequent 12-month period and provides for a maximum earn-out payment of $4.0 million, payable if GaMee’s EBITDA equals or exceeds $1.6 million (the “Second Earn-Out Payment” and together with the First Earn-Out Payment, the “Earn-Out Payments”). Where the Second Earn-Out Payment equals $4 million, it is payable as: (i) $2 million in cash, and (ii) $2 million in equity in the Company, consisting of 1 million Ordinary Shares valued at $2.00 per share (payable as Ordinary Shares or Pre-Funded Warrants, at Animoca Brand’s election). If the Second Earn-Out Payment is less than $4 million because GaMee’s EBITDA is less than $1.6 million, the cash and equity components are reduced proportionally (the cash component must always equal 1/2 of the total Second Earn-Out Payment and the equity component must always equal 1/2 of the total Second Earn-Out Payment).

The number of Ordinary Shares and Pre-Funded Warrants comprising the Earn-Out Payments (if applicable) and related calculations will be automatically equitably adjusted to account for share splits, dividends, recapitalizations, or similar changes occurring after signing of the SPA and before the Second Earn-Out Payment. The Earn-Out Payments will be initially calculated by the Company and subject to a review and dispute process with Animoca Brands. The Company will make the relevant Earn-Out Payment within the agreed business day period following the finalization of that process to Animoca Brands or its designee.

The Ordinary Shares and the Pre-Funded Warrants issuable in connection with the GaMee Transaction will be sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to an accredited investor.

The Company is also required under the SPA to purchase $2.0 million in GaMee tokens on the open market within 90 days of the closing of the GaMee Transaction.

The SPA will be automatically terminated if Completion has not occurred within three months of the execution date, subject to extension by mutual agreement. The SPA may also be terminated under customary circumstances, including for material breach, failure of a closing condition, or the issuance of a final non-appealable order prohibiting the GaMee Transaction. Completion of the GaMee Transaction is subject to customary closing conditions, including completion of the GaMee reorganization, receipt of required approvals, and the accuracy of representations and warranties. The SPA includes customary representations and warranties and post-closing obligations.

Shareholders Agreement

At Completion, the Company will enter into a shareholders agreement (the “Shareholders Agreement”) with Animoca Brands and GaMee Global governing the ownership and management of GaMee. The Shareholders Agreement will regulate the relationship among the GaMee Global shareholders following the GaMee Transaction and establish a governance framework, shareholder rights and restrictions.

The Shareholders Agreement provides for a three-member board of directors of GaMee Global, with the Company entitled to nominate two members as long as it holds at least 50% of the total share capital of GaMee Global, and Animoca Brands entitled to nominate one member as long as it holds at least 30% of the total share capital of GaMee Global. The Shareholders Agreement contains quorum and approval requirements for board and shareholder meetings and establishes approval mechanics for board and shareholder actions.

Certain matters designated as “Board Reserved Matters” require not only board approval but also the approval of at least one Animoca Brands-nominated director. These reserved matters include material changes to the nature of the business, material acquisitions or dispositions, entrance into material contracts, any borrowing or incurrence of debt or liability, and the initiation or settlement of material legal proceedings. In addition, specified “Shareholder Reserved Matters” require the approval of Animoca Brands, including amendments to GaMee’s constitutional documents, any increase in the issued share capital, issuances of new shares, and liquidation or winding-up actions.

The Shareholders Agreement also includes customary pre-emptive rights, restrictions on transfers of shares, rights of first refusal with respect to any shareholder proposing to transfer any shares to a third party, tag-along rights, drag-along rights, and information rights. Transfers are prohibited except in accordance with the Shareholders Agreement or articles of GaMee Global, and any transferee must execute a deed of adherence. Subject to limited exceptions for transfers to affiliates, shareholders are required to comply with rights of first refusal in favor of the non-selling shareholder. If a shareholder proposes to sell shares to a third party, the non-selling shareholder has the right to purchase all of the offered shares on the same terms. If the right of first refusal is not exercised, the selling shareholder may proceed with the third-party sale, subject to timing and pricing restrictions.

Strategic Alliance Agreement

Concurrent with the execution of the SPA, the Company entered into a five-year strategic alliance agreement (the “Strategic Alliance Agreement”) with Animoca Brands to collaborate on strategic marketing, partnership, and ecosystem-development initiatives in support of the growth of GMEE, TON and WAT tokens and of Animoca Brands’ portfolio companies. The Company and Animoca Brands will establish a joint working group composed of an equal number of representatives. Decisions of the working group require majority approval and at least one representative from each of the Company and Animoca Brands must consent. The Strategic Alliance Agreement does not contemplate a minimum financial commitment, and a specific collaboration would need to be reflected in a separate agreement.

Standstill Agreement

Concurrent with the execution of the SPA, the Company entered into a standstill agreement (the “Standstill Agreement”) that restricts for two years Animoca Brands and Mr. Yat Siu (the Executive Chairman of Animoca Brands) from acquiring additional securities of the Company (subject to limited exceptions), any acquisition of material assets, indebtedness or business of the Company, participating in any tender offer or exchange offer, merger or other business combination involving the Company, any recapitalization, restructuring or similar or other extraordinary transaction regarding the Company, soliciting proxies, forming a shareholder group, or seeking to control or otherwise influence the board of the Company.

The foregoing descriptions of the SPA, the Pre-Funded Warrant, the Shareholders Agreement, the Strategic Alliance Agreement, and the Standstill Agreement are not complete and are qualified in their entirety by reference to the full text of the SPA, form of Pre-Funded Warrant, form of Shareholders Agreement, the Strategic Alliance Agreement, and the Standstill Agreement, which are attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Side Letters

As previously disclosed, in connection with the Company’s September 2025 private placement financing (the “Sept. 2025 Private Placement Financing”), the Company entered into certain side letter agreements (each, a “Side Letter”) with certain investors in the Sept. 2025 Private Placement Financing. Each Side Letter granted an irrevocable right and option to such investor to require the Company to repurchase all the Ordinary Shares of the Company received by such investor in the Sept. 2025 Private Placement Financing in exchange for the consideration initially provided by such investor to the Company (the “Put Option”). The period in which the Put Option may be exercised varies from six to twelve months, depending on the investor, after the September 25, 2025 closing of the Sept. 2025 Private Placement Financing. In connection with the GaMee Transaction, two of the Side Letters which provided a Put Option to affiliates of Mr. Yat Siu were amended to (i) extend the period in which the Put Option may be exercised until June 30, 2026 and (ii) allow for a partial exercise of the Put Option.

Financial Statements

The audited financial statements of GaMee Global for the year ended December 31, 2024, together with the notes thereto and the auditor’s report thereon, is attached hereto as Exhibit 99.1.

The audited financial statements of GaMee Global for the year ended December 31, 2023, together with the notes thereto and the auditor’s report thereon, is attached hereto as Exhibit 99.2.

The audited financial statements of the Czech Company for the year ended December 31, 2024, together with the notes thereto and the auditor’s report thereon, is attached hereto as Exhibit 99.3.

The audited financial statements of the Czech Company for the year ended December 31, 2023, together with the notes thereto and the auditor’s report thereon, is attached hereto as Exhibit 99.4.

The unaudited pro forma condensed combined balance sheet of the Company, giving effect to the GaMee Transaction, as of September 30, 2025 and the unaudited pro forma condensed combined statements of comprehensive loss of the Company for the six months ended September 30, 2025 and for the year ended March 31, 2025, together with the notes thereto, are attached hereto as Exhibit 99.5.

Press Release

On March 19, 2026, the Company issued a press release entitled “AlphaTON Capital Acquires Controlling Interest in GAMEE, Adding 119 Million Users to its Telegram Ecosystem Portfolio”. A copy of the press release is attached hereto as Exhibit 99.6.

Forward-Looking Statements

All statements in this Form 6-K, other than statements of historical facts, including without limitation, statements regarding the Company’s plans and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “will,” “may,” “plans,” “potential,” “continues,” or similar expressions or variations on such expressions are forward-looking statements. Forward-looking statements in this Form 6-K include statements concerning, among other things, the Company’s plans to close the transactions; the Company’s expectations that Animoca Brands, prior to Completion, will conduct a reorganization to transfer 100% of the equity of the UK Company to GaMee Global; the Company’s plans to issue Ordinary Shares and Pre-Funded Warrants at Completion and pursuant to the Earn-Out Payments, and the expected timing thereof; the Company’s plans to enter into the Shareholders Agreement at Completion; the Company’s plans to establish a joint working group pursuant to the Strategic Alliance Agreement; and other statements that are not historical fact. As a result, forward-looking statements are subject to certain risks and uncertainties, including, but not limited to: the risk that the proposed transactions may not be completed in a timely manner or at all, the possibility that various closing conditions for the transactions may not be satisfied or waived, the occurrence of any event, change or other circumstance that could give rise to the termination of the agreements, the Company’s reliance on third parties, the operational strategy of the Company, the Company’s executive management team, risks from Telegram’s platform and ecosystem, the potential impact of markets and other general economic conditions, and other factors set forth in “Item 3 – Key Information – Risk Factors” in the Company’s Annual Report on Form 20-F for the year ended March 31, 2025 and included in the Company’s Form 6-Ks filed with the Securities and Exchange Commission on September 3, 2025 and January 13, 2026. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, undue reliance should not be placed on them as actual results may differ materially from these forward-looking statements. The forward-looking statements contained in this Form 6-K are made as of the date hereof, and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, except as required by law.

Exhibits

Exhibit No.	Description
10.1+*	Sale and Purchase Agreement, dated March 19, 2026, by and between AlphaTON Capital Corp and Animoca Brands Limited.
10.2	Form of Pre-Funded Warrant.
10.3	Form of Shareholders Agreement by and between AlphaTON Capital Corp, Animoca Brands Limited and Ga Mee Global Limited.
10.4	Strategic Alliance Agreement, dated March 19, 2026, by and between AlphaTON Capital Corp and Animoca Brands Limited.
10.5	Standstill Agreement, dated March 19, 2026, by and between AlphaTON Capital Corp, Animoca Brands Limited and Mr. Yat Siu.
23.1	Consent of OOP CPA & Co.
23.2	Consent of TPA Audit s.r.o.
99.1	Audited Financial Information of Ga Mee Global Limited for the year ended December 31, 2024.
99.2	Audited Financial Information of Ga Mee Global Limited for the year ended December 31, 2023.
99.3	Audited Financial Information of Gamee Mobile s.r.o. for the year ended December 31, 2024.
99.4	Audited Financial Information of Gamee Mobile s.r.o. for the year ended December 31, 2023.
99.5	Unaudited Pro Forma Condensed Combined Financial Information of AlphaTON Capital Corp.
99.6	Press Release, dated March 19, 2026.

+	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.
*	Certain portions of this exhibit (indicated by asterisks) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 20, 2026

ALPHATON CAPITAL CORP

By:	/s/ Brittany Kaiser
Brittany Kaiser
Chief Executive Officer

Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT HAS BEEN OMITTED BY MEANS OF REDACTING A PORTION OF THE TEXT AND REPLACING IT WITH [***] BECAUSE IT IS BOTH: (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SALE AND PURCHASE AGREEMENT

This Sale and Purchase Agreement (this “Agreement”) is made as of March 19, 2026 (“Effective Date”)

BETWEEN

(1)	ANIMOCA BRANDS LIMITED, a company incorporated in Hong Kong, with company number 62849450 and whose principal place of business is at 28/F Landmark South, 39 Yip Kan St, Wong Chuk Hang, Hong Kong (the “Seller”); and

(2)	ALPHATON CAPITAL CORP., a British Virgin Islands Corporation listed on The Nasdaq Capital Market under the ticker ATON and whose registered office address is at Clarence Thomas Building, Road Town, Tortola, the British Virgin Islands (the “Buyer”).

The Seller and the Buyer are each a “Party” and collectively, the “Parties.”

BACKGROUND

A.	The Seller represents the most vibrant and engaged Web3 community worldwide. It is driving digital property rights to help establish the open metaverse and its associated network effects.

B.	The Buyer is a specialized digital asset treasury company focused on building and managing a strategic reserve of TON tokens and developing the Telegram ecosystem. The Buyer implements a comprehensive treasury strategy that combines direct token acquisition, validator operations, and strategic ecosystem investments to generate sustainable returns for shareholders.

C.	The Seller owns directly all of the issued and outstanding share capital of Ga Mee Global Limited, a company incorporated in Hong Kong, with business registration number 2990256 and whose registered office is at Flat 7B Shing Hing Commercial Building, 21-27 Wing Kut Street, Central, Hong Kong (the “HK Company”) and all of the issued and outstanding share capital of Gamee Limited, a company incorporated in the United Kingdom, with company number 10584121 and whose registered office is at Bluebell House, Brian Johnson Way, Preston, United Kingdom, PR2 5PE (the “UK Company”, and together with the HK Company and the Czech Company or depending on the context, each of the UK Company, HK Company and the Czech Company, “GaMee”). GaMee has over 119 million registered users and has served over 10 billion gameplay sessions across all its platforms; it is a highly popular Web3 gaming company in the Telegram ecosystem, where it has over 61 million users.

D.	The Seller will cause the Reorganisation Transaction (as defined herein) to occur and immediately after the Reorganisation Transaction, the HK Company will become the owner of 100% of the Equity Interest (as defined herein) of the UK Company.

E.	The Seller has agreed to sell and the Buyer has agreed to buy the Sale Shares (as defined herein) and the Sale Tokens (as defined herein) subject to and on the terms and conditions of this Agreement.

OPERATIVE PROVISIONS

1.	Interpretation

1.1	The definitions and rules of interpretation in this Clause apply to this Agreement.

Accounting Firm: has the meaning given to that term in Clause 6.7.

Accounting Principles: means: being (i) with respect to the UK Company, the accounting standards applicable to small and medium-sized entities pursuant to applicable UK Laws or industry practice, as in effect from time to time; (ii) with respect to the HK Company, the Hong Kong Small and Medium-sized Entity Financial Reporting Standards, as in effect from time to time; (iii) with respect to the Czech Company, the accounting standards applicable to small and medium-sized entities pursuant to applicable Czech Laws or industry practice, as in effect from time to time; and (iv) with respect to any IFRS financial statements of the UK Company, HK Company and Czech Company, IFRS, as in effect from time to time.

Action: means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity.

Affiliate: in relation to a Party, means any other person that controls, is controlled by, or is under common control with, the Party, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

Balance Sheet Date: has the meaning given to that term in Section 6.2 of Part A of Schedule 1.

Business Day: means a day when banks in Hong Kong and New York are open for business other than a Saturday, Sunday or public holiday in Hong Kong or New York.

Buyer Shares: means ordinary shares of the Buyer which are listed on The Nasdaq Capital Market (ticker: ATON).

Buyer’s Designated Wallet: means such wallet address as may be designated in writing by the Buyer to the Seller prior to Completion.

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Buyer’s Stamp Duty: means an amount equal to 0.1% of the total maximum value of the Consideration (expressed in HK$).

Claim: means a claim under, in connection with or related to this Agreement, or the Transaction.

Company Secretary: means the company secretary of the HK Company.

Completion: means completion of the sale and purchase of the Sale Shares and the Sale Tokens and payment of the Consideration set forth in Clause 2.2(a) in accordance with this Agreement.

Completion Buyer Shares: means 99,800 Buyer Shares representing 4.99% of the Total Completion Shares.

Completion Consideration: means a total of US$3,500,000 consisting of (i) cash in an amount equal to US$1,500,000, and (ii) 2,000,000 Buyer Shares valued at US$1.00 per share, having an aggregate value of US$2,000,000 (the “Total Completion Shares”).

Completion Date: has the meaning given to that term in Clause 4.2.

Completion Pre-Funded Warrants: means the Pre-Funded Warrants exercisable for 1,900,200 Buyer Shares, being the difference between (i) the Total Completion Shares and (ii) the Completion Buyer Shares.

Conditions: has the meaning given to that term in Clause 3.1.

Consent: has the meaning given to that term in Clause 3.1(a).

Consideration: means (i) Completion Consideration and (ii) Earn-Out Payments.

Contract: means any and all contracts, leases, deeds, mortgages, licenses, instruments, notes, loans, commitments, undertakings, indentures, joint ventures, and all other agreements, commitments, and legally binding arrangements, whether written or oral.

Covenantee: has the meaning given to that term in Clause 5.4(d).

Covenantor: has the meaning given to that term in Clause 5.4(d).

Czech Company: means Gamee Mobile s.r.o., a company incorporated under the laws of the Czech Company, which is indirectly wholly-owned by the UK Company.

Data Room: means the electronic data room available at [***].

Designated Entity: means such entity as may be notified by the Seller to the Buyer at least seven (7) days prior to the anticipated date of transfer pursuant to Clause 2.3.

Disclosed: means disclosed in or under the Disclosure Documents.

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Disclosure Documents: means the documents contained in the Data Room.

Domain Name: means any Internet domain name, web address, uniform resource locator, social media handle, username or account identifier, and all goodwill associated with any of the foregoing.

Earn-Out Payments: means the First Earn-Out Payment and/or Second Earn-Out Payment, as applicable.

Earn-Out Period EBITDA: means the First Earn-Out Period EBITDA and/or Second Earn-Out Period EBITDA, as applicable.

Earn-Out Period Statements: means the First Earn-Out Period Statement and Second Earn-Out Period Statement.

EBITDA: means, for the HK Company, the net income plus, without duplication and to the extent already deducted (and not added back) in arriving at such net income, the sum of the following amounts, in each case, during any measurement period: (a) total interest expense, net of interest income; (b) provision for taxes based on income or profits, including federal, foreign, and state taxes paid or accrued during such measurement period; and (c) depreciation and amortization including any non-cash impairment charges.

Encumbrance: means any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement or claim, easement, encroachment, condition, right of way or restriction of any kind.

Equity Interest: means (a) any common, preferred, or other capital stock, limited liability company interest, or membership interest, partnership interest, or similar security; (b) any warrants, options, restricted stock units, restricted stock or other rights to, directly or indirectly, acquire any security described in Clause (a); (c) any security or instrument convertible or exchangeable, directly or indirectly, with or without consideration, into or for any security described in Clauses (a) and (b) above or another similar security (including convertible notes); and (d) any security carrying any warrant or right to subscribe for or purchase any security described in Clauses (a) through (c) above or any similar security.

Expense: means any fee, cost, expense, payment, expenditure, and Liabilities.

Financial Statements: has the meaning given to that term in Section 6.1 of Part A of Schedule 1.

First Earn-Out Payment: means:

(a)	if the First Earn-Out Period EBITDA equals or exceeds US$1,200,000, US$3,500,000; or

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(b)	if the First Earn-Out Period EBITDA is less than US$1,200,000 but greater than zero, an amount equal to US$3,500,000 multiplied by a fraction, the numerator of which is such EBITDA and the denominator of which is US$1,200,000, payable as US$2,000,000 in cash and US$1,500,000 in Buyer Shares (consisting of 1,000,000 Buyer Shares at US$1.50 per share) where the amount equals US$3,500,000, and for any lesser amount the cash and stock components shall be reduced proportionally on the basis that the cash component shall always equal 4/7 of the total First Earn-Out Payment and the stock component shall always equal 3/7 of the total First Earn-out Payment.

First Earn-Out Period: means the twelve (12)-month period beginning on the Completion Date and ending on the day immediately prior to the first anniversary of the Completion Date.

First Earn-Out Period EBITDA: means an amount equal to the EBITDA of the HK Company during the First Earn-Out Period.

First Earn-Out Period Statement: has the meaning assigned to such term in Clause 6.2(a).

GAAP: means generally accepted accounting principles in the United States in effect as of the applicable date of determination or in effect for the applicable period under consideration, as appropriate.

GaMee Business: means (a) the operation of a mobile gaming platform focused on onboarding a mass gaming audience to Web3 and (b) any other business GaMee conducts, in each case in any and all mediums engaged in by GaMee as at the Effective Date.

GaMee IP: means all Intellectual Property and Intellectual Property Rights in which GaMee has an ownership interest.

GaMee IT Assets: means all IT Assets used or held for use in the operation of the GaMee Business, including the GaMee Software and GaMee Website.

GaMee Software: means Software (including websites, smartphone or tablet applications, HTML code, and firmware and other Software embedded in hardware devices) owned, developed or under development, used or distributed by GaMee at the date of this Agreement (excluding Off-the-Shelf Software).

GaMee Website: means the website at https://www.gamee.com/.

GMEE: means the GAMEE token (ticker: GMEE).

Governmental Authority: means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

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HK$: means Hong Kong dollars, the official currency in Hong Kong.

HKIRD: means the Hong Kong Inland Revenue Department.

IFRS: means International Financial Reporting Standards as issued by the International Accounting Standards Board as adopted by the European Union.

IFRS Financial Statements: has the meaning given to that term in Section 6.1 of Part A of Schedule 1.

Information Privacy or Security Breach: means any unauthorized access, loss, corruption, or Processing of Personal Information or any information subject to a confidentiality obligation arising from any GaMee IT Assets.

Insolvency Event: with respect to any Party, means any of the following events:

(a)	(i) A resolution has been passed by the shareholders, directors or other governing body; (ii) an application has been made to any court or judicial or administrative body; (iii) an Order has been made by any court or judicial or administrative body; or (iv) a meeting of the creditors has been held or is in prospect, in each case for or in connection with the bankruptcy, winding up, liquidation or reorganisation of the Party;

(b)	the Party is unable to pay its debts as and when they fall due; or

(c)	the Party is insolvent within the meaning of any applicable Law.

Intellectual Property: means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing; (d) internet domain names, and social media account or user names (including “handles”), whether or not trademarks, all associated web addresses, URLs, websites and web pages, and all content and data thereon or relating thereto, whether or not copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein; and (h) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof.

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Intellectual Property Rights: means all rights of the following types, in any and all jurisdictions worldwide, in each case whether registered or unregistered: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, mask works, and moral rights; (b) Trademark rights and similar rights; (c) Trade Secret rights and similar rights; (d) Patent and industrial property rights and similar rights; (e) database rights and similar rights; (f) other proprietary rights in Intellectual Property; and (g) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in Clauses (a) through (f) above.

Interim Period: means the period between the date of this Agreement and the Completion Date (both dates inclusive).

IT Assets: means information technology or computer systems (including Software, hardware, equipment, databases, servers, networks, data communications lines, and telecommunications infrastructure) for the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of electronic or other data or information.

Law: means any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, standard, requirement, administrative ruling, order, ordinance, principle of common law, legal doctrine, code, regulation, statute, treaty or process.

Leases: has the meaning given to that term in Section 10.2 of Part A of Schedule 1.

Leased Real Property: has the meaning given to that term in Section 10.2 of Part A of Schedule 1.

Liabilities: means any and all liabilities, debts, guarantees, commitments, assurances, claims or obligations of any nature, whether direct or indirect, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, liquidated or unliquidated, asserted or unasserted, due or to come due, or determined or determinable, including demands, losses, Taxes, fines, costs, expenses, royalties, penalties, judgements, deficiencies, remediate or damages of any kind whether or not resulting from a third-party claim, including attorneys’ and accountants’ fees incurred in the investigation or defense of any of the same.

Longstop Date: means the date which is three (3) months from the date of this Agreement or such other date as may be agreed between the Parties in writing, including by email.

Lock-up Period: has the meaning given to that term in Clause 5.4.

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Locked Tokens: has the meaning given to that term in Clause 5.4.

Market Tokens: has the meaning given to that term in Clause 5.3.

Material Contracts: has the meaning given to that term in Section 8.1 of Part A of Schedule 1.

Order: means any award, decision, injunction, judgment, decree, settlement, order, process, ruling, subpoena or verdict (whether temporary, preliminary or permanent) entered, issued, made or rendered by any court, administrative agency, arbitrator, government authority or other tribunal of competent jurisdiction.

Off-the-Shelf Software: means commercially available off-the-shelf Software used or held for use by GaMee (a) that is not material to GaMee and (b) that has not been modified or customized for the GaMee Business.

Patents: means patents (including utility, utility model, plant and design patents and certificates of invention), patent applications (including additions, provisional, national, regional and international applications, as well as original, continuation, continuation-in-part, divisionals, continued prosecution applications, reissues, reviews and re-examination applications), patent or invention disclosures, registrations, applications for registrations and any term extension or other governmental action that provides rights beyond the original expiration date of any of the foregoing.

Permits: means all permits, licenses, franchises, approvals, authorizations, consents, registrations, certificates, variances and similar rights obtained, or required to be obtained, from, or issued, granted, given or authorized by, Governmental Authorities.

Person: means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

Personal Information: means, collectively, any information that (i) identifies (or in combination with other information may identify), relates to, describes, is capable of being associated with, or can be reasonably linked, directly or indirectly, to a natural person, computer or device; or (ii) is governed, regulated or protected by Privacy and Security Laws, and in each case, that is collected by GaMee from users of the GaMee IT Assets.

Pre-Funded Warrants: means the pre-funded Buyer Share purchase warrants, which warrants may be exercised immediately and shall expire when exercised in full, in the form of Exhibit A attached hereto.

Privacy and Security Laws: means, to the extent applicable to GaMee, any provisions of Laws regulating the Processing of Personal Information, including without limitation state data protection and breach notification Laws, the Federal Trade Commission Act, and state consumer protection Laws.

Privacy and Security Requirements: means, to the extent applicable to GaMee, all requirements under all Privacy and Security Laws.

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Process, Processed, Processes or Processing: means the access, creation, collection, use, storage, processing, transmission, receipt, import, export, protection, safeguarding, access, disposal or disclosure or other activity regarding data.

Real Property: means any real property owned by, or leased or subleased to, the Seller, together with all buildings, structures and facilities located thereon.

Receiving Party: has the meaning given to that term in Clause 4.4.

Registered IP: means all Intellectual Property Rights that are registered, filed, issued or granted under the authority of, with or by, any Governmental Authority (or other registrar in the case of Domain Names) in any jurisdiction worldwide, including all Patents, registered copyrights, registered mask works and integrated circuit topographies, registered Trademarks, registered designs, Domain Names and all applications for any of the foregoing.

Reorganisation Transaction: means the reorganisation transaction pursuant to which the entire issued share capital of the UK company will be transferred by the Seller to the HK Company.

Sale Shares: means 60 ordinary shares, representing 60% of the total issued share capital in the HK Company.

Sale Tokens: means (i) 878,048,199.87 units of GMEE, being 51% of the total number of GMEE held by the Seller in treasury as at 28 February 2026; and (ii) 20,478,118,311.60 units of WAT, being 51% of the total number of WAT held by the Seller in treasury as at 28 February 2026.

Second Earn-Out Payment: means:

(a)	if the Second Earn-Out Period EBITDA equals or exceeds US$1,600,000, US$4,000,000; or

(b)	if the Second Earn-Out Period EBITDA is less than US$1,600,000 but greater than zero, an amount equal to US$4,000,000 multiplied by a fraction, the numerator of which is such EBITDA and the denominator of which is US$1,600,000, payable as US$2,000,000 in cash and US$2,000,000 in Buyer Shares (consisting of 1,000,000 Buyer Shares at US$2.00 per share) where the amount equals US$4,000,000, and for any lesser amount the cash and stock components shall be reduced proportionally on the basis that the cash component shall always equal 1/2 of the total Second Earn-Out Payment and the stock component shall always equal 1/2 of the total Second Earn-out Payment.

Second Earn-Out Period: means the twelve (12)-month period beginning on the day immediately following the end of the First Earn-Out Period and ending on the day immediately prior to the second anniversary of the Completion Date.

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Second Earn-Out Period EBITDA: means an amount equal to the EBITDA of the HK Company during the Second Earn-Out Period.

Second Earn-Out Period Statement: has the meaning assigned to such term in Clause 6.2(b).

Seller’s Bank Account: means the following bank account:

Name of Beneficiary: Animoca Brands Limited

Name of Bank: [***]

Address of Bank : [***]

Bank Swift Code : [***]

Bank Account No.: [***]

Bank Code: [***]

Branch Code: [***]

Beneficiary address: 28/F Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong

Seller’s Knowledge: means the actual or constructive knowledge of the Seller, where constructive knowledge means knowledge that the Seller would have obtained after having made reasonable enquiries of the directors and executive officers of GaMee.

Seller’s Stamp Duty: means an amount equivalent to the Buyer’s Stamp Duty.

Seller Tokens: means the total number of GMEE and WAT held by the Seller in treasury, excluding (i) the Sale Tokens; (ii) any GMEE or WAT which is required to be transferred, sold, distributed or released pursuant to any agreement or arrangement entered into in respect of those tokens prior to Completion; and (iii) any GMEE or WAT which is required to be transferred, sold, distributed or released for the purposes of operating the GaMee Business (including without limitation any game operated by Gamee).

Sending Party: has the meaning given to that term in Clause 4.4(b).

Service Providers: means any directors, officers, employees, and independent contractors of GaMee.

Shareholders Agreement: means the agreed form shareholders agreement to be entered into by the Buyer, Seller and the HK Company in respect of post-Completion shareholder and governance matters of the HK Company.

Software: means all (a) computer programs, applications, systems and code, including software implementations of algorithms, models and methodologies, program interfaces, and source code and object code, (b) Internet and intranet websites, databases and compilations, including data and collections of data, whether machine-readable or otherwise, (c) development and design tools, library functions and compilers, (d) technology supporting websites, and the contents and audiovisual displays of websites, and (e) media, documentation and other works of authorship, including user manuals and training materials, relating to or embodying any of the foregoing or on which any of the foregoing is recorded.

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Stock Transfer Forms: means the instruments of transfer and/or bought and sold notes in their standard form, as commonly used for transfer of shares in the HK Company and as provided by the Seller to the Buyer.

Taxes: means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

Taxing Authority: means, with respect to any Tax, the Governmental Authority or political subdivision thereof that is competent to impose, administer, levy or assess such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Authority or subdivision, including any governmental or quasi-Governmental Authority or agency that is competent to impose, administer, levy or assess, or is charged with collecting, Taxes.

Tax Return: means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Tax Items: has the meaning set forth in Section 14.1(a) of Part A of Schedule 1.

TON: means Toncoin (ticker: TON).

Trade Secrets: means trade secrets and confidential information, including all source code, documentation, know how, processes, technology, formulae, customer lists, business and marketing plans, inventions (whether or not patentable) and marketing information.

Trademarks: means trademarks, service marks, trade names, trade dress, certification marks, distinguishing guises, logos, corporate names, rights in business and get-up and other source or business identifiers (in each case whether or not registered) and any registration, application, renewal and extensions of each of the foregoing and all goodwill associated with each of the foregoing.

Transaction: means the transaction which is the subject of this Agreement.

Virus: means any “malware,” “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions (a) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or enabling or providing unauthorized access to, Software, IT Assets, or any other device on which such code is stored or installed; or (b) damaging, destroying, encrypting, or rendering unusable any data or file without the consent of the owner of such data or file.

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Warranties: means the warranties set out in Schedule 1.

WAT: means the WAT token (ticker: WAT).

1.2	Unless the context otherwise requires, references to Clauses, Schedules and Exhibits are to the Clauses of, Schedules to and Exhibits to this Agreement and references to paragraphs are to paragraphs of the relevant Schedule. The Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Schedules.

1.3	This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns, and references to a Party shall include that Party's successors and permitted assigns.

1.4	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established. A reference to a person shall include a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.5	Unless expressly provided otherwise in this Agreement, a reference to writing or written includes fax and email.

1.6	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.7	References to a document in agreed form are to that document in the form agreed by the Parties and initialled by them or on their behalf for identification.

1.8	Unless otherwise provided, a reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force as at the date of this Agreement. A reference to a statute or statutory provision shall include all subordinate legislation made as at the date of this Agreement under that statute or statutory provision.

1.9	The word “or” is not exclusive and shall have the meaning commonly ascribed to the term “and/or”.

1.10	The words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole.

1.11	References to “day”, “month” and “year” mean calendar day, calendar month and calendar year unless otherwise specified.

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1.12	The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

2.	Sale and purchase

2.1	At Completion, the Seller shall sell and the Buyer shall buy the Sale Shares and the Sale Tokens with full title guarantee and free from all Encumbrances, together with all rights attached or accruing to them.

2.2	As consideration for the acquisition of the Sale Shares and the Sale Tokens, the Buyer shall pay, deliver, allot, issue or sell to the Seller or the Designated Entity (as the case may be), or procure the payment, delivery, allotment, issue or sale to the Seller or the Designated Entity (as the case may be) of the following forms of considerations:

(a)	at Completion, the Completion Consideration;

(b)	the First Earn-Out Payment, if applicable, in accordance with Clause 6.1; and

(c)	the Second Earn-Out Payment, if applicable, in accordance with Clause 6.1.

2.3	The Buyer acknowledges and agrees that if so directed by the Seller prior to Completion or the applicable payment date for each Earn-Out Payment (as the case may be), the Buyer shall allot, issue or sell, or procure the allotment, issue or sale of, the Completion Pre-Funded Warrants, First Earn-Out Payment or Second Earn-Out Payment, as applicable, to the Designated Entity, provided that for the avoidance of doubt, if no such direction is received from the Seller, then the Completion Pre-Funded Warrants, the First Earn-Out Payment and the Second Earn-Out Payment shall be allotted and issued to the Seller.

2.4	Prior to Completion, the Seller shall have taken or caused to be taken the actions required for the Reorganisation Transaction.

3.	Conditions to completion

3.1	Completion is subject to and conditional upon each of the following conditions (the “Conditions”) being satisfied (or waived in accordance with Clause 3.7) by or before 6.00pm on the Longstop Date, and remaining satisfied (or waived in accordance with Clause 3.7) as at the time set for Completion:

(a)	Each Party’s obligations to consummate the Transaction are subject to the following Conditions:

(i)	The completion of the Reorganisation Transaction.

(ii)	Each Party having obtained all necessary consents and approvals from Governmental Authorities for the Transaction and Completion (together, “Consents”), and all such Consents not having been revoked or withdrawn.

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(iii)	The Transaction not being prohibited by any Law or Order which is applicable to the Transaction, GaMee, the Designated Entity or any Party.

(iv)	No Party having received notice of any claim, injunction, order or notice restraining or prohibiting the entering into or the consummation of the Transaction or seeking damages or other recourse in respect thereof, or notice that any of the foregoing is pending or threatened.

(b)	The Seller’s obligations to consummate the Transaction are subject to the following Conditions:

(i)	All representations and warranties made by the Buyer being and remaining true and correct in all material respects, and all covenants of the Buyer having been performed or complied with in all material respects, in each case pursuant to the terms of this Agreement.

(c)	The Buyer’s obligations to consummate the Transaction are subject to the following Conditions:

(i)	All representations and warranties made by the Seller being and remaining true and correct in all material respects, and all covenants of the Seller having been performed or complied with in all material respects, in each case pursuant to the terms of this Agreement.

(ii)	There having been no breach or violation by the Seller of any of its material obligations or covenants under this Agreement during the Interim Period.

3.2	This Agreement shall automatically terminate and cease to have effect (except as provided in Clause 3.3) at 6.00pm on the Longstop Date, if any of the Conditions are not or cease to be satisfied by or before then (and such Condition has not been waived in accordance with Clause 3.7).

3.3	If this Agreement terminates in accordance with Clause 3.2, or is terminated pursuant to Clause 4.6, it will immediately cease to have any further force and effect except for:

(a)	any provision of this Agreement that expressly is intended to come into or continue in force on or after termination (including Clause 1 (Interpretation), this Clause 3.3, Clause 8 (Limitations on liability), Clause 9 (Confidentiality and announcements) to Clause 18 (Governing law and jurisdiction) (both inclusive)), each of which shall remain in full force and effect; and

(b)	any rights, remedies, obligations or liabilities of the Parties that have accrued up to the date of termination, including the right to claim damages in respect of any breach of the Agreement which existed at or before the date of termination.

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3.4	The Parties shall use reasonable endeavours to:

(a)	procure (so far as it lies within their respective powers so to do) that the Conditions are satisfied as soon as practicable and in any event no later than the Longstop Date;

(b)	provide such information and assistance as may be necessary for the other Party to diligence the Transaction and the parties involved in the Transaction during the Interim Period, such as, where relevant to the Transaction, providing reasonable access to its facilities, records and customers; and

(c)	in the case of the Seller only, conduct the business of the HK Company and the UK Company (i) in the ordinary course and maintain the business of the HK Company and the UK Company as a going concern in accordance with past practice during the Interim Period and (ii) in accordance with Schedule 2 during the Interim Period.

3.5	Each Party shall promptly notify the other Party in writing if it becomes aware of any fact, event, matter or circumstance that has prevented or might reasonably be expected to prevent any of the Conditions from being satisfied by or before the Longstop Date.

3.6	In connection with the satisfaction of each Condition, each Party shall, if so required by the other Party, provide such evidence of satisfaction as the other Party may reasonably require.

3.7	Each Party may, by notice in writing to the other Party waive any of the Conditions in Clause 3.1, to the extent such Condition(s) have not been satisfied by the other Party.

4.	Completion

4.1	Unless this Agreement has been terminated in accordance with its terms, Completion shall take place remotely on the Completion Date.

4.2	The Completion Date shall be the date which is thirty (30) calendar days from the date of this Agreement, unless:

(a)	the Conditions (or any of them) are not satisfied (and have not been waived in accordance with Clause 3.7) by that date, in which event the Completion Date shall be:

(i)	the third Business Day following the date on which all of the Conditions are satisfied or (as the case may be) waived (provided such satisfaction or waiver occurs no later than the Longstop Date); or

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(ii)	any other date agreed by the Parties in writing (including by email); or

(b)	Completion is deferred in accordance with Clause 4.6, in which event the Completion Date shall be the date to which Completion is so deferred.

4.3	Subject to Clause 4.4:

(a)	at Completion, the Seller shall:

(i)	transfer the Sale Tokens to the Buyer’s Designated Wallet;

(ii)	deliver an executed counterpart to the Shareholders Agreement to the Buyer and the HK Company;

(iii)	provide written evidence to the Buyer that any amount owing or payable by the HK Company to the Seller immediately prior to Completion has been irrevocably and unconditionally waived and forgiven by the Seller at Completion;

(iv)	transfer the Sale Shares to the Buyer, including execution of the Stock Transfer Forms for the transfer of Sale Shares in favour of the Buyer; and

(v)	deliver to the Buyer a certified true copy of the written resolutions of the board of directors of the HK Company being duly passed which approves (among others) the registration of the transfer of the Sale Shares from the Seller to the Buyer, the cancellation of the share certificate of the Sale Shares held by the Seller (if any), and the issue of the share certificate of the Sale Shares to be held by the Buyer (if any).

(b)	at Completion, the Buyer shall:

(i)	deliver to the Seller or the Designated Entity (as the case may be) Completion Consideration; and

(ii)	deliver an executed counterpart to the Shareholders Agreement to the HK Company.

4.4	With respect to the transfer or receipt of any digital assets under Clause 4.3, the Buyer (in its capacity as the “Receiving Party” of digital assets):

(a)	Acknowledges and agrees that the Buyer bears sole responsibility for ensuring that the Buyer’s Designated Wallet is current, accurate and capable of receiving the Sale Tokens and for ensuring the safe custody and security of all assets received or held in such wallet as well as any login or private key information in relation to such wallet; and

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(b)	irrevocably releases the Seller (in its capacity as the “Sending Party” of digital assets) from any liability or obligations arising from any loss or damage suffered by the Receiving Party as a result of any loss, inaccessibility or irretrievability of any digital assets delivered in connection with the Transaction, provided that such digital assets have been sent the Buyer’s Designated Wallet and the Sending Party shall not have any obligation, requirement or liability to send any additional amounts of digital assets, in excess of the amounts specified in this Agreement, to the Receiving Party in such circumstances.

4.5	In respect of Completion, the obligations of the Parties under Clause 4.3 of this Agreement are interdependent and no Party shall be required to perform its obligations under Clause 4.3 of this Agreement unless the other Party performs its obligations simultaneously or as near simultaneously as possible on Completion.

4.6	If a Party does not comply with its obligations in Clause 4.3 in any material respect, the other Party may (at its sole discretion and without prejudice to any other rights or remedies it has, including the right to claim damages for breach of this agreement):

(a)	waive the non-compliance and proceed to Completion;

(b)	defer Completion to a date no later than the Longstop Date; or

(c)	terminate this Agreement by notice in writing to the other Party (in which case Clause 3.3 shall apply).

4.7	In the event that Completion is deferred in accordance with Clause 4.6(b), this Clause 4 applies to a Completion so deferred as it applies where Completion has not been deferred.

5.	Post-Completion obligations

5.1	At or immediately following Completion, the Seller shall instruct and procure that the Company Secretary to, subject to receipt of the Stock Transfer Forms duly completed and executed by the Buyer and the Buyer’s Stamp Duty, arrange stamping of the Stock Transfer Forms at the HKIRD as soon as practicable and by such deadline as specified by the HKIRD. The Parties acknowledge and agree that:

(a)	the stamp duty payable to the HKIRD shall be borne by the Parties in equal proportions (meaning that the Buyer shall be responsible for the Buyer’s Stamp Duty, and the Seller shall be responsible for the Seller’s Stamp Duty, plus fixed stamp of HK$5 on instrument of transfer if applicable); and

(b)	the Buyer shall, at Completion, provide originals of the Stock Transfer Forms as duly completed and executed by it to the Seller or any other person designated by the Seller and arrange payment of the Buyer’s Stamp Duty to the Seller by wire transfer in immediately available funds to the Seller’s Bank Account, which the Seller shall forthwith use for the sole purpose of paying stamp duty to the HKIRD, and provided that in the event that the HKIRD determines that the final stamp duty payable in relation to the transfer of the Sale Shares is less than the aggregate of the Buyer’s Stamp Duty and the Seller’s Stamp Duty, the Seller shall immediately refund the respective portion of such excess amount to the Buyer.

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5.2	Subject to the Stock Transfer Forms having been duly stamped by the HKIRD, the Seller shall immediately instruct and procure that the Company Secretary to as soon as practicable:

(a)	update the books and records of the HK Company, including without limitation the register of members and the register of significant controllers, such that the Buyer is the registered shareholder of the Sale Shares on the same day of stamping by the HKIRD;

(b)	deliver a certified true copy (certified by the Company Secretary) of the updated register of members and the updated register of significant controllers of the HK Company to the Buyer as evidence of its legal ownership of the Sale Shares;

(c)	deliver the original share certificate in respect of the Sale Shares registered under the name of the Buyer (if any); and

(d)	to the extent required by Law, make the requisite filings with the relevant government authorities or other body in Hong Kong, including without limitation the Hong Kong Companies Registry.

5.3	Within ninety (90) days after Completion, the Buyer shall acquire from the open market US$2,000,000 of GMEE (the “Market Tokens”) and provide evidence to the Seller that it has acquired the Market Tokens in accordance with the provisions hereunder.

5.4	In addition

(a)	the Buyer covenants and agrees that it shall hold:

(i)	all Sale Tokens in treasury and lock-up for a period of no less than six (6) months from the Completion Date; and

(ii)	all Market Tokens in treasury and lock-up for a period of no less than six (6) months from the date of acquisition; and

(b)	the Seller covenants and agrees that it shall hold all Seller Tokens in treasury and lock-up for a period of no less than six (6) months from the Completion Date.

(each such six-month period in Clause 5.4(a)(i) and 5.4(a)(ii) being the “Lock-up Period” and tokens which are subject to any of the foregoing Lock-up Periods shall be the “Locked Tokens”); and

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(c)	neither the Buyer nor the Seller shall trade, dispose of or transfer any of their respective Locked Tokens during the Lock-up Periods which applies to such Locked Tokens; and

(d)	each Party (the “Covenantor”) shall provide the other Party (the “Covenantee”) with the address of each wallet in which the its Locked Tokens are held, so that the Covenantee can monitor and verify that none of those tokens have been withdrawn or traded out of treasury in breach of the provisions hereunder. In the event that the Covenantee identifies any withdrawal or trading of any Locked Tokens in breach of the provisions hereunder, the Covenantee shall have the right to demand that the Covenantor shall, and the Covenantor shall immediately upon receipt of any such written demand from the Covenantee, replenish the relevant number of GMEE or WAT (as the case may be) so as to restore the number of tokens in treasury to the same number as was held in treasury had the withdrawal or trading in question not occurred.

6.	Earn-Out Payments

6.1	The Earn-Out Payments, if any, shall be transferred by the Buyer to the Seller in accordance with this Clause 6 and this Agreement. The Earn-Out Payments, if any, shall be transferred by the Buyer to the Seller within ten (10) Business Days after the calculation of such Earn-Out Payments becomes final and binding upon the Parties in accordance with Clause 6.5. The Earn-Out Payments (if any) may, at the election of the Seller and on prior written notice to the Buyer, be made in the form of Buyer Shares, Pre-Funded Warrants or any combination thereof and the Buyer shall make or procure that the Earn-out Payments are made in the manner elected by the Seller in accordance with this Clause 6.1.

6.2	The Buyer shall, or shall cause the HK Company to, deliver to the Seller unaudited financial statements of the Company with respect to:

(a)	the First Earn-Out Period, together with a statement from the Buyer setting forth its calculation of First Earn-Out Period EBITDA and First Earn-Out Payment, calculated in accordance with the terms of this Agreement (together, the “First Earn-Out Period Statement”) no more than forty-five (45) calendar days after the First Earn-Out Period expires; and

(b)	the Second Earn-Out Period, together with a statement from the Buyer setting forth its calculation of Second Earn-Out Period EBITDA, calculated in accordance with the terms of this Agreement (together, the “Second Earn-Out Period Statement”) no more than forty-five (45) calendar days after the Second Earn-Out Period expires.

6.3	The calculation of Earn-Out Period EBITDAs shall be determined consistently with past practice of the Seller and the definitions of such terms set forth herein, and no Party shall take into consideration any adjustment in the value of assets and liabilities due to the application of GAAP for purchase accounting in accordance with FAS 141R.

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6.4	During each thirty (30)-day period following the Seller’s receipt of the applicable Earn-Out Period Statement (each being the “Review Period”), the Seller and its advisors (including its accountants) shall be permitted to review the working papers of the HK Company, the Buyer, and their respective advisors (including their accountants) relating to the applicable Earn-Out Period Statement, and those books and records of the HK Company relevant to the preparation of the statement; provided, that the Seller and its advisors (including its accountants) shall have executed all confidentiality agreements and release letters reasonably requested by the accountants of the HK Company or the Buyer in connection therewith, in addition to any other confidentiality obligations binding on the Seller.

6.5	Each Earn-Out Period Statement shall become final and binding upon the Parties immediately after expiry of the relevant Review Period, unless the Seller gives a valid Notice of Disagreement in accordance with Clause 6.6, in which case the Earn-Out Period Statement shall become final and binding upon the Parties for all purposes under this Agreement on the earlier of:

(a)	the date the Buyer and the Seller resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement; or

(b)	the date any disputed matters are finally resolved in writing by the Accounting Firm as set forth in Clause 6.7.

6.6	If the Seller disagrees with any aspect of an Earn-Out Period Statement, it shall give written notice of its disagreement with such statement (a “Notice of Disagreement”) to the Buyer within the relevant Review Period. The Seller may only deliver one (1) Notice of Disagreement with respect to each of the Earn-Out Period Statements, and the Seller shall not raise any disagreements with such statement other than the disagreements set forth in such Notice of Disagreement, nor shall the Seller subsequently increase the amount of any item of disagreement; provided, that the foregoing shall not be construed to prohibit or restrict the Seller from subsequently providing additional information supporting its items of disagreement set forth in such Notice of Disagreement. Any Notice of Disagreement shall be signed by the Seller and shall:

(a)	specify in reasonable detail the nature of any disagreement so asserted; and

(b)	specify what the Seller reasonably believes is the correct amount of the Earn-Out Period EBITDA or Earn-Out Payment, as applicable, including a reasonably detailed description of the adjustments applied to the Earn-Out Period EBITDA or Earn-Out Payment in calculating such amounts.

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6.7	During the thirty (30)-day period following the delivery of any Notice of Disagreement (as may be extended by the Buyer and the Seller in writing, including by email) (the “Resolution Period”), the Buyer and the Seller shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in such Notice of Disagreement. During such period, the Buyer and its advisors (including its accountants) shall have reasonable access at reasonable times to the working papers of the Seller and its advisors (including its accountants) prepared in connection with the Notice of Disagreement; provided, that the Buyer and its advisors (including its accountants) shall have executed all confidentiality agreements and release letters reasonably requested by the Seller’s accountants in connection therewith, in addition to any other confidentiality obligations binding on the Buyer. If the Buyer and the Seller are not able to resolve such differences by the end of such Resolution Period, then the Buyer and the Seller shall submit for resolution any and all matters that remain in dispute and that were properly included in the Notice of Disagreement, in the form of written briefs prepared by each of the Seller and the Buyer, to the office of any of BDO Global, RSM US LLP, or Grant Thornton LLP (provided, that such firm has not served as accountants for the HK Company, the Seller or the Buyer within the three (3) years prior to the date of submission of any such dispute), or, if no such firm is able or willing to serve, the office of an impartial nationally recognized firm of independent certified public accountants that has not served as accountants for the HK Company, the Seller or the Buyer within the three (3) years prior to the date of submission of any such dispute (the “Accounting Firm”). The Seller and the Buyer shall jointly instruct the Accounting Firm that it (A) shall act as an expert and not as an arbitrator, (B) shall review only the matters that were properly included in the Notice of Disagreement and that remain unresolved, (C) shall not render a decision on any amount, which decision assigns a value to such amount that is lower than the lowest value assigned to such amount in either the applicable Earn-Out Period Statement or Notice of Disagreement, or that is greater than the greatest value assigned to such amount in either the applicable Earn-Out Period Statement or Notice of Disagreement, (D) shall make its determination in accordance with the requirements of this Clause 6, and (E) shall render its decision within thirty (30) days from the submission to it of the matters that remain unresolved. The determination of the Accounting Firm made in accordance with this this Clause 6 shall be final and binding on the Buyer and the Seller. Judgment may (at the option of the Buyer or the Seller) be entered upon the determination of the Accounting Firm in any court having jurisdiction over the Party or Parties against which such determination is to be enforced.

6.8	The Expenses of the Accounting Firm incurred pursuant to Clause 6.7 shall be allocated between the Buyer, on the one hand, and the Seller, on the other hand, in equal proportions. The Expenses of the Buyer incurred in connection with its preparation of an Earn-Out Period Statement, and its review of any Notice of Disagreement, and its preparation of its written brief submitted to the Accounting Firm, if any, shall be borne by the Buyer, and the Expenses of the Seller incurred in connection with its review of an Earn-Out Period Statement and its preparation of any Notice of Disagreement, and its preparation of its written brief submitted to the Accounting Firm, if any, shall be borne by the Seller.

6.9	The right of the Seller to receive the Earn-Out Payments, if any, is in each case (A) solely a contractual right and shall not be evidenced by a certificate, and does not constitute a security or other instrument, (B) may not be sold, assigned, transferred, pledged, encumbered, or in any other manner transferred or disposed of, in whole or in part other than in accordance with the terms of this Agreement, (C) does not represent any equity or ownership interest in the Buyer, and (D) does not give the Seller any right to receive interest payments.

6.10	The Earn-Out Payments, if any, shall each be considered additional purchase price consideration for the Sales Shares and Sale Tokens and is not compensation for services.

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6.11	The representations and warranties set forth in paragraph 1 and paragraph 18 of Part A of Schedule 1 (with references to Completion Buyer Shares or Completion Pre-Funded Warrants deemed to refer to any Buyer Shares or Pre-Funded Warrants payable as part of an Earn-Out Payment) shall be deemed repeated by the Seller immediately prior to payment of the applicable Earn-Out Payment as if made on and as of such date, and payment of the relevant Earn-Out Payment shall be conditional upon such representations and warranties being true, accurate and not misleading. The representations and warranties set forth in paragraph 2 of Part B of Schedule 1 shall be deemed repeated by the Buyer immediately prior to payment of each Earn-Out Payment (if applicable) as if made on and as of such date.

6.12	If, during the period between the date of this Agreement and the payment date of the Second Earn-Out Payment, there is any change to the outstanding Buyer Shares (such as the number or class of outstanding Buyer Shares being different) by reason of the occurrence or record date of any stock split, reverse stock split, dividend (including any dividend or other distribution of securities convertible into any such shares), reorganization, recapitalization, reclassification, combination, consolidation, exchange of shares or other like change, all references herein to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or prices therefor) affected thereby, shall be equitably adjusted as necessary to reflect, without duplication, any such change.

7.	Warranties

7.1	The Seller represents and warrants to the Buyer that, each Warranty set forth in Part A of Schedule 1 is true, accurate and not misleading as of this Agreement and as of each date during the Interim Period.

7.2	The Buyer represents and warrants to the Seller that each Warranty set forth in Part B of Schedule 1 is true, accurate and not misleading as of this Agreement and as of each date during the Interim Period.

8.	Indemnity

8.1	Without limiting any other rights or remedies a Party may have, each Party shall indemnify the other Party against all liabilities, damages, losses, fines, expenses and costs (including all interest, penalties, legal costs (calculated on a reasonable basis) and reasonable professional costs and expenses) suffered or incurred by the other Party as a result of or in connection with any material breach of this Agreement (including any breach of Warranty) by or on behalf of such Party, provided that each Party’s aggregate liability to the other Party shall be limited to an amount equal to the aggregate Consideration actually paid by the Buyer to the Seller under this Agreement as of the date of such material breach.

8.2	Notwithstanding Clause 8.1 and subject to Clause 9, the Seller shall indemnify the Buyer against all liabilities, damages, losses, fines, expenses and costs (including all interest, penalties, legal costs) suffered or incurred by the Buyer as a result of or in connection with the Reorganisation Transaction.

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9.	Limitations on liability

9.1	To the maximum extent permitted by Law:

(a)	the aggregate liability of a Party for all Claims shall not exceed an amount equal to the total value of the Consideration actually paid by the Buyer to the Seller under this Agreement; and

(b)	neither Party shall be liable for any indirect, incidental, special, exemplary or consequential damages, or damages for lost profits, lost revenues, lost savings, lost business opportunity, loss of data or goodwill, service interruption, damage to reputation, changes in the price of any tokens, computer damage or system failure, whether based on warranty, contract, tort (including negligence), product liability or any other legal theory, and whether or not the Party has been informed of the possibility of such damage.

9.2	A Party shall not be liable for any Claim unless:

(a)	such Party’s liability in respect of that Claim exceeds US$100,000; and

(b)	the amount of the such Party’s liability in respect of that Claim, either individually or when aggregated with their liability for all other Claims (other than those excluded under Clause 8.2(a)), exceeds US$500,000, in which case such Party shall be liable for the whole amount of the Claim and not just the amount above the threshold specified in Clause 8.2(a).

9.3	Any and all liability of the Seller arising under or in connection with this Agreement may be settled solely and entirely by way of the transfer of the relevant portion of the Consideration to the Buyer or any other person nominated by the Buyer at nominal consideration. Any and all liability of the Buyer arising under or in connection with this Agreement may be settled solely and entirely by way of the transfer of the Sale Shares and Sale Tokens (or the relevant portion thereof) to the Seller or any other person nominated by the Seller at nominal consideration.

9.4	No Party shall be liable for a Claim unless notice in writing summarising the nature of the Claim (in so far as it is known) and, as far as is reasonably practicable, the amount claimed, has been given by or on behalf of the other Party on or before the first (1st) anniversary of Completion, save for any Claim regarding the payment or amount of any Earn-Out Payment.

9.5	The Seller shall have no liability in respect of any Claim if and to the extent that such Claim arises from facts, events or circumstances which have been Disclosed.

10.	Confidentiality and announcements

10.1	Except to the extent required by Law or Order:

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(a)	no Party shall at any time disclose to any person (other to the respective directors, officers, employees or professional advisors of the receiving Party or such Party’s Affiliates on a strictly need-to-know basis) the terms of this Agreement or any trade secret, know how or other non-public information relating to the Transaction, the HK Company or the disclosing Party, or make any use of such information other than to the extent necessary for the purpose of exercising its rights or performing its obligations under this Agreement; and

(b)	no Party shall make, or permit any person to make, any public announcement, communication or circular concerning this Agreement or the Transaction (or any relating thereto) without the prior written consent of the other Party.

10.2	Notwithstanding Clause 10.1, the Parties may, at any time after Completion, announce the Transaction or matters relating thereto, provided that the content of such announcement has been agreed in advance between both Parties.

11.	Further assurance

At its own expense, each Party shall (and shall use reasonable endeavours to procure that any relevant third party shall) promptly execute and deliver such documents and perform such acts as may be required from time to time for the purpose of giving full effect to this Agreement.

12.	Assignment

No Party shall assign, transfer, novate, mortgage, charge, declare a trust in, or deal in any other manner with any or all of their rights and obligations under this Agreement without the prior written consent of the other Party. Any dealing in contravention of this Clause shall be null and void ab initio.

13.	Entire agreement

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations and understandings among them, whether written or oral, relating to the subject matter of this Agreement.

14.	Variation and waiver

14.1	No variation of this Agreement shall be effective unless it is in writing and signed by the Parties.

14.2	No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by Law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy. A waiver of any right or remedy under this Agreement or by Law is only effective if it is in writing.

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14.3	Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by Law.

15.	Costs

Except as expressly provided in this Agreement, each Party shall pay its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the Transaction.

16.	Notices

16.1	A notice given to a Party under or in connection with this Agreement shall be in writing and shall be delivered by hand or sent by pre-paid first-class post (or another next working day delivery service) in either case to that Party's registered office, or sent by email to that Party’s specified email address.

16.2	A notice is deemed to have been received if delivered by hand, at the time the notice is left at the proper address, or if sent by email, at the time of receipt, or if sent by pre-paid first class post (or another next working day delivery service), on the second Business Day after posting, unless such deemed receipt would occur outside business hours (meaning 9.00am to 6.00pm Monday to Friday on a day that is not a public holiday in the place of receipt), in which case receipt will occur when business hours resume in the place of receipt.

17.	Severance

If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but any such deletion shall not affect the validity and enforceability of the rest of this Agreement.

18.	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same instrument. In the event that any signature (in relation to this Agreement or any other document required to give effect to this Agreement) is delivered by email delivery of a “.pdf” or other similar format data file or in the event that said signature be an electronic or digital signature, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature or electronic or digital signature was an original thereof.

19.	Governing law and jurisdiction

19.1	This Agreement shall be construed and enforced in accordance with the laws of Hong Kong without giving effect to applicable conflicts of laws principles.

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19.2	Subject to Clause 6.6, any dispute, controversy , difference, or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach, or termination thereof, or any dispute regarding non-contractual obligations arising out of or relating to it, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration Clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be one (1). The arbitration proceedings shall be conducted in English.

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IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorised representatives as of the Effective Date.

For and on behalf of

Animoca Brands Limited

/s/ Alan Lau

Name: Alan Lau

Title: Chief Business Officer

For and on behalf of

AlphaTON Capital Corp.

/s/ Brittany Kaiser

Name: Brittany Kaiser

Title: Chief Executive Officer

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SCHEDULE 1

(REPRESENTATIONS AND WARRANTIES)

Part A – Warranties of the Seller

1.	Organization and Authority; No Restriction

1.1	The Seller is a company duly incorporated and validly existing under the Laws of Hong Kong.

1.2	The Seller has the requisite power and authority to enter into and perform this Agreement and the documents referred to in it to which it is a party, and all such documents constitute valid, legal and binding obligations on the Seller in accordance with their respective terms.

1.3	The Seller has taken all necessary corporate or other action to authorize the execution of, and performance by it of its obligations under the Agreement and the documents referred to in it to which it is a party.

1.4	The Seller has obtained all necessary consents and approvals from Governmental Authorities for the Transaction and Completion (together, “Consents”), and all such Consents have not been revoked or withdrawn.

1.5	The Transaction has not been or is not prohibited by any Law or Order which is applicable to the Transaction, GaMee or the Seller.

1.6	The Seller has not received notice of any claim, injunction, order or notice restraining or prohibiting the entering into or the consummation of the Transaction or seeking damages or other recourse in respect thereof, or notice that any of the foregoing is pending or threatened.

2.	Insolvency

No Insolvency Event has occurred in respect of the Seller.

3.	Brokers

No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Seller.

4.	The Sale Shares

4.1	The Sale Shares have been duly and validly authorised and issued and are credited as fully paid and free and clear of all Encumbrances, subject only to the articles of association of the HK Company.

4.2	The Seller is the sole legal and beneficial owner of the Sale Shares and has all necessary title, rights and/or interests to transfer the Sale Shares to the Buyer, free and clear of all Encumbrances.

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4.3	The Sale Shares represent 60% of the total issued share capital of the HK Company. Following Completion, the Buyer shall own 60% of the total issued share capital of the HK Company and the Seller shall own 40% of the total issued share capital of the HK Company.

4.4	The Seller has obtained all Consents necessary to enable the transfer of the Sale Shares to the Buyer.

5.	The Sale Tokens

5.1	The Seller is the sole legal and beneficial owner of the Sale Tokens and has the necessary title, rights and/or interests in and to the Sale Tokens to transfer the Sale Tokens to the Buyer free from all Encumbrances.

5.2	The Sale Tokens represent 51% of all GMEE held in treasury by the Seller as at 28 February 2026 and 51% of all WAT held in treasury by the Seller as at 28 February 2026.

6.	Financial Statements; Undisclosed Liabilities

6.1	True, accurate and complete copies of the following financial statements (the “Financial Statements”) have been Disclosed:

(a)	For the HK Company, (i) the audited financial statements consisting of the balance sheet and the related statements of income and financial position for the year ended December 31, 2022; and (ii) the unaudited management accounts for the years ended December 31, 2023 and December 31, 2024;

(b)	For the UK Company, the audited financial statements consisting of the statements of comprehensive income and financial position for the years ended December 31, 2022, December 31, 2023 and December 31, 2024;

(c)	For the Czech Company, the audited financial statements consisting of the balance sheet and the related statements of income and financial position for the years ended December 31, 2022, December 31, 2023 and December 31, 2024; and

(d)	For each of the HK Company, the UK Company and the Czech Company, the respective audited IFRS standalone financial statements consisting of the balance sheet and the related statement of income and financial position for the year ended December 31, 2024 (together “the IFRS Financial Statements”).

6.2	The Financial Statements have been prepared in all material respects in accordance with the relevant Accounting Principles applied on a consistent basis throughout the period involved. The Financial Statements are based on the books and records of GaMee, as applicable, and fairly present in all material respects the financial condition of GaMee as of the respective dates they were prepared and the results of the operations of GaMee for the periods indicated. References to the “Balance Sheet Date” hereunder shall mean December 31, 2024.

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6.3	Save as Disclosed, GaMee has no Liabilities whether accrued or unaccrued, matured or unmatured, known or unknown and whether or not determined or determinable or due or to become due, except (a) those which are adequately reflected or reserved against in the applicable Financial Statement as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

7.	Absence of Certain Changes

7.1	Except as expressly contemplated by this Agreement, from the Balance Sheet Date until the date of this Agreement, GaMee has operated in the ordinary course of business in all material respects consistent with past practice and there has not been, with respect to GaMee, any event, occurrence or development that has been, or could reasonably be expected to be, individually or in the aggregate, materially adverse GaMee.

8.	Material Contracts

8.1	All Contracts which are of material importance to the GaMee Business (“Material Contracts”) have been Disclosed.

8.2	True, accurate and complete copies of all Material Contracts (including any amendments, supplements or other modifications thereto) have been made available to the Buyer. Except as Disclosed,

(a)	each Material Contract is in full force and effect and, to the Seller’s Knowledge, is a legal, valid and binding obligation on each counterparty to such Material Contract,

(b)	GaMee is not in default in any material respect under any Material Contract to which any GaMee entity is party, and

(c)	none of the Seller or GaMee has received any written notice of breach or any written notice of any event that would reasonably be expected to constitute a breach under a Material Contract by GaMee if left unresolved. To Seller’s Knowledge, no event has occurred that would reasonably be expected to result in a material breach or violation of, or a material default under, or give rise to the right of another party to terminate, the terms of any Material Contract.

9.	Title to Assets; Real Property

GaMee does not own any Real Property. All leases, subleases or similar Contracts pursuant to which the GaMee is a party and which grants GaMee the right to use or occupy any Real Property as a tenant, subtenant, lessee, licensee (collectively, “Leases” and the premises thereunder, the “Leased Real Property”), including the street address of each parcel and the identification of the lessee and lessor thereunder, have been Disclosed. The Seller has delivered or made available to Buyer true, accurate and complete copies of all Leases.

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10.	Intellectual Property

10.1	Each item of Registered IP comprised in the GaMee IP has been Disclosed.

10.2	Except as Disclosed, GaMee, as applicable, is the sole and exclusive legal and beneficial owner of all right, title and interest to and in the GaMee IP, free and clear of any Encumbrances.

10.3	All GaMee IP is valid, subsisting and enforceable.

10.4	Except as Disclosed and to Seller’s Knowledge, no Person has in any material respect infringed, misappropriated, made unlawful use of or violated, and no Person is currently infringing, misappropriating, making unlawful use of or violating in any material respect, any GaMee IP.

10.5	Except as Disclosed and to the Seller’s Knowledge, GaMee has not ever in any material respect infringed, misappropriated or otherwise violated or made unlawful use (directly, contributorily, by inducement or otherwise) of any Intellectual Property or Intellectual Property Right of any other Person.

10.6	None of the GaMee Software contains any (a) Viruses or (b) bugs, defects, or errors (including any bug, defect, or error relating to or resulting from the display, manipulation, processing, storage, transmission, or use of date data) that materially and adversely affects the use, functionality, or performance of such GaMee Software or any product or system containing or used in conjunction with such GaMee Software.

11.	Privacy & Data Security; Information Technology

11.1	GaMee is, and has at all times been, in compliance in all material respects with Privacy and Security Requirements.

11.2	None of (a) the execution, delivery or performance of this Agreement, (b) the consummation of any of the proposed transaction, or (c) the Seller’s provision to the Buyer of Personal Information (if any), will or would reasonably be expected to result in any violation in any material respect of any Privacy and Security Requirements.

11.3	To Seller’s Knowledge, (a) GaMee has taken reasonable measures consistent with industry standards to secure all GaMee IT Assets; and (b) GaMee has performed penetration tests and vulnerability scans of all material GaMee IT Assets and those tests and scans were conducted in accordance with industry standards. Each material vulnerability identified by any such tests or scans has been remediated.

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11.4	GaMee IT Assets have been maintained by technically competent personnel and perform reliably and in material conformance with the applicable specifications and documentation for such systems. GaMee IT Assets are, to the Seller’s Knowledge, (a) in good repair and operating condition to effectively perform all information technology operations necessary to conduct the GaMee Business; and (b) are free of Viruses, malware, and other corruptants, including any computer code intentionally designed to disrupt, disable, or harm in any manner the operation of, or to provide any unauthorized access to, GaMee IT Assets.

12.	Legal Proceedings; Governmental Orders

12.1	Except as Disclosed, there are no Actions pending or, to Seller’s Knowledge, threatened against or by any GaMee entity or any Affiliate of any GaMee entity materially and adversely affecting any of the Business, properties or assets of any GaMee entity. To the Seller’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

12.2	Except as Disclosed, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the HK Company or the UK Company or any of their respective properties or assets. To the Knowledge of Seller, no event has occurred, or circumstances exist that may constitute or result in (with or without notice or lapse of time or both) a material violation of any such Governmental Order.

13.	Compliance With Laws; Permits

13.1	Except as Disclosed, GaMee is now complying, and has complied, in the prior two (2) years, in all material respects with all Laws applicable to it or its business, properties or assets.

13.2	GaMee does not require any Permit under any Law applicable to it in order to conduct the GaMee Business.

14.	Taxes

14.1	Except as Disclosed:

(a)	All income Tax Returns required to be filed by, on behalf of or with respect to GaMee has been duly, correctly and timely filed with the appropriate Taxing Authority; (ii) all items of income, gain, loss, deduction and credit or other material items required to be included in each such Tax Return (“Tax Items”) have been so included and all such Tax Items and any other material information provided in each such Tax Return is accurate and complete; (iii) all Taxes owed by GaMee for which such company is liable that are or have become due have been duly, correctly and timely paid in full; and (iv) no penalty, surcharge, fine, interest or other charge is due with respect to the late filing of any such Tax Return or late payment of any such Tax. The Financial Statements properly and adequately make provision, accrue or reserve for Tax Liabilities in accordance with the relevant Accounting Principles, as of the respective dates thereof.

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(b)	No extensions or waivers of statutes of limitations have been given or requested with respect to any material Taxes of GaMee.

(c)	There are no ongoing actions, suits, claims, investigations or other Actions by any Taxing Authority against GaMee.

(d)	All material Taxes which GaMee is obligated to withhold from amounts owing to any employee, creditor or third party have been paid or accrued.

(e)	To Seller’s Knowledge, no claim has ever been made by a Taxing Authority that GaMee is or may be subject to Tax in a jurisdiction in which it does not file Tax Returns.

14.2	True, accurate and complete copies of the most recent Tax Returns filed by GaMee have been Disclosed.

15.	Employment Matters

15.1	The Seller has Disclosed to the Buyer true, accurate and complete copies of all employment or other agreements relating to the employment or engagement of the current Service Providers.

15.2	GaMee is not, and have never been, a party to, or bound by, any collective bargaining or other agreement with a labor organization, nor is GaMee obligated to abide by or apply the terms of any collective bargaining agreement to any Person providing services to it.

15.3	GaMee is, and in the prior two (2) years has been, in compliance in all material respects with all applicable Laws pertaining to employment and employment practices to the extent they relate to Service Providers, including those related to: the terms and conditions of employment, fair employment practices, collective bargaining, equal employment opportunity and civil rights (including affirmative action), unemployment insurance, equal pay, records and files, termination of employment, hiring practices and procedures, immigration and employment verification matters, workplace health and safety, workers’ compensation, wages and hours (including minimum wage and overtime payments, rest and meal breaks), leaves of absence, plant closings, layoffs or other reductions in force, privacy and data security, disability rights and benefits, retaliation, discrimination, harassment, worker classification (as exempt or non-exempt and as employees or independent contractors), and any other related employment matters. GaMee, as applicable, has paid all wages, salaries, bonuses, commissions, wage premiums, and other compensation, that has become due and payable to Service Providers pursuant to applicable Law, contract, or employment policy.

15.4	Except as Disclosed and to the Seller’s Knowledge, there are no, and have not been for the prior two (2) years, any material actions, suits, claims, investigations, labor disputes, grievances, or other Actions pending against GaMee, or to the Seller’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or court of Law by or on behalf of any Services Provider, labor organization or other representative of the employees of the GaMee, in connection with the employment and/or engagement and/or termination of any Service Provider, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws.

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16.	Data Room

All information and documentation contained in the Data Room, to which Buyer has been provided access, is true and accurate in all material respects and reflects the subject matter to which it relates. The Data Room (i) contains all material information in order to give a true and fair view of the GaMee Business, (ii) does not include any matter of material importance which is incorrect or misleading, and (iii) does not omit any information which is of material importance, which by omission would make the contents of the Data Room materially incorrect or misleading.

17.	Sufficiency

GaMee owns or has the right to use, all assets, liabilities, rights and properties sufficient to conduct the GaMee Business in all material respects in the same manner and on the same terms as currently conducted by the GaMee Business immediately prior to the Reorganisation Transaction, consistent with past practice.

18.	Unregistered Shares

18.1	The Seller is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1934) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act of 1934. The Seller has not been organized for the purpose of acquiring the Buyer Shares and the Pre-Funded Warrants.

18.2	The Seller understands that the Completion Buyer Shares, the Completion Pre-Funded Warrants and the Buyer Shares issued in respect of the Completion Pre-Funded Warrants have not been registered under the Securities Act of 1933, as amended, or any applicable US state securities laws and the offer and sale of the Completion Buyer Shares and the Completion Pre-Funded Warrants is being made in reliance upon US federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller’s representations as expressed herein.

18.3	The Seller understands that the Completion Buyer Shares and the Completion Pre-Funded Warrants are “restricted securities” under applicable US federal and state securities laws and that, pursuant to these laws, the Seller must not transfer or dispose of the Completion Buyer Shares and the Completion Pre-Funded Warrants unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available, save that the foregoing shall not apply to any transfer of any Buyer Shares by the Seller to any of its Affiliates.

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18.4	The Seller understands that the Completion Buyer Shares and the Completion Pre-Funded Warrants and any securities issued in respect of or exchange of the Completion Buyer Shares or Pre-Funded Warrants may be noted with one or more restrictive legends reflecting the absence of registration.

18.5	The Completion Buyer Shares and the Completion Pre-Funded Warrants will be acquired for investment for the Seller’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. The Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Completion Buyer Shares or the Completion Pre-Funded Warrants.

18.6	The Seller is a sophisticated investor who is able to fend for itself, can bear the economic risks of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Completion Buyer Shares and the Completion Pre-Funded Warrants.

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Part B – Warranties of the Buyer

1.	Power and Authority; No Restriction

1.1	The Buyer is a company duly incorporated and validly existing under the Laws of the British Virgin Islands.

1.2	The Buyer has the requisite power and authority to enter into and perform this Agreement and the documents referred to in it to which it is a party, and all such documents constitute valid, legal and binding obligations on the Buyer in accordance with their respective terms.

1.3	The execution and performance by the Buyer of this Agreement and the documents referred to in it to which it is a party will not breach or constitute a default under its articles of association, or any agreement, instrument, Order or other restriction which binds such Buyer.

1.4	No Insolvency Event has occurred in respect of the Buyer.

1.5	The Sale Shares and Sale Tokens will be acquired for investment for the Buyer’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. The Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Sale Shares or the Sale Tokens.

1.6	The Buyer is a sophisticated investor who is able to fend for itself, can bear the economic risks of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Sale Shares and the Sale Tokens.

1.7	The Buyer has obtained all necessary Consents for the Transaction and Completion and all such Consents have not been revoked or withdrawn.

1.8	The Transaction has not been or is not prohibited by any Law or Order which is applicable to the Transaction or the Buyer.

1.9	The Buyer has not received notice of any claim, injunction, order or notice restraining or prohibiting the entering into or the consummation of the Transaction or seeking damages or other recourse in respect thereof, or notice that any of the foregoing is pending or threatened.

2.	The Consideration

2.1	The Completion Buyer Shares, Completion Pre-Funded Warrants and Earn-Out Payments when issued to the Seller or the Designated Entity (as the case may be) will be duly and validly authorised and issued, credited as fully paid and free and clear of all Encumbrances, subject only to restrictions on transfer provided for in the constitutional or governing document of the Buyer or under U.S. securities laws.

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2.2	The Completion Buyer Shares and the Buyer Shares issued upon exercise of the Completion Pre-Funded Warrants or any other Pre-Funded Warrants comprised in any Earn-Out Payments will, when exercised by the Seller or the Designated Entity (as the case may be), rank pari passu with all other shares issued by the Buyer.

2.3	The Buyer has obtained all Consents necessary to enable the issue of the Completion Buyer Shares, the Completion Pre-Funded Warrants and Earn-Out Payments to the Seller. Assuming the accuracy of the representations made by the Seller in paragraph 18 of Part A of this Schedule 1, the offer and issuance by the Buyer of the Buyer Shares pursuant to this Agreement is exempt from registration under the Securities Act of 1933, as amended.

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SCHEDULE 2

(INTERIM PERIOD COVENANTS)

(1)	From the Effective Date until the Completion Date, except as contemplated, permitted, or required by the express terms of this Agreement, or as required by applicable Law, or to the extent that the Buyer otherwise consents in writing (which consent shall not be unreasonably withheld, conditioned, or delayed), the Seller shall, and shall cause GaMee to:

(a)	use reasonable efforts to maintain its assets in good operating condition and repair in accordance with past practices (normal wear and tear excepted);

(b)	use reasonable efforts to maintain current assets and current liabilities at a level consistent with past practice;

(c)	maintain its books, accounts and records in accordance with past custom and practice as used in preparation of the Balance Sheet and the Financial Statements; and

(d)	make capital expenditures in a manner consistent with past practice.

(2)	Without limiting the generality of the foregoing, except as contemplated, permitted, or required by the express terms of this Agreement (including without limitation for the purposes of effecting the Reorganisation Transaction), or as required by applicable Law, prior to the Completion, the Seller shall cause GaMee not to, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a)	amend the organizational documents of GaMee to;

(i)	grant, issue, sell or otherwise dispose of any Equity Interests of GaMee,

(ii)	grant any options, warrants, calls, or other rights to purchase or otherwise acquire any Equity Interest of the GaMee,

(iii)	split, combine, reclassify, cancel, redeem, repurchase or otherwise recapitalize any of the Equity Interest of GaMee,

(iv)	declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or property) in respect of any Equity Interests of GaMee;

(v)	sell, lease, license, transfer, or otherwise dispose of, or incur any Encumbrance (other than any Encumbrance existing as of the date of this Agreement) on, any assets (tangible or intangible) that are material to the GaMee business, except for the sale, lease, transfer, or disposition of obsolete or damaged inventory in the ordinary course of business, or

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(vi)	purchase or otherwise acquire any material properties or assets (including equity interests) of any other Person;

(vii)	grant or announce any cash or equity or equity-based incentive awards, bonus, retention, change in control, transaction, severance or similar compensation or any increase or decrease in the base salary or wages, bonus opportunity, or other compensation or benefits payable to any officer, employee, director, or other service provider of GaMee;

(viii)	increase or accelerate or commit to accelerate the funding, payment or vesting of the compensation or benefits provided to any employee, officer, director or other service provider of GaMee,

(ix)	implement terminate or amend or modify any employee benefit plan or establish, adopt, or enter into any benefit or compensation plan, program, policy, agreement or arrangement that would be an employee benefit plan if it were in existence as of the date hereof,

(x)	hire, promote or engage, or otherwise enter into any employment or consulting agreement or arrangement with, any employee, officer, director or other service provider of GaMee whose annualized compensation opportunities would exceed US$150,000,

(xi)	terminate any employee, officer, director or other service provider of GaMee other than for cause, whose annualized compensation opportunities would exceed US$150,000; or

(xii)	waive or release any noncompetition, non-solicitation, non-disclosure or other restrictive covenant obligation of any Service Provider of GaMee;

(b)

(i)	enter into any Contract that would be a Material Contract if in existence as of the date hereof, or

(ii)	amend, terminate (other than any expiration of the applicable Material Contract in accordance with its terms) or waive the performance under any Material Contract, other than such amendment, termination or waiver that would not reasonably be expected to be adverse in any material respect to the Buyer after the Completion Date;

(c)	make any material change in any accounting principle, policy, or procedure used by GaMee (other than regarding Taxes), other than changes required by applicable Law or the accounting standards applicable to the relevant company;

(d)

(i)	make, change or revoke any material Tax election (other than pursuant to the Reorganisation Transaction),

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(ii)	change any Tax accounting period,

(iii)	adopt or change any accounting principle, policy, or procedure used by GaMee regarding Taxes,

(iv)	amend any income Tax Return,

(v)	settle or compromise any claim, suit, litigation, proceeding, audit or controversy relating to material Taxes,

(vi)	agree to an extension (other than automatic extensions) or waiver of any statute of limitations with respect to the assessment or determination of any material Taxes; or

(vii)	surrender any right to claim any material Tax refund,

(e)	mortgage, pledge or subject to any Encumbrance (other than any Encumbrances existing as of the date of this Agreement) any of its material assets;

(f)	create, incur, assume, endorse or guarantee any indebtedness for borrowed money, letters of credit or guarantees or otherwise become responsible for the indebtedness of any other Person, except for any credit card line of credit and the accrual of interest on amounts outstanding in the ordinary course of business;

(g)	initiate, waive, compromise, settle or otherwise dispose of any Proceeding, other than settlements that solely involve the payment of monetary damages not in excess of $100,000 in the aggregate and full releases of Liability and without restrictions on the GaMee Business;

(h)	license any Intellectual Property of GaMee, except for non-exclusive licenses granted to customers in the ordinary course of business; or

(i)	authorize, agree in writing or commit (whether written or oral) to do any of the foregoing.

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EXHIBIT A

FORM OF PRE-FUNDED WARRANTS

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Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES

PRE-FUNDED ORDINARY SHARES PURCHASE WARRANT

alphaton capital corp

Warrant Shares: _________	Issue Date: ___, 2026

THIS PRE-FUNDED ORDINARY SHARES PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and until this Warrant is exercised in full (the “Termination Date”) but not thereafter, to subscribe for and purchase from ALPHATON CAPITAL CORP, a company organized under the laws of the British Virgin Islands (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s ordinary shares (the “Ordinary Shares”). The purchase price of one Ordinary Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant is issued by the Company to the Holder as of the Issue Date pursuant to the Sale and Purchase Agreement, dated as of ____, 2026, between the Company and the Holder (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

(a)       “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(b)       “Commission” means the United States Securities and Exchange Commission.

(c)       “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(d)       “Ordinary Shares” means the ordinary shares of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(e)       “Ordinary Shares Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

(f)       “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(g)       “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(h)       “Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

(i)       “Trading Day” means a day on which the Ordinary Shares are traded on a Trading Market.

(j)       “Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(k)       “Transfer Agent” means TSX Trust Company, the current transfer agent of the Company, with a mailing address of 301 – 100 Adelaide Street West, Toronto, ON M5H 4H1, and any successor transfer agent of the Company.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. For the avoidance of doubt, there is no circumstance that would require the Company to net cash settle the Warrants.

 b) Exercise Price. This Warrant is issued by the Company to the Holder as of the Issue Date as part of the consideration for the transactions contemplated by the Purchase Agreement. Accordingly, the exercise price per Ordinary Share under this Warrant shall be $0.001, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =    as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the highest Bid Price of the Ordinary Shares on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) within two (2) hours of the time of the Holder’s execution and delivery of the applicable Notice of Exercise pursuant to Section 2(a) hereof if such Notice of Exercise is delivered during “regular trading hours” on a Trading Day or is delivered within two (2) hours after the close of “regular trading hours” on a Trading Day or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after two (2) hours following the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised and any holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Ordinary Shares are then listed or quoted on a Trading Market, the bid price of the Ordinary Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (ii) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (iii) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Share so reported, or (iv) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (ii) if the OTCQB Venture Market (“OTCQB”) or the OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (iii) if the Ordinary Shares is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on the Pink Open Market (“Pink Market”) operated by the OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Share so reported, or (iv) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner of sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), this Warrant is being exercised via cashless exercise, and otherwise by book-entry credit, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”); provided, that the Company shall not be obligated to deliver the Warrant Shares hereunder until the Company has received the aggregate Exercise Price (other than in the case of a cashless exercise) on or before the Warrant Share Delivery Date. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Ordinary Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date (other than any such failure that is solely due to any action or inaction by the Holder with respect to such exercise), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder; provided, that, for purposes of clarity, under this Clause (B), the Holder shall not be entitled to both (i) require the reinstatement of the portion of the Warrant and the equivalent Warrant Shares for which such exercise was not honored, and (ii) receive the number of Ordinary Shares that would have been issued if the Company had timely complied with its delivery requirements hereunder. For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Shares Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder shall be deemed to represent to the Company each time it delivers a Notice of Exercise that such Notice of Exercise has not violated the restrictions set forth in this paragraph, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are not in compliance with the Beneficial Ownership Limitation, provided this limitation of liability shall not apply if the Holder has detrimentally relied on outstanding share information provided by the Company or the Transfer Agent. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be [4.99]% (or, upon election by a Holder prior to the issuance of any Warrants, [9.99]%) of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds [9.99]% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Ordinary Shares into a smaller number of shares, or (iv) issues by reclassification of Ordinary Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Shares Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of the outstanding Ordinary Shares or greater than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires greater than 50% of the outstanding Ordinary Shares or greater than 50% of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(d) regardless of whether the Company has sufficient authorized Ordinary Shares for the issuance of Warrant Shares.

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company (and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in this Warrant, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. Subject to compliance with applicable securities laws, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Ordinary Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of the Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) or action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (the “Proceeding”), any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws, and in such case, by the acceptance hereof, represents and warrants that the Holder will acquire such Warrant Shares issuable upon such exercise for its own account and not with a view to or for distributing or reselling Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth below at or prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to this Warrant constitutes, or contains material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K.

To Company:

Name: Brittany Kaiser

Email: [***]

To Holder:

Name: [NAME]

Email: [***]

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ALPHATON CAPITAL CORP
By:__________________________________________ Name: Brittany Kaiser Title: Chief Executive Officer

NOTICE OF EXERCISE

To:	alphaton capital corp

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) The undersigned, together with any other Affiliates and Attribution Parties, is the beneficial owner of ________ Ordinary Shares. By its delivery of this Notice of Exercise, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby (i) the Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and (ii) the Holder will not beneficially own in excess of the number of Ordinary Shares (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 2(e) of the Warrant to which this notice relates.

(4) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ___________________________________________________

________________________________________________________________________

Signature of Authorized Signatory of Investing Entity:

_________________________________________________

Name of Authorized Signatory:

___________________________________________________________________

Title of Authorized Signatory:

Date: ___________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	______________________________________
(Please Print)
Address:	______________________________________
Phone Number: Email Address:	(Please Print) ______________________________________ ______________________________________
Dated: _______________ __, ______
Holder’s Signature: ____________________
Holder’s Address: _____________________

Exhibit 10.3

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”) is made as of _______________ (“Effective Date”)

AMONG

(1)	ANIMOCA BRANDS LIMITED, a company incorporated in Hong Kong, with company number 2047605 and whose principal place of business is at 28/F Landmark South, 39 Yip Kan St, Wong Chuk Hang, Hong Kong (“Animoca Brands”);

(2)	ALPHATON CAPITAL CORP., a British Virgin Islands Corporation listed on the Nasdaq Stock Market under the ticker ATON and whose registered office address is at Clarence Thomas Building, Road Town, Tortola, the British Virgin Islands (“AlphaTON”); and

(3)	Ga Mee Global Limited, a company incorporated in Hong Kong, with business registration number 2990256 and whose registered office is at Flat 7B Shing Hing Commercial Building, 21-27 Wing Kut Street, Central, Hong Kong (“Company”).

Animoca Brands, AlphaTON and the Company are each a “Party” and collectively the “Parties.”

BACKGROUND

A.	AlphaTON provides public market investors with institutional-grade exposure to the TON ecosystem and Telegram's billion user platform while maintaining the governance standards and reporting transparency of a Nasdaq listed company. AlphaTON’s activities span network validation and staking operations, development of Telegram-based applications, and strategic investments in TON-based decentralized finance protocols, gaming platforms, and business applications.

B.	Animoca Brands represents the most vibrant and engaged Web3 community worldwide.

C.	The Parties have entered into the Sale and Purchase Agreement dated _______________, 2026 governing the acquisition by AlphaTON of a 60% equity interest in the Company and a 51% share of the treasury-held GAMEE and WAT tokens from Animoca Brands (the “Transaction”).

D.	The Parties therefore wish to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

OPERATIVE PROVISIONS

1.	Interpretation

1.1	The definitions and rules of interpretation in this Section apply to this Agreement.

“Affiliate”, with respect to any person, means any other person Controlling, Controlled by or under common Control with such person.

“Animoca Director” has the meaning given to it in Section 2.1(b).

“Applicable Laws” means, with respect to any person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority that is binding upon or applicable to such person, as amended unless expressly specified otherwise.

“Articles” means the memorandum and articles of association of the Company, as amended or replaced from time to time.

“ATON Director” has the meaning given to it in Section 2.1(a).

“Board” means the board of directors of the Company for the time being and from time to time.

“Board Reserved Matters” means the matters listed in Schedule 2.

“Business” means the operation of a mobile gaming platform focused on onboarding a mass gaming audience to Web 3 known as “Gamee” or such other business as may be conducted by the Company subject to the provisions of Section 3.6.

“Business Day” means a day other than a Saturday, Sunday or public holiday in Hong Kong or New York when banks in Hong Kong and New York are open for business.

“Business Plan” has the meaning given to it in Section 12.1(d).

“Claim” means a claim under or in connection with this Agreement or any other matters related thereto.

“Confidential Information” means any information or data disclosed by one Party (the “Disclosing Party”) to any other party (the “Receiving Party”) in connection with this Agreement which is disclosed in writing, verbally or by inspection and is identified as "confidential" or "proprietary" by the Disclosing Party, or which the Receiving Party reasonably ought to believe is treated as confidential or proprietary by the Disclosing Party.

“Current Shareholders” means Animoca Brands and AlphaTON.

“Deed of Adherence” means the form of deed of adherence contained in Schedule 1.

“Defaulting Shareholder” has the meaning given to it in Section 15.1.

“Director” has the meaning given to it in Section 2.1.

“Dragged Shares” has the meaning given to it in Section 9.2(a).

“Drag-Along Notice” has the meaning given to it in Section 9.1.

“Drag-Along Right” has the meaning given to it in Section 9.1.

“Encumbrance” means any lien, pledge, encumbrance, charge (fixed or floating), mortgage, third party claim, debenture, option, right of pre-emption, right to acquire, assignment by way of security, trust arrangement for the purpose of providing security or other security interests of any kind securing any obligation of any person or any agreement or arrangement having a similar effect.

“Event of Default” has the meaning given to it in Section 15.1.

“Fair Value”, with respect to the Shares, means the net asset value as determined and certified by an independent audit firm appointed by the Company and which is acceptable to the relevant Parties.

“GAMEE” means the GAMEE token (ticker: GMEE).

“Group Company” means any subsidiary from time to time of the Company.

“Insolvency Event” with respect to any Party, means any of the following events:

(a)	(i) A resolution has been passed by the shareholders, directors or other governing body; (ii) an application has been made to any court or judicial or administrative body; (iii) an Order has been made by any court or judicial or administrative body; or (iv) a meeting of the creditors has been held or is in prospect, in each case for or in connection with the bankruptcy, winding up, liquidation or reorganisation of the Party;

(b)	the Party is unable to pay its debts as and when they fall due; or

(c)	the Party is insolvent within the meaning of any applicable Law.

“Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other governmental authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing; (d) internet domain names, and social media account or user names (including “handles”), whether or not trademarks, all associated web addresses, URLs, websites and web pages, and all content and data thereon or relating thereto, whether or not copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein; and (h) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof.

“Intellectual Property Rights” means all rights of the following types, in any and all jurisdictions worldwide, in each case whether registered or unregistered: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, mask works, and moral rights; (b) trademark rights and similar rights; (c) trade secret rights and similar rights; (d) patent and industrial property rights and similar rights; (e) database rights and similar rights; (f) other proprietary rights in Intellectual Property; and (g) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in subsections (a) through (f) above.

“Issuance Date” has the meaning given to it in Section 5.1.

“Issuance Notice” has the meaning given to it in Section 5.1.

“Joint IPR” has the meaning given to it in Section 11.3.

“Law” means any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, standard, requirement, administrative ruling, order, ordinance, principle of common law, legal doctrine, code, regulation, statute, treaty or process.

“New Shares” has the meaning given to it in Section 5.1.

“Non-Defaulting Shareholder” has the meaning given to it in Section 15.2.

“Order” means any award, decision, injunction, judgment, decree, settlement, order, process, ruling, subpoena or verdict (whether temporary, preliminary or permanent) entered, issued, made or rendered by any court, administrative agency, arbitrator, government authority or other tribunal of competent jurisdiction.

“Permitted Purposes” has the meaning given to it in Section 16.1.

“Pre-Emptive Completion Period” has the meaning given to it in Section 5.3.

“Pre-Emptive Exercise Notice” has the meaning given to it in Section 5.2.

“Pre-Emptive Exercise Period” has the meaning given to it in Section 5.2.

“Proposed Purchaser” has the meaning given to it in Section 9.1.

“Proposed Shares” has the meaning given to it in Section 9.1.

“Proposed Transfer” has the meaning given to it in Section 8.1.

“Purpose” has the meaning given to it in the Recitals.

“Relevant Proportion” means, with respect to a Shareholder, as of any given time, the ratio of: (i) the total number of issued Shares owned or held by such Shareholder on a fully diluted basis as of such time, to (ii) the total number of issued Shares in the capital of the Company on a fully diluted basis as of such time;

“Relevant Shares” has the meaning given to it in Section 10.1.

“Representative” means, with respect to any person, any and all directors, officers, employees, consultants, and professional advisors of such person and its Affiliates.

“Right of First Refusal” has the meaning given to it in Section 7.2.

“ROFR Acceptance Notice” has the meaning given to it in Section 7.3.

“ROFR Period” has the meaning given to it in Section 7.3.

“ROFR Notice” has the meaning given to it in Section 7.1.

“ROFR Price” has the meaning given to it in Section 7.1(b).

“ROFR Shares” has the meaning given to it in Section 7.1(a).

“Selling Shareholder” has the meaning given to it in Section 7.1.

“Shareholder” means any person registered in the register of members of the Company as the holder of a Share for the time being, which, as at the date of this Agreement, means the Current Shareholders;

“Shareholder Reserved Matters” means the matters listed in Schedule 3;

“Shares” means (i) any shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital and other equity securities of such entity; (ii) any right, warrant, option, call, commitment, conversion privilege, pre-emptive right, equity-linked securities, indebtedness, or other right to acquire from such entity, or require such entity to issue, any of the items listed in (i), or security convertible into, exchangeable or exercisable for any of the items listed in (i) (including any convertible note or other convertible instrument); and (iii) any contract or agreement providing for the acquisition of any of the items listed in (i) or (ii). As at the Effective Date, the only Shares issued by the Company are ordinary shares in the capital of the Company with the rights, entitlements and privileges as set out under the Articles, which shall include shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares

“Tag-Along Shareholder” has the meaning given to it in Section 8.1.

“Third Party Purchaser” has the meaning given to it in Section 7.1.

“TON” means Toncoin (ticker: TON).

“Transaction” has the meaning given to it in the Recitals.

“Transfer” in the context of a Transfer of Shares means, directly or indirectly, sell, assign, transfer, convey or otherwise dispose of a legal or beneficial interest in Shares or the creation of any trust or Encumbrance over Shares, and “Transferred” shall be construed accordingly.

“Transferor” has the meaning given to it in Section 10.1.

“Transferee” has the meaning given to it in Section 10.1.

“WAT” means the WAT token (ticker: WAT).

1.2	References to Sections and Schedules are to the Sections of and Schedules to this Agreement and references to paragraphs are to paragraphs of the relevant Schedule. The Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Schedules.

1.3	This Agreement shall be binding on and ensure to the benefit of the Parties and their respective successors and permitted assigns, and references to a Party shall include that Party's successors and permitted assigns.

1.4	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established. A reference to a person shall include a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.5	Unless expressly provided otherwise in this Agreement, a reference to writing or written includes email.

1.6	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.7	References to a document in agreed form are to that document in the form agreed by the Parties and initialled by them or on their behalf for identification.

1.8	Unless otherwise provided, a reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force as at the date of this Agreement. A reference to a statute or statutory provision shall include all subordinate legislation made as at the date of this Agreement under that statute or statutory provision.

2.	Board Composition

2.1	The Board shall be responsible for the management of the Company and shall consist of three (3) members (each, a “Director"), amongst which:

(a)	AlphaTON shall have the right to nominate two (2) Directors to the Board (the “ATON Directors”) for so long as it holds at least fifty per cent (50%) of the total share capital of the Company; and

(b)	Animoca Brands shall have the right to nominate one (1) Director to the Board (the “Animoca Directors”) for so long as it holds at least thirty per cent (30%) of the total share capital of the Company.

2.2	The Chairman of the Board shall be appointed by a majority of Directors. The Chairman shall not have any casting vote at any Board meeting.

2.3	A Shareholder may remove a Director appointed by it and appoint a new Director as successor by notice in writing to the Company and the other Shareholder(s). Each of the Shareholders agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting Control, from time to time and at all times, in whatever manner as shall be necessary to ensure the nomination, replacement and dismissal of a Director as instructed by the other Shareholder that is entitled to make such nomination, replacement and dismissal in accordance with Section 2.1.

2.4	No Director may be appointed or removed otherwise than pursuant to this Section 2 or in accordance with Applicable Laws.

2.5	Subject to Applicable Laws and applicable fiduciary duties, the Shareholders shall procure that the Directors appointed by them shall duly perform their duties at the Board and exercise their voting rights in accordance with, and so as to give effect to, the terms of this Agreement.

3.	Proceedings of Board meetings and Board Reserved Matters

3.1	The quorum for a meeting of the Board shall be a simple majority of the total number of Directors, including at least one (1) Animoca Director. In the event that a meeting of the Board duly convened cannot be held for lack of quorum, the meeting shall be adjourned to the same time and day of the following week and at the same place and at least five (5) Business Days' notice shall be given to the Board in relation to such adjourned meeting. The quorum at an adjourned meeting of the Board shall be any two (2) Directors, including at least one (1) Animoca Director.

3.2	Any Director shall be entitled to convene a meeting of the Board. Meetings of the Board shall be held at such times and at such place as the Board may from time to time determine, and in any event held at least once every three (3) months. No Board meeting shall normally be convened on less than five (5) Business Days’ notice, unless all of the Directors agree to a shorter notice period.

3.3	Each notice of a Board meeting shall specify the time, date and place of the proposed Board meeting and shall include a reasonably detailed agenda, accompanied by any relevant documents, and be sent by courier or email. Where a Board Reserved Matter will be tabled to the Board at a meeting of the Board, the notice shall also include all such information and documents as may be necessary for the Directors to form an informed view on the Board Reserved Matter.

3.4	The Directors may participate in a meeting of the Board or of any committee thereof by means of telephone conference, video conference or similar communications by means of which all persons participating in the meeting can hear each other. A Director participating in a meeting pursuant to this provision shall be deemed to be present in person at such meeting and shall constitute quorum for the purpose of Section 3.1.

3.5	Unless otherwise required by Applicable Laws and subject to Section 3.6 the Board shall adopt resolutions by way of either:

(a)	a resolution approved by a simple majority of the number of Directors (voting in person or through attendance and voting by proxy as authorised in writing by the relevant Director) attending a duly convened and constituted meeting of the Board; or

(b)	a resolution in writing signed by all Directors.

3.6	Notwithstanding anything to the contrary herein, the approval of at least one (1) Animoca Director is required to pass any Board Resolution in respect of any Board Reserved Matter.

3.7	The Company shall reimburse the Directors with reasonable costs and out-of-pocket expenses incurred by them in respect of attending meetings of the Company or carrying out authorised business on behalf of the Company.

4.	Proceedings of Shareholders’ meetings and Shareholder Reserved Matters

4.1	The quorum for a Shareholders’ meeting of the Company shall be two (2) Shareholders, including AlphaTON and Animoca Brands. In the event that a meeting of Shareholders duly convened cannot be held for lack of quorum, the meeting shall be adjourned to the same time and day of the following week and at the same place and at least five (5) Business Days’ written notice shall be given to the Shareholders in relation to such adjourned meeting.

4.2	Meetings of the Shareholders shall be held at least once per fiscal year and whenever necessary. Any Shareholder is entitled to convene a meeting of the Shareholders, and notice of such meeting shall be provided to all Shareholders no later than five (5) Business Days prior to the date of such meeting unless otherwise agreed by all Shareholders.

4.3	Each notice of a Shareholders’ meeting shall specify the time, date and place of the proposed Shareholders’ meeting and shall include a reasonably detailed agenda, accompanied by any relevant documents, and be sent by courier or email. Where a Shareholder Reserved Matter will be tabled to Shareholders at a Shareholders’ meeting, the notice shall also include all such information and documents as may be necessary for the Shareholders to form an informed view on the Shareholder Reserved Matter.

4.4	Save as provided under Section 4.5 or as otherwise required under Applicable Laws, a decision of the Shareholders shall mean either:

(a)	a resolution approved by the affirmative vote of holders of more than fifty percent (50%) of the Shares entitled to vote thereon (voting in person or by proxy) at a duly convened and constituted meeting of the Shareholders; or

(b)	a resolution in writing signed by all Shareholders.

4.5	Each Shareholder shall procure that no action is taken and no resolution is passed by any Group Company, and that any Group Company shall not take any action, in respect of any of the Shareholder Reserved Matters without the prior written consent or affirmative vote of Animoca Brands.

5.	Pre-Emptive Rights

5.1	Subject to Applicable Laws and Section 4.5, if the Company wishes to issue any new Shares (the “New Shares”), the Company shall give each Shareholder prior written notice (an "Issuance Notice") of such intention prior to the proposed date of consummation of the proposed issuance (the "Issuance Date"). The Issuance Notice shall set forth:

(a)	the type of New Shares proposed to be issued and the material terms and conditions of the proposed issuance;

(b)	the proposed amount and form of consideration to be paid by any proposed subscriber and the terms and conditions of payment offered by any proposed subscriber (if any);

(c)	the aggregate number of New Shares proposed to be issued; and

(d)	the Issuance Date.

5.2	Each Shareholder shall have no less than thirty (30) days after the receipt of the Issuance Notice (the “Pre-emptive Exercise Period”) to elect to subscribe for up to its Relevant Proportion of the New Shares at the price and upon the terms specified in the Issuance Notice by giving written notice (the “Pre-emptive Exercise Notice”) to the Company and stating therein the quantity of New Shares to be subscribed.

5.3	Each Shareholder who has delivered a Pre-emptive Exercise Notice in accordance with Section 5.2 shall pay for and complete the subscription within thirty (30) days after the date of its Pre-emptive Exercise Notice (the “Pre-emptive Completion Period”).

5.4	If a Shareholder does not deliver a Pre-emptive Exercise Notice within the Pre-emptive Exercise Period or does not subscribe for all of its Relevant Proportion of the New Shares or fails to pay for or complete the subscription within the Pre-emptive Completion Period, the Company shall be free to issue the New Shares which have not been accepted or subscribed by such Shareholder to any third party, provided that the New Shares shall not be issued on more favourable terms than those offered to each Shareholder. The Company shall have sixty (60) days thereafter to complete the issue of the New Shares described in the Issuance Notice with respect to which the pre-emptive rights hereunder were not exercised. In the event that the Company has not issued and sold such New Shares within such sixty (60) day period, then the Company shall not thereafter issue or sell any New Shares without again first offering such New Shares to each Shareholder pursuant to Sections 5.1 to 5.3 (inclusive).

5.5	Any issuance of New Shares to a third party in accordance with Section 5.4 shall be conditional upon such third party first entering into a Deed of Adherence.

6.	Transfer Restrictions

6.1	No Shareholder may Transfer any Shares to any person except where required or permitted to do so pursuant to and in compliance with the Articles or this Agreement (including without limitation Section 7).

6.2	No Shareholder may Transfer Shares to any person who is not a party to this Agreement, unless such person has executed a Deed of Adherence confirming to the other Shareholder(s) that it shall be bound by this Agreement as a Shareholder.

6.3	Notwithstanding any of the foregoing, a Shareholder may at any time Transfer any of its Shares to its Affiliates, provided that:

(a)	the transferee duly executes a Deed of Adherence;

(b)	the transferee provides clear evidence and represents to the Company that it is an Affiliate of the Shareholder that intends to have its Shares Transferred to such transferee; and

(c)	the transferee undertakes to promptly transfer all its Shares back to the Shareholder that intends to have its Shares Transferred to such transferee after it ceases to become an Affiliate of such Shareholder.

6.4	Without prejudice to the generality of Sections 6.1 or 6.2 and the definition of “Transfer”, no Shareholder shall circumvent or permit to be circumvented, or avoid, or permit to be avoided, the provisions of this Section 6 by Transferring any indirect beneficial interest in the Shares through the disposal of shares in a holding company directly or indirectly holding such Shares (which disposal will result in a change of Control in such holding company) and any such Transfer of an indirect beneficial interest in the Shares shall be treated as a Transfer of Shares.

7.	Right of First Refusal

7.1	In the event that any Shareholder (the “Selling Shareholder”) proposes to Transfer any Shares to any third party purchaser who is not a Shareholder or an Affiliate of any Shareholder (a “Third Party Purchaser”) pursuant to a bona fide offer, the Selling Shareholder shall promptly send a written notice (a “ROFR Notice”) to the other Shareholders stating:

(a)	the number of Shares proposed to be Transferred (the “ROFR Shares”);

(b)	the proposed purchase price per Share (the “ROFR Price”);

(c)	the material terms and conditions of such Transfer; and

(d)	the name and other reasonable details of the Third Party Purchaser.

7.2	Such ROFR Notice shall constitute an offer by the Selling Shareholder to the other Shareholder(s) to sell to the other Shareholder(s) the total number of the ROFR Shares. The other Shareholder(s) shall each have the right (but not the obligation) (the “Right of First Refusal”) to purchase all (but not less than all) of the ROFR Shares at a purchase price per Share equal to the ROFR Price and upon terms and conditions no less favourable than those specified in the ROFR Notice.

7.3	Each of the other Shareholder(s) may (but are not obligated to) exercise the Right of First Refusal by giving a written notice (the “ROFR Acceptance Notice”) to the Selling Shareholder within thirty (30) days from the date of receipt of the ROFR Notice (the “ROFR Period”), specifying the number of ROFR Shares that it accepts to purchase. The failure by any Shareholder to give a ROFR Acceptance Notice within the ROFR Period shall be deemed to be a waiver of its Right of First Refusal. Where there is more than one Shareholder who has delivered a ROFR Acceptance Notice, each such Shareholder shall be entitled to purchase its pro rata share of the ROFR Shares, where “pro rata share” means each such Shareholder’s existing holding of Shares as a proportion of the total number of Shares held by all such Shareholders who have delivered a ROFR Acceptance Notice.

7.4	Any sale pursuant to the exercise of the Right of First Refusal shall be consummated within thirty (30) days after the expiry of the ROFR Period (or such other date as may be agreed between the relevant parties to such sale).

7.5	If no Right of First Refusal is validly exercised within the ROFR Period, then the Selling Shareholder may sell to the Third Party Purchaser named in the ROFR Notice the ROFR Shares at a price per Share no less than the ROFR Price and on terms and conditions that are no more favourable to the Third Party Purchaser than those specified in such ROFR Notice. If such sale is not consummated within two (2) months from the date of expiry of the ROFR Period, the Right of First Refusal shall be deemed to be revived and such ROFR Shares shall not be offered or otherwise made subject to any Transfer until and unless first re-offered to the other Shareholder(s) in accordance with this Section 7.

8.	Tag-Along Right

8.1	For so long as AlphaTON holds more than fifty per cent (50%) of the total Shares of the Company, in the event that AlphaTON (the “Selling Shareholder”) proposes to Transfer Shares representing thirty per cent (30%) or more of all issued Shares of the Company to a Third Party Purchaser (the “Proposed Transfer”), Animoca Brands (the “Tag-Along Shareholder”) shall have the right, but not the obligation, to participate in the Proposed Transfer in accordance with the provisions hereunder. Such right shall be exercisable by way of the delivery of written notice to the Selling Shareholder, specifying the number of Shares that the Tag-Along Shareholder intends to sell, at the same price per Shares and on the same terms as the Proposed Transfer.

8.2	The Selling Shareholder shall use reasonable efforts to procure that the Third Party Purchaser shall purchase not only the Shares that the Selling Shareholder intends to sell, but also the Shares specified by the Tag-Along Shareholder at the same price per Share and on the same terms as the Proposed Transfer. If the Selling Shareholder and the Third Party Purchaser fail to reach an agreement, then the number of the Shares to be purchased by the Third Party Purchaser shall be allocated between the Selling Shareholder and the Tag-Along Shareholder based on the respective proportion of the number of Shares held by each such Shareholder compared to the total number of Shares held by the Selling Shareholder and the Tag-Along Shareholder.

8.3	Immediately prior to completion of the sale of Shares by the Selling Shareholder and the Tag-Along Shareholder, the Tag-Along Shareholder shall transfer the legal and beneficial title to its relevant Shares to the Third Party Purchaser free from Encumbrance, in accordance with Applicable Laws and with the benefit of all rights attaching to them as at the date of transfer.

8.4	Where the Third Party Purchaser refuses to purchase Shares from the Tag-Along Shareholder exercising its tag-along right hereunder, the Selling Shareholder shall not Transfer to the Third Party Purchaser any of its Shares.

8.5	The provisions of this Section 8 shall apply subject to and after completion of the procedure set out in Section 7.

9.	Drag-Along Right

9.1	Subject to Sections 6 to 8 and only for so long as AlphaTON holds more than fifty per cent (50%) of the total Shares of the Company, if AlphaTON receives an all cash offer from any bona fide third party purchaser who is not an Affiliate of AlphaTON (the “Proposed Purchaser") to acquire all of its Shares and if AlphaTON has decided to sell all (but not some only) of its Shares (the “Proposed Shares”) to the Proposed Purchaser, AlphaTON shall have the right, but not the obligation (the “Drag-Along Right”), by serving notice in writing, to require the other Shareholder(s) to each sell all of their Shares to the Proposed Purchaser at the same price per Share and on terms and conditions no less favourable than those offered by the Proposed Purchaser to AlphaTON (the “Drag-Along Notice”).

9.2	The Drag-Along Right shall be exercised as follows:

(a)	the Drag-Along Notice shall specify: (i) the number of Shares required to be Transferred by the other Shareholder(s) (such Shares being the “Dragged Shares”); (ii) the price per Share; and (iii) all other material terms and conditions of the sale including the proposed completion date for the Transfer;

(b)	AlphaTON shall have a period of sixty (60) days from the date of delivery of the Drag-Along Notice to complete the Transfer of the Proposed Shares and the Dragged Shares on terms and conditions not less favourable than those set forth in the Drag-Along Notice; and

(c)	immediately prior to completion of the Transfer of the Dragged Shares, the other Shareholder(s) shall each transfer the legal and beneficial title to their Dragged Shares to the Proposed Purchaser free from Encumbrance in accordance with Applicable Laws and with the benefit of all rights attaching to them as at the date of transfer.

9.3	The cash consideration for which the Dragged Shareholder(s) shall be obliged to sell their Dragged Shares pursuant to the provisions hereunder shall be no less than the Fair Value per Share.

10.	Completion of Transfer

10.1	If any Shareholder (the “Transferor”) Transfers any Shares (the “Relevant Shares”) to any person (the “Transferee”) under any provision of this Agreement then at the relevant date of completion of such Transfer, the Transferor and Transferee shall comply with the following provisions.

10.2	The Transferor shall Transfer the Relevant Shares to the Transferee free from all Encumbrances and shall deliver to the Transferee:

(a)	a duly executed instrument of transfer, stock transfer form and/or share transfer agreement in respect of the Relevant Shares in favour of the Transferee;

(b)	an irrevocable power of attorney executed by the Transferor in favour of the Transferee to enable the Transferee (pending registration of the transfer of the Relevant Shares from the Transferor to the Transferee) to exercise all voting and other rights attaching to the Relevant Shares (if applicable); and

(c)	the original share certificate(s) in respect of the Relevant Shares (if applicable).

10.3	Each of the Transferor and Transferee shall sign all documents and take all other action reasonably necessary to enable the Transferee to become the registered and beneficial owner of the Relevant Shares.

10.4	The Transferee shall pay the aggregate purchase price for the Relevant Shares to the Transferor or as the Transferor directs in writing in immediately available funds by electronic transfer for same day value to the bank account nominated in writing by the Transferor.

10.5	The Transferee shall (if it is not already a party to this Agreement) enter into a Deed of Adherence.

11.	Intellectual Property

11.1	Each Party retains ownership of all Intellectual Property Rights owned or developed by it independently of or outside the scope of this Agreement. Each Party may grant the other limited, non-exclusive rights to use its Intellectual Property Rights such as its name and logo solely for approved marketing and advertising campaigns in connection with the Purpose or the other matters set out in this Agreement, subject always to such Party’s brand guidelines and prior written approval (not to be unreasonably withheld or delayed).

11.2	Without the prior written consent of a Shareholder, neither the Company nor any other Shareholder(s) shall acquire any right or interest in the Intellectual Property Rights of such Shareholder, including (without limitation) through any modification, improvement or adaptation of any Intellectual Property of such Shareholder, or the creation of any derivative works based on any Intellectual Property of such Shareholder.

11.3	Any joint ownership of any Intellectual Property Rights arising from any of the activities under this Agreement (“Joint IPR”) and any matters concerning the protection, registration, use, exploitation or licensing of any Joint IPR shall be subject to express written agreement between the relevant Parties.

12.	Information Rights

12.1	The Company shall prepare and deliver to each Shareholder:

(a)	within twenty (20) days after the end of each calendar month, unaudited consolidated monthly financial statements of the Group Companies;

(b)	within thirty (30) days after the end of each calendar quarter, quarterly unaudited consolidated management accounts, comprising the unaudited consolidated balance sheet and profit and loss statement of the Group Companies made up to the last day of the immediately preceding quarter;

(c)	within sixty (60) days after the end of each financial year, annual audited consolidated accounts of the Group Companies (audited by an internationally reputable firm of independent certified public accountants);

(d)	at least thirty (30) days before the beginning of each financial year, a proposed annual business plan, budget and trading forecasts of the Group Companies for that financial year (the “Business Plan”); and

(e)	as promptly as reasonably practicable, any material adverse event affecting the Company or any Group Company (such as any material litigation or government enquiry) as well as any information reasonably required by any of the Current Shareholders in respect of the Company or any Group Company from time to time.

12.2	The Company shall maintain proper books, accounts and records in accordance with generally accepted accounting principles and Applicable Laws or as may be required by its auditors.

12.3	After giving reasonable notice and no later than ten (10) Business Days' notice to the Company, any Shareholder may (or cause an agent or representative of such Shareholder to):

(a)	have full access to, inspect, and take photocopies of, all the books, accounts, financial and other records of any Group Company;

(b)	have full access to such management and personnel of any Group Company as may be reasonably requested by such Shareholder for the purpose of obtaining or evaluating information regarding the business, operations, financial position and prospects of such Group Company; and

(c)	have full access to the sites, premises and facilities of any Group Company.

13.	Conflicts with Articles

13.1	If any provision of the Articles at any time conflicts with any provision of this Agreement, this Agreement shall prevail as among the Shareholders and the Parties shall whenever necessary exercise all voting and other rights and powers available to them to procure the amendment, waiver or suspension of the relevant provision of the Articles to the extent necessary to permit the Company and its affairs to be administered in accordance with the terms of this Agreement.

14.	Warranties

14.1	Each Party warrants to the other Parties that:

(a)	this Agreement shall constitute a legal, valid and binding obligation of the Party, enforceable against it in accordance with its terms. The Party has obtained all corporate approvals for the execution of this Agreement and has the authority and capacity to execute this Agreement and to perform its obligations hereunder;

(b)	the execution and performance of this Agreement by the Party does not conflict with any Applicable Laws, contract or other restriction under which it is obligated;

(c)	the Party is legally formed and operating under the laws of the jurisdiction of its incorporation and its representative has the authority and capacity to sign and perform this Agreement; and

(d)	the entry and delivery of, and the performance by the Party of this Agreement will not result in any breach of any provision of its constitutional documents or result in any claim by a third party against the other Party.

15.	Events of Default

15.1	The occurrence of any of the following circumstances with respect to a Shareholder (“Defaulting Shareholder”) shall constitute an event of default hereunder of the Defaulting Shareholder (each, an “Event of Default”):

(a)	The Defaulting Shareholder commits a material breach under this Agreement and such material breach (i) is not curable or (ii), if curable, has not been cured within thirty (30) days from the date of the Defaulting Shareholder’s receipt of a notice from any of the other Shareholders requiring cure of such material breach;

(b)	The Defaulting Shareholder is subject to an Insolvency Event;

(c)	The Defaulting Shareholder sells, transfers, leases or otherwise disposes the whole or substantially the whole of its assets or businesses; and/or

(d)	A change of Control occurs with respect to the Defaulting Shareholder,

provided that any redomiciliation or other similar event in respect of the direct or indirect holding company of Animoca Brands shall not under any circumstances constitute an Event of Default.

15.2	Upon occurrence of an Event of Default in respect of a Defaulting Shareholder, the other shareholder(s) (the “Non-Defaulting Shareholders”) shall have the right to require the Defaulting Shareholder to sell all of its Shares to the Non-Defaulting Shareholders at a price per Share equal to ninety per cent (90%) of the Fair Value per Share. If more than one Non-Defaulting Shareholder intends to exercise such right, the number of Shares to be acquired by each such Non-Defaulting Shareholder will be allocated based on the proportion of the number of Shares held by it compared to the total number of Shares held by all such Non-Defaulting Shareholders.

16.	Confidentiality and Announcements

16.1	Each Party shall keep confidential and shall not disclose to any third party any Confidential Information, except to its Representatives who have a need to know such information for the purposes of the performance of this Agreement or the enforcement of rights under this Agreement (the “Permitted Purposes”), provided that such Representatives are informed of the confidential nature of such Confidential Information and are bound by confidentiality obligations no less protective than those contained herein.

16.2	Each Party shall use any other Party’s Confidential Information only for the Permitted Purposes.

16.3	The obligations in this Section 16 shall not apply to Confidential Information that:

(a)	enters the public domain through no fault of the Receiving Party;

(b)	is communicated to the Receiving Party by a third party under no obligation of confidentiality;

(c)	has been independently developed by the Receiving Party without reference to any Confidential Information of the Disclosing Party; or

(d)	was in the Receiving Party's lawful possession prior to disclosure and had not been obtained either directly or indirectly from the Disclosing Party.

16.4	If any Confidential Information is required to be disclosed by the Receiving Party pursuant to any Applicable Law or any order or requirement from any court or tribunal or any government or regulatory body, the Receiving Party shall (to the extent legally permissible) promptly notify the Disclosing Party in writing of such requirement and allow the Disclosing Party a reasonable time to oppose such requirement, and the Receiving Party shall disclose only the minimum portion of the Confidential Information that it is required to disclose.

16.5	No Party shall make, or permit any person to make, any public announcement, communication or circular concerning this Agreement (or any matters relating thereto) without the prior written consent of the other Parties.

16.6	The obligations in this Section 16 shall survive for one (1) year following termination or expiry of this Agreement.

17.	Term and Termination

17.1	This Agreement will commence on the Effective Date and continue until terminated in accordance with this Section 17.

17.2	This Agreement shall be terminated automatically upon:

(a)	the date all Parties agree in writing to terminate this Agreement;

(b)	with respect to any particular Shareholder, the date such Shareholder ceases to hold any Shares;

(c)	the date all Shares are held by one person; or

(d)	the date of liquidation or winding up of the Company.

17.3	Termination or expiry will not affect any rights or obligations accrued prior to termination or expiry of this Agreement, and those provisions which are expressed or intended to survive termination or expiration (including without limitation Section 16 and 18), which shall remain in full force and effect.

18.	Limitations on liability

18.1	To the maximum extent permitted by Law and without limiting any other rights or remedies any Current Shareholder may have, each Current Shareholder’s aggregate liability to the other Current Shareholder shall be limited as follows:

(a)	the aggregate liability of any Current Shareholder for all Claims shall not exceed the Fair Value of all Shares held by such Current Shareholder; and

(b)	no Party shall be liable for any indirect, incidental, special, exemplary or consequential damages, or damages for lost profits, lost revenues, lost savings, lost business opportunity, loss of data or goodwill, service interruption, damage to reputation, changes in the price of any tokens, computer damage or system failure, whether based on warranty, contract, tort (including negligence), product liability or any other legal theory, and whether or not the other Parties have been informed of the possibility of such damage.

18.2	No Party shall be liable for a Claim unless the other Party has provided it with notice in writing summarizing the nature of the Claim (in so far as it is known) and, as far as it is reasonably practicable, the amount claimed, on or before the first (1st) anniversary of the date of occurrence of the relevant event or circumstance giving rise to the Claim.

19.	Further assurance

At its own expense, each Party shall (and shall use reasonable endeavours to procure that any relevant third party shall) promptly execute and deliver such documents and perform such acts as may be required from time to time for the purpose of giving full effect to this Agreement.

20.	Assignment

No Party shall assign, transfer, novate, mortgage, charge, declare a trust in, or deal in any other manner with any or all of their rights and obligations under this Agreement without the prior written consent of the other Party. Any dealing in contravention of this Section shall be null and void ab initio.

21.	Entire agreement

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations and understandings among them, whether written or oral, relating to the subject matter of this Agreement.

22.	Variation and waiver

22.1	No variation of this Agreement shall be effective unless it is in writing and signed by the Parties.

22.2	No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by Law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy. A waiver of any right or remedy under this Agreement or by Law is only effective if it is in writing.

22.3	Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by Law.

23.	Costs

Except as expressly provided in this Agreement, each Party shall pay its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

24.	Notices

24.1	A notice given to a Party under or in connection with this Agreement shall be in writing and shall be delivered by hand or sent by pre-paid first-class post (or another next working day delivery service) in either case to that Party's registered office or sent by email to that Party’s specified email address.

24.2	A notice is deemed to have been received if delivered by hand, at the time the notice is left at the proper address, or if sent by email, at the time of receipt, or if sent by pre-paid first class post (or another next working day delivery service), on the second Business Day after posting, unless such deemed receipt would occur outside business hours (meaning 9.00am to 6.00pm Monday to Friday on a day that is not a public holiday in the place of receipt), in which case receipt will occur when business hours resume in the place of receipt.

25.	Severance

If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but any such deletion shall not affect the validity and enforceability of the rest of this Agreement.

26.	Counterparts

26.1	This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same instrument. In the event that any signature (in relation to this Agreement or any other document required to give effect to this Agreement) is delivered by email delivery of a “.pdf” or other similar format data file or in the event that said signature be an electronic or digital signature, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature or electronic or digital signature was an original thereof.

27.	Governing law and jurisdiction

27.1	This Agreement shall be construed and enforced in accordance with the laws of Hong Kong without giving effect to applicable conflicts of laws principles.

27.2	Any dispute, controversy , difference, or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach, or termination thereof, or any dispute regarding non-contractual obligations arising out of or relating to it, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be one (1). The arbitration proceedings shall be conducted in English.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorised representatives as of the Effective Date.

For and on behalf of

Animoca Brands Limited

_________________________

Name: Alan Lau

Title: Chief Business Officer

For and on behalf of

AlphaTON Capital Corp.

_________________________

Name: Brittany Kaiser

Title: Chief Executive Officer

For and on behalf of

Ga Mee Global Limited

_________________________

Name: Alan Lau

Title: Authorised Signatory

Schedule 1 Form of Deed of Adherence

DEED OF ADHERENCE made on _______________

BETWEEN:

(1)	[NEW SHAREHOLDER], a company incorporated in [•] whose registered address is at [•] (the "New Shareholder"); and

(2)	[COMPANY], a company incorporated in [•] whose registered address is at [•] (the "Company").

RECITALS:

(A)	On _______________, the Company and its Shareholders entered into a shareholders agreement (as amended and supplemented from time to time) (the “Agreement”). Except as the context may otherwise require, all words and expressions defined in the Agreement shall have the same meanings when used in this Deed.

(B)	The New Shareholder wishes to have Transferred to it [insert number and description of shares] each in the capital of the Company (the "Shares") from [insert name of transferring shareholder] (the "Transferring Shareholder"). In accordance with the Agreement, the New Shareholder has agreed to enter into this Deed. [Note to Template: Amend as required if the New Shareholder will subscribe for new shares rather than have existing shares transferred to it.]

(C)	The Company enters into this Deed on behalf of itself and as agent for all the existing Shareholders of the Company.

NOW THIS DEED WITNESSES as follows:

1.	The New Shareholder confirms that it has been provided with a copy of the Agreement and all amendments, restatements and supplements thereto and hereby covenants to observe, perform and be bound by all the terms and conditions of the Agreement which are capable of applying to the New Shareholder to the intent and effect that the New Shareholder shall be deemed as, with effect from the date hereof, to be a Party to the Agreement as if the New Shareholder were an original Party to the Agreement.

2.	Each existing Shareholder and the Company shall be entitled to enforce the Agreement against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits of the Transferring Shareholder (other than those that are non-assignable) under the Agreement in each case as if the New Shareholder had been an original party to the Agreement since the date thereof.

3.	The address and e-mail at which notices are to be served on the New Shareholder under the Agreement and the person for whose attention notices are to be addressed are as follows:

New Shareholder For the attention of: [•]	Address: [•]	E-mail: [•]
4.	This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

5.	This Deed shall take effect as a deed for the benefit of the Shareholders and the Company.

IN WITNESS whereof, this Deed has been executed and delivered on the date first above written.

EXECUTED AS A DEED BY	)

[NEW SHAREHOLDER]	)

__________________________	Signature of director

__________________________	Name of director

__________________________	Signature of director/secretary

__________________________	Name of director/secretary

EXECUTED AS A DEED BY	)

[COMPANY]	)

__________________________	Signature of director

__________________________	Name of director

__________________________	Signature of director/secretary

__________________________	Name of director/secretary

Schedule 2 Board Reserved Matters

1.	Any alteration of the composition or size of the Board.

2.	Any adoption or amendment of any Business Plan, or approval of any capital expenditure outside the scope of the approved Business Plan.

3.	Any material change in the nature of the Business or commencing any new business which is not ancillary or incidental to the Business.

4.	Any change of name of any Group Company.

5.	Any formation of any subsidiary or any acquisition of shares in any other entity or participating in any partnership or joint venture (incorporated or not).

6.	Any amalgamation or merger with any other entity.

7.	Any acquisition or disposal by any Group Company of any material asset.

8.	Any creation or grant any Encumbrance over the whole or any part of the Business, undertaking or assets of any Group Company or over any shares in any Group Company or agreeing to do so, other than Encumbrances arising in the ordinary course of business.

9.	Any borrowing or incurrence of debt or liability by any Group Company, or any creation or authorisation of the creation of any debt security by any Group Company.

10.	Any loan or granting any credit or giving any guarantee or indemnity, in each case other than in the ordinary course of business.

11.	Any entry into any arrangement, contract or transaction outside the normal course of Business or otherwise than on arm's length terms.

12.	Any entry into any contract that would be a Material Contract, or any amendment, termination or waiver of the performance of any obligation or liability under any Material Contract, where “Material Contract” means any contract which is of material importance to the Company or the Business, or any contract with or involving a value or consideration of no less than US$100,000.

13.	Any termination or delivery of notice of termination of any arrangement, contract or transaction which is of material importance to the Business, or materially varying any such arrangement, contract or transaction.

14.	Any grant of any Intellectual Property Rights (whether by licence or otherwise) by any Group Company

15.	Any material change to the strategy, tokenomics or holding in relation to GAMEE or WAT, or any sale, issuance, sponsorship, creation or distribution of any new digital tokens, cryptocurrency or other blockchain-based assets.

16.	Any transaction by any Group Company with any related party, including without limitation any shareholder or director, or any company or business in which the any shareholder or director of has a financial interest.

17.	Any change of auditor or financial year end for any Group Company.

18.	Any material change in the accounting policies and principles adopted by ay Group in the preparation of its financial statements, except as required by Applicable Laws.

19.	Any declaration or distribution of any dividend, or making any other distribution (by way of capitalisation, repayment or in any other manner) by any Group Company.

20.	Any establishment or amendment of any profit-sharing, share option, bonus or other incentive scheme of any nature for directors, officers, employees, consultants or advisors of any Group Company.

21.	Any establishment or amendment of any pension scheme or granting any pension rights to any directors, officers, employees, consultants or advisors of any Group Company, or any member of any such person's family.

22.	Any dismissal or termination of any directors, officers, employees, consultants or advisors of any Group Company resulting in the incurrence of any redundancy or other costs in excess of US$150,000.

23.	Any employment, engagement or appointment of any directors, officers, employees, consultants or advisors of any Group Company on terms providing for compensation or remuneration in excess US$150,000 per annum, and any variation of any such employment, engagement or appointment terms.

24.	Institution of any legal proceedings, or settling or compromising any legal proceedings (other than debt recovery proceedings in the ordinary course of business) instituted or threatened against any Group Company, or submitting to arbitration or alternative dispute resolution any dispute involving any Group Company.

25.	Making any agreement with any revenue or tax authorities or making any claim, disclaimer, election or consent for tax purposes in relation to any Group Company.

Schedule 3 Shareholder Reserved Matters

1.	Any amendment or variation of the memorandum or articles of association of any Group Company.

2.	Any amendment or variation of any rights attaching to any shares of any Group Company.

3.	Any issue of new shares or other alteration or restructuring of the capital structure of any Group Company.

4.	Any increase in the issued share capital of any Group Company, any grant of any option or other interest (in the form of convertible securities or in any other form) over or in the issued share capital of any Group Company.

5.	Any redemption, buyback, cancellation, reduction or repurchase of any shares, or decrease of, or other amendments or variations to, the share capital of any Group Company.

6.	Any voluntary liquidation, dissolution, winding up or similar proceedings of any Group Company.

Exhibit 10.4

STRATEGIC ALLIANCE AGREEMENT

This STRATEGIC ALLIANCE AGREEMENT (this “Agreement”) is made as of March 19, 2026 (“Effective Date”)

BETWEEN

(1)	ANIMOCA BRANDS LIMITED, a company incorporated in Hong Kong, with company number 2047605 and whose principal place of business is at 28/F Landmark South, 39 Yip Kan St, Wong Chuk Hang, Hong Kong (“Animoca Brands”);
(2)	ALPHATON CAPITAL CORP., a British Virgin Islands Corporation listed on the Nasdaq Stock Market under the ticker ATON and whose registered office address is at Clarence Thomas Building, Road Town, Tortola, the British Virgin Islands (“AlphaTON”); and

Animoca Brands and AlphaTON are each a “Party” and collectively the “Parties.”

BACKGROUND

A.	AlphaTON provides public market investors with institutional-grade exposure to the TON ecosystem and Telegram's billion user platform while maintaining the governance standards and reporting transparency of a Nasdaq listed company. AlphaTON’s activities span network validation and staking operations, development of Telegram-based applications, and strategic investments in TON-based decentralized finance protocols, gaming platforms, and business applications.
B.	Animoca Brands represents the most vibrant and engaged Web3 community worldwide.
C.	The Parties now wish to work together to cooperate and support the growth of GMEE, TON and WAT and the growth of Animoca Brands’ portfolio companies (the “Purpose”) through coordinated marketing, events and investment initiatives.
D.	The Parties therefore wish to enter into this Agreement to set out the framework for such strategic cooperation and support.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

OPERATIVE PROVISIONS

1.	Interpretation
1.1	The definitions and rules of interpretation in this Section apply to this Agreement.

“Affiliate”, with respect to any person, means any other person Controlling, Controlled by or under common Control with such person.

“Applicable Laws” means, with respect to any person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority that is binding upon or applicable to such person, as amended unless expressly specified otherwise.

“Budget” has the meaning given to it in Section 4.1.

“Business Day” means a day other than a Saturday, Sunday or public holiday in Hong Kong or New York when banks in Hong Kong and New York are open for business.

“Claim” means a claim under or in connection with this Agreement or any other matters related thereto.

“Confidential Information” means any information or data disclosed by one Party (the “Disclosing Party”) to any other party (the “Receiving Party”) in connection with this Agreement which is disclosed in writing, verbally or by inspection and is identified as "confidential" or "proprietary" by the Disclosing Party, or which the Receiving Party reasonably ought to believe is treated as confidential or proprietary by the Disclosing Party.

“GMEE” means the GAMEE token (ticker: GMEE).

“Law” means any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, standard, requirement, administrative ruling, order, ordinance, principle of common law, legal doctrine, code, regulation, statute, treaty or process.

“Permitted Purposes” has the meaning given to it in Section 7.1.

“Purpose” has the meaning given to it in the Recitals.

“Representative” means, with respect to any person, any and all directors, officers, employees, consultants, and professional advisors of such person and its Affiliates.

“TON” means Toncoin (ticker: TON).

“WAT” means the WAT token (ticker: WAT).

“Working Group” has the meaning given to it in Section 5.1.

1.2	References to Sections are to the Sections of this Agreement.
1.3	This Agreement shall be binding on and ensure to the benefit of the Parties and their respective successors and permitted assigns, and references to a Party shall include that Party's successors and permitted assigns.
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1.4	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established. A reference to a person shall include a natural person, corporate or unincorporated body (whether or not having separate legal personality).
1.5	Unless expressly provided otherwise in this Agreement, a reference to writing or written includes email.
1.6	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.
1.7	References to a document in agreed form are to that document in the form agreed by the Parties and initialled by them or on their behalf for identification.
1.8	Unless otherwise provided, a reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force as at the date of this Agreement. A reference to a statute or statutory provision shall include all subordinate legislation made as at the date of this Agreement under that statute or statutory provision.
2.	Scope of Collaboration
2.1	The Parties shall, subject to written agreement between them from time to time, cooperate on the planning and delivery of marketing events, activations and advertising campaigns across relevant markets for the Purpose, including:
(a)	joint social-media campaigns and content sharing;
(b)	external sponsorship opportunities;
(c)	promotion of GMEE, TON and WAT, product launches, and community initiatives;
(d)	co-branded digital and physical advertising;
(e)	participation in and co-hosting of events and industry conferences; and
(f)	other promotional initiatives mutually agreed in writing by the Working Group.
2.2	The Working Group will determine in accordance with Section 5 which specific activities and initiatives are to be undertaken under this Agreement, their timing, and the allocation of responsibilities and the Budget.
3.	Portfolio Review and Investment
3.1	AlphaTON will collaborate with Animoca Brands, via the Working Group, to identify and evaluate additional portfolio companies of Animoca Brands that may be suitable for strategic investment or acquisition in accordance with the Purpose, or other initiatives to support the growth and expansion of the portfolio of Animoca Brands.

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3.2	The Parties may, on a case-by-case basis, enter into separate agreements governing any new investment or acquisition opportunities in respect of any portfolio company of Animoca Brands.
4.	Budget
4.1	Subject to agreement by the Parties on a case by case basis, each of the Parties may agree to such financial contribution as may be determined by the Working Group to provide funding to support the activities contemplated by Sections 2 to 3 and the Purpose (the “Budget”). The Working Group will determine:
(a)	the amount and allocation of each Current Shareholder’s contribution to the Budget;
(b)	whether contributions will be payable in one lump sum or in instalments and, if the latter, the frequency and amount of each instalment, as well as the manner or form of contribution or payment;
(c)	how the Budget is spent; and
(d)	performance metrics to evaluate the use of the Budget and marketing impact versus return on investment.
5.	Governance and Coordination at the Working Group
5.1	The Parties will establish a joint working group composed of an equal number of Representatives from each Party (the “Working Group”). Each Current Shareholder will designate one Representative to serve as its main point of contact under this Agreement.
5.2	The Working Group will meet quarterly, or more frequently as agreed, to:
(a)	coordinate and plan the ongoing strategic marketing and partnership activities contemplated by Sections 2 to 3;
(b)	review progress of activities and any performance metrics in place;
(c)	identify new opportunities for strategic marketing and partnership activities, including events and investment opportunities;
(d)	approve and monitor use of the Budget; and
(e)	recommend adjustments to the plan for strategic marketing and partnership activities and further the Purpose.
5.3	Decisions of the Working Group will be made by a majority of the Representatives, provided that at least one Representative from each of the Parties is in agreement.

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5.4	The Parties may, by mutual written agreement, adjust the Working Group structure and its activities, such as meeting frequency, to reflect the needs of the strategic alliance between the Parties.
6.	Warranties
6.1	Each Party warrants to the other Parties that:
(a)	this Agreement shall constitute a legal, valid and binding obligation of the Party, enforceable against it in accordance with its terms. The Party has obtained all corporate approvals for the execution of this Agreement and has the authority and capacity to execute this Agreement and to perform its obligations hereunder;
(b)	the execution and performance of this Agreement by the Party does not conflict with any Applicable Laws, contract or other restriction under which it is obligated;
(c)	the Party is legally formed and operating under the laws of the jurisdiction of its incorporation and its representative has the authority and capacity to sign and perform this Agreement; and
(d)	the entry and delivery of, and the performance by the Party of this Agreement will not result in any breach of any provision of its constitutional documents or result in any claim by a third party against the other Party.
7.	Confidentiality and Announcements
7.1	Each Party shall keep confidential and shall not disclose to any third party any Confidential Information, except to its Representatives who have a need to know such information for the purposes of the performance of this Agreement or the enforcement of rights under this Agreement (the “Permitted Purposes”), provided that such Representatives are informed of the confidential nature of such Confidential Information and are bound by confidentiality obligations no less protective than those contained herein.
7.2	Each Party shall use any other Party’s Confidential Information only for the Permitted Purposes.
7.3	The obligations in this Section 20 shall not apply to Confidential Information that:
(a)	enters the public domain through no fault of the Receiving Party;
(b)	is communicated to the Receiving Party by a third party under no obligation of confidentiality;
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(c)	has been independently developed by the Receiving Party without reference to any Confidential Information of the Disclosing Party; or
(d)	was in the Receiving Party's lawful possession prior to disclosure and had not been obtained either directly or indirectly from the Disclosing Party.
7.4	If any Confidential Information is required to be disclosed by the Receiving Party pursuant to any Applicable Law or any order or requirement from any court or tribunal or any government or regulatory body, the Receiving Party shall (to the extent legally permissible) promptly notify the Disclosing Party in writing of such requirement and allow the Disclosing Party a reasonable time to oppose such requirement, and the Receiving Party shall disclose only the minimum portion of the Confidential Information that it is required to disclose.
7.5	No Party shall make, or permit any person to make, any public announcement, communication or circular concerning this Agreement (or any matters relating thereto) without the prior written consent of the other Parties.
7.6	The obligations in this Section 7 shall survive for one (1) year following termination or expiry of this Agreement.
8.	Term and Termination
8.1	This Agreement will commence on the Effective Date and continue until terminated in accordance with this Section 8.
8.2	This Agreement shall be terminated automatically upon the earlier of:
(a)	the date all Parties agree in writing to terminate this Agreement, or
(b)	five (5) years from the Effective Date.
8.3	Termination or expiry will not affect any rights or obligations accrued prior to termination or expiry of this Agreement, and those provisions which are expressed or intended to survive termination or expiration (including without limitation Section 7 and 9), which shall remain in full force and effect.
9.	Limitations on liability
9.1	To the maximum extent permitted by Law and without limiting any other rights or remedies any Parties may have, each Party’s aggregate liability to the other Party shall be limited as follows:
(a)	the aggregate liability of any Party for all Claims shall not exceed US$1,000,000; and
(b)	no Party shall be liable for any indirect, incidental, special, exemplary or consequential damages, or damages for lost profits, lost revenues, lost savings, lost business opportunity, loss of data or goodwill, service interruption, damage to reputation, changes in the price of any tokens, computer damage or system failure, whether based on warranty, contract, tort (including negligence), product liability or any other legal theory, and whether or not the other Parties have been informed of the possibility of such damage.

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9.2	No Party shall be liable for a Claim unless the other Party has provided it with notice in writing summarizing the nature of the Claim (in so far as it is known) and, as far as it is reasonably practicable, the amount claimed, on or before the first (1st) anniversary of the date of occurrence of the relevant event or circumstance giving rise to the Claim.
10.	Further assurance

At its own expense, each Party shall (and shall use reasonable endeavours to procure that any relevant third party shall) promptly execute and deliver such documents and perform such acts as may be required from time to time for the purpose of giving full effect to this Agreement.

11.	Assignment

No Party shall assign, transfer, novate, mortgage, charge, declare a trust in, or deal in any other manner with any or all of their rights and obligations under this Agreement without the prior written consent of the other Party. Any dealing in contravention of this Section shall be null and void ab initio.

12.	Entire agreement

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations and understandings among them, whether written or oral, relating to the subject matter of this Agreement.

13.	Variation and waiver
13.1	No variation of this Agreement shall be effective unless it is in writing and signed by the Parties.
13.2	No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by Law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy. A waiver of any right or remedy under this Agreement or by Law is only effective if it is in writing.
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13.3	Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by Law.
14.	Costs

Except as expressly provided in this Agreement, each Party shall pay its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

15.	Notices
15.1	A notice given to a Party under or in connection with this Agreement shall be in writing and shall be delivered by hand or sent by pre-paid first-class post (or another next working day delivery service) in either case to that Party's registered office or sent by email to that Party’s specified email address.
15.2	A notice is deemed to have been received if delivered by hand, at the time the notice is left at the proper address, or if sent by email, at the time of receipt, or if sent by pre-paid first class post (or another next working day delivery service), on the second Business Day after posting, unless such deemed receipt would occur outside business hours (meaning 9.00am to 6.00pm Monday to Friday on a day that is not a public holiday in the place of receipt), in which case receipt will occur when business hours resume in the place of receipt.
16.	Severance

If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but any such deletion shall not affect the validity and enforceability of the rest of this Agreement.

17.	Counterparts
17.1	This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same instrument. In the event that any signature (in relation to this Agreement or any other document required to give effect to this Agreement) is delivered by email delivery of a “.pdf” or other similar format data file or in the event that said signature be an electronic or digital signature, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature or electronic or digital signature was an original thereof.
18.	Governing law and jurisdiction
18.1	This Agreement shall be construed and enforced in accordance with the laws of Hong Kong without giving effect to applicable conflicts of laws principles.
18.2	Any dispute, controversy , difference, or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach, or termination thereof, or any dispute regarding non-contractual obligations arising out of or relating to it, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be one (1). The arbitration proceedings shall be conducted in English.

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IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorised representatives as of the Effective Date.

For and on behalf of

Animoca Brands Limited

/s/ Alan Lau

Name: Alan Lau

Title: Chief Business Officer

For and on behalf of

AlphaTON Capital Corp.

/s/ Brittany Kaiser

Name: Brittany Kaiser

Title: Chief Executive Officer

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Exhibit 10.5

STANDSTILL AGREEMENT

This STANDSTILL AGREEMENT (this “Agreement”) is made as of March 19, 2026 (“Effective Date”),

By and Among

(1)	ALPHATON CAPITAL CORP, a British Virgin Islands Corporation listed on the Nasdaq Stock Market under the ticker ATON and whose registered office address is at Clarence Thomas Building, Road Town, Tortola, the British Virgin Islands (“AlphaTON”);
(2)	ANIMOCA BRANDS LIMITED, a company incorporated in Hong Kong, with company number 2047605 and whose principal place of business is at 28/F Landmark South, 39 Yip Kan St, Wong Chuk Hang, Hong Kong (“Animoca Brands”); and
(3)	Mr. Yat Siu, in his individual capacity, whose address is c/o Animoca Brands Limited, 28/F Landmark South, 39 Yip Kan St, Wong Chuk Hang, Hong Kong (“Mr. Siu”).

AlphaTON, Animoca Brands and Mr. Siu are each a “Party” and collectively the “Parties.”

BACKGROUND

A.	AlphaTON provides public market investors access to the TON ecosystem and Telegram's billion user platform. AlphaTON’s activities span network validation and staking operations, development of Telegram-based applications, and strategic investments in TON-based decentralized finance protocols, gaming platforms, and business applications.
B.	Animoca Brands represents the most vibrant and engaged Web3 community worldwide. It is driving digital property rights to help establish the open metaverse and its associated network effects.
C.	AlphaTON and Animoca Brands will enter into a Sale and Purchase Agreement dated on the Effective Date governing the acquisition by AlphaTON of a 60% equity interest in GA MEE Global Limited and a 51% share of the treasury-held GAMEE and WAT tokens from Animoca Brands in exchange for ordinary shares in AlphaTON and pre-funded AlphaTON ordinary shares warrants (“GaMee Purchase Agreement”).
D.	The Parties now wish to enter into this Agreement.

OPERATIVE PROVISIONS

1.	Interpretation
1.1	The definitions and rules of interpretation in this Section apply to this Agreement.

“Affiliate” means in relation to a Party, means any other person that controls, is controlled by, or is under common control with, the Party, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Laws” means, with respect to any person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such person, as amended unless expressly specified otherwise.

“Beneficial Ownership Limitation” means 19.99% of the number of Ordinary Shares.

“Confidential Information” means any information or data disclosed by a Party (the “Disclosing Party”) to the other party (the “Receiving Party”) in connection with this Agreement which is disclosed in writing, verbally or by inspection and is identified as "confidential" or "proprietary" by the Disclosing Party, or which the Receiving Party reasonably ought to believe is treated as confidential or proprietary by the Disclosing Party.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Governmental Authority”: means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Law” means any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, standard, requirement, administrative ruling, order, ordinance, principle of common law, legal doctrine, code, regulation, statute, treaty or process.

“Ordinary Shares” means ordinary shares of AlphaTON which are listed on The Nasdaq Capital Market (ticker: ATON).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Representative” means, with respect to any person, any and all directors, officers, employees, consultants, and professional advisors of such person and its Affiliates.

“Shares” means (i) any shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital and other equity securities of such entity; (ii) any right, warrant, option, call, commitment, conversion privilege, pre-emptive right, equity-linked securities, indebtedness, or other right to acquire from such entity, or require such entity to issue, any of the items listed in (i), or security convertible into, exchangeable or exercisable for any of the items listed in (i) (including any convertible note or other convertible instrument); and (iii) any contract or agreement providing for the acquisition of any of the items listed in (i) or (ii).

1.2	This Agreement shall be binding on and ensure to the benefit of the Parties and their respective successors and permitted assigns, and references to a Party shall include that Party's successors and permitted assigns.
1.3	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established. A reference to a person shall include a natural person, corporate or unincorporated body (whether or not having separate legal personality).
1.4	Unless expressly provided otherwise in this Agreement, a reference to writing or written includes email.
1.5	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.
1.6	References to a document in agreed form are to that document in the form agreed by the Parties and initialed by them or on their behalf for identification.
1.7	Unless otherwise provided, a reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force as at the date of this Agreement. A reference to a statute or statutory provision shall include all subordinate legislation made as at the date of this Agreement under that statute or statutory provision.

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2.	Standstill Requirement
2.1	During the Standstill Period (as defined below), Animoca Brands agrees that it will not, and Mr. Siu agrees that he will not, and each will procure that their respective Affiliates will not, directly or indirectly, without the prior written consent of AlphaTON:
(a)	effect or seek, offer or propose (whether publicly or otherwise) to effect, or participate in, facilitate or knowingly encourage (including through the provision of financing) any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in:
(i)	any acquisition of any Shares (or beneficial ownership thereof), or rights or options to acquire any Shares (or beneficial ownership thereof), of AlphaTON other than the exercise of pre-funded warrants by (i) Animoca Brands pursuant to and in accordance with the terms of the pre-funded warrants of AlphaTON issued in connection with the GaMee Purchase Agreement; (ii) Brisk Thrive International Limited (“BTIL”) pursuant to and in accordance with the terms of that certain pre-funded ordinary share purchase warrant of AlphaTON dated September 25, 2025; and (iii) Hogarth Ventures Limited (“HVL”) pursuant to and in accordance with the terms of that certain pre-funded ordinary share purchase warrant of AlphaTON dated September 25, 2025;
(ii)	any acquisition of any material assets, indebtedness or businesses of AlphaTON (other than (i) any acquisition of commodities or other products of AlphaTON in the ordinary course of business or (ii) trade credit extended to AlphaTON in the ordinary course of business);
(iii)	any tender offer or exchange offer, merger or other business combination involving AlphaTON, or any assets of AlphaTON constituting a material portion of the consolidated assets of AlphaTON;
(iv)	any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to AlphaTON;
(v)	any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or votes or any other attempt to influence votes from or by any holder of any Shares of AlphaTON in connection with any vote of the holders of any such Shares; or
(vi)	take any action that would reasonably be expected to require AlphaTON to make a public announcement regarding any of the matters set forth in this clause (a) or publicly propose the taking of any action referred to in this clause (a);
(b)	form, join or participate in a “group” (as such term is defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), with respect to AlphaTON or any Shares of AlphaTON, provided that nothing in this clause shall prevent coordination or consultation between Mr. Siu and Animoca Brands or their respective Affiliates for purposes other than as set forth in Section 2.1(a) hereof;
(c)	otherwise act, alone or in concert with others, (i) to seek or obtain representation on or to control, change, advise or influence the management, board of directors or policies of AlphaTON, or (ii) to propose any matter to be voted upon by the shareholders of AlphaTON or that any meeting of the shareholders of AlphaTON be called or held;
(d)	disclose or direct any person to disclose any intention, plan or arrangement inconsistent with the foregoing;
(e)	contest the validity of this Section 2.1 or make, initiate, take or participate in any action or proposal to amend, waive, terminate or seek a release of the restrictions contained herein (whether by legal action or otherwise); or
(f)	advise, assist or encourage or direct any person (including serving as a financing source for any other person) to advise, assist or encourage any other persons in connection with any of the foregoing.

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3.	Term and Termination
3.1	This Agreement will commence on the Effective Date and continue until terminated in accordance with this Section 3 (the “Standstill Period”).
3.2	This Agreement shall be terminated automatically upon the earlier of:
(a)	the second anniversary of the Effective Date; or
(b)	the date the Parties agree in writing to terminate this Agreement.
3.3	Termination or expiry will not affect any rights or obligations accrued prior to termination or expiry of this Agreement, and those provisions which are expressed or intended to survive termination or expiration (including without limitation Section 6), which shall remain in full force and effect.
4.	Remedies
4.1	The Parties acknowledge and agree that a breach or threatened breach of this Agreement would cause irreparable harm to AlphaTON for which monetary damages would not be an adequate remedy. Accordingly, in the event of any such breach or threatened breach, AlphaTON shall be entitled, in addition to any other rights or remedies available at law or in equity, to seek immediate injunctive relief, specific performance, or other equitable relief to enforce the terms of this Agreement, without the necessity of proving actual damages or posting a bond or other security.
5.	Warranties
5.1	Each Party warrants to the other Party that:
(a)	this Agreement shall constitute a legal, valid and binding obligation of the Party, enforceable against it in accordance with its terms. The Party has obtained all corporate approvals for the execution of this Agreement and has the authority and capacity to execute this Agreement and to perform its obligations hereunder;
(b)	the execution and performance of this Agreement by the Party does not conflict with any Applicable Laws, contract or other restriction under which it is obligated;
(c)	the Party is legally formed and operating under the laws of the jurisdiction of its incorporation and its Representative has the authority and capacity to sign and perform this Agreement; and
(d)	the entry and delivery of, and the performance by the Party of this Agreement will not result in any breach of any provision of its constitutional documents or result in any claim by a third party against the other Party.
5.2	Animoca Brands and Mr. Siu, severally and not jointly, represent and warrant to AlphaTON that as of the date hereof Mr. Siu is not an Affiliate of Animoca Brands.
5.3	Mr. Siu represents and warrants that he (together with his Affiliates, and any other Persons acting as a group together with Mr. Siu or any of Mr. Siu’s Affiliates, including BTIL and HVL) as of the date hereof beneficially own less than the Beneficial Ownership Limitation. For purposes of this Section 5.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

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6.	Confidentiality and Announcements
6.1	Each Party shall keep confidential and shall not disclose to any third party any Confidential Information, except to its Representatives who have a need to know such information for the purposes of the performance of this Agreement or the enforcement of rights under this Agreement (the “Permitted Purposes”), provided that such Representatives are informed of the confidential nature of such Confidential Information and are bound by confidentiality obligations no less protective than those contained herein.
6.2	Each Party shall use any other Party’s Confidential Information only for the Permitted Purposes.
6.3	The obligations in this Section 6 shall not apply to Confidential Information that:
(a)	enters the public domain through no fault of the Receiving Party;
(b)	is communicated to the Receiving Party by a third party under no obligation of confidentiality;
(c)	has been independently developed by the Receiving Party without reference to any Confidential Information of the Disclosing Party; or
(d)	was in the Receiving Party's lawful possession prior to disclosure and had not been obtained either directly or indirectly from the Disclosing Party.
6.4	If any Confidential Information is required to be disclosed by the Receiving Party pursuant to any Applicable Laws or any order or requirement from any court or tribunal or any government or regulatory body, the Receiving Party shall (to the extent legally permissible) promptly notify the Disclosing Party in writing of such requirement and allow the Disclosing Party a reasonable time to oppose such requirement, and the Receiving Party shall disclose only the minimum portion of the Confidential Information that it is required to disclose.
6.5	No Party shall make, or permit any person to make, any public announcement, communication or circular concerning this Agreement (or any matters relating thereto) without the prior written consent of the other Parties.
6.6	The obligations in this Section 6 shall survive for one (1) year following termination or expiry of this Agreement.
7.	Further assurance

At its own expense, each Party shall (and shall use reasonable endeavors to procure that any relevant third party shall) promptly execute and deliver such documents and perform such acts as may be required from time to time for the purpose of giving full effect to this Agreement.

8.	Assignment

No Party shall assign, transfer, novate, mortgage, charge, declare a trust in, or deal in any other manner with any or all of their rights and obligations under this Agreement without the prior written consent of the other Party. Any dealing in contravention of this Section shall be null and void ab initio.

9.	Entire agreement

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations and understandings among them, whether written or oral, relating to the subject matter of this Agreement.

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10.	Variation and waiver
10.1	No variation of this Agreement shall be effective unless it is in writing and signed by the Parties.
10.2	No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by Applicable Laws shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy. A waiver of any right or remedy under this Agreement or by Applicable Laws is only effective if it is in writing.
10.3	Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by Applicable Laws.
11.	Costs

Except as expressly provided in this Agreement, each Party shall pay its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

12.	Notices
12.1	A notice given to a Party under or in connection with this Agreement shall be in writing and shall be delivered by hand or sent by pre-paid first-class post (or another next working day delivery service) in either case to that Party's registered office or sent by email to that Party’s specified email address.
12.2	A notice is deemed to have been received if delivered by hand, at the time the notice is left at the proper address, or if sent by email, at the time of receipt, or if sent by pre-paid first class post (or another next working day delivery service), on the second business day after posting, unless such deemed receipt would occur outside business hours (meaning 9.00am to 6.00pm Monday to Friday on a day that is not a public holiday in the place of receipt), in which case receipt will occur when business hours resume in the place of receipt.
13.	Severance

If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but any such deletion shall not affect the validity and enforceability of the rest of this Agreement.

14.	Counterparts
14.1	This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same instrument. In the event that any signature (in relation to this Agreement or any other document required to give effect to this Agreement) is delivered by email delivery of a “.pdf” or other similar format data file or in the event that said signature be an electronic or digital signature, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature or electronic or digital signature was an original thereof.
15.	Governing law and jurisdiction
15.1	This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to its conflicts of laws principles.
15.2	Any dispute, controversy or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach, or termination thereof, or any dispute regarding non-contractual obligations arising out of or relating to it, shall be referred to and finally resolved by arbitration administered by the American Arbitration Association (AAA) in accordance with its Commercial Arbitration Rules in force when the arbitration is commenced. The law of this arbitration clause shall be the laws of the State of New York. The seat of arbitration shall be New York, New York. The number of arbitrators shall be one (1). The arbitration proceedings shall be conducted in English.

[Signature page to follow]

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IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorised representatives as of the Effective Date.

For and on behalf of

Animoca Brands Limited

/s/ Alan Lau

Name: Alan Lau

Title: Chief Business Officer

Email address: [***]

/s/ Yat Siu

Name: Yat Siu, in his individual capacity

Email address: [***]

For and on behalf of

AlphaTON Capital Corp.

/s/ Brittany Kaiser

Name: Brittany Kaiser

Title: Chief Executive Officer

Email address: [***]

7

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

AlphaTON Capital Corp

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-286961, 333-290827, 333-291341 and 333-291921), Form F-1 (No. 333-275229), and Form S-8 (Nos. 333-289199, 333-275842) of AlphaTON Capital Corp of our reports dated December 23, 2025 relating to the financial statements of Ga Mee Global Limited for the fiscal years ended December 31, 2024 and 2023, which reports appear in this Form 6-K of AlphaTON Capital Corp.

/s/ OOP CPA & Co.

Hong Kong, China

March 19, 2026

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

AlphaTON Capital Corp

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-286961, 333-290827, 333-291341 and 333-291921), Form F-1 (No. 333-275229), and Form S-8 (Nos. 333-289199, 333-275842) of AlphaTON Capital Corp of our reports dated January 20, 2026 and August 2, 2024 relating to the IFRS standalone reporting of Gamee Mobile s.r.o. for the fiscal years ended December 31, 2024 and 2023, respectively, which reports appear in this Form 6-K of AlphaTON Capital Corp.

Please note that the accounting framework used and the purpose of preparation are described in the note 2 of the notes to this IFRS standalone reporting and the management of Gamee Mobile s.r.o. and of its shareholder should consider whether the reporting is suitable for the purpose they intend to use it.

/s/ TPA Audit s.r.o.

Prague, Czech Republic

March 19, 2026

Exhibit 99.1

Report of the Directors and Financial Statements

GA MEE GLOBAL LIMITED

31 December 2024

GA MEE GLOBAL LIMITED

REPORTS AND FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2024

CONTENTS

Pages

REPORT OF THE DIRECTORS	1 - 2

INDEPENDENT AUDITOR’S REPORT	3 - 5

AUDITED FINANCIAL STATEMENTS

Statement of profit or loss and other comprehensive income	6

Statement of financial position	7 - 8

Statement of changes in equity	9

Statement of cash flows	10

Notes to financial statements	11 - 21

GA MEE GLOBAL LIMITED

REPORT OF THE DIRECTORS

The directors present their report and the audited financial statements of Ga Mee Global Limited (the “Company”) for the year ended 31 December 2024.

Principal activities

The principal activities of the company were the provision of advertisement in games. There were no significant changes in the nature of the Company’s principal activities during the year.

Business review

The Company is exempted from preparing a business review because it is a wholly owned subsidiary of another body corporate.

Recommended dividend

The directors do not recommend the payment of any dividend in respect of the year.

Directors

The directors of the company up to date now are as follow:

Yusuf Mohammedi Goolamabbas (Appointed on 5 June 2024)

Martin Zakovec (Appointed on 5 June 2024)

Yat Siu (Resigned on 5 June 2024)

In accordance with the company’s articles of association, the directors shall remain in office for the ensuring year.

Directors’ interests

At no time during the year was the Company or any of its holding companies or fellow subsidiaries a party to any arrangement to enable the Company’s directors to acquire benefits by means of the acquisition of shares in or debentures of the Company or any other body corporate.

Directors’ interests in transactions, arrangements or contracts

Neither any director nor a connected entity of any director had a material interest, either directly or indirectly, in any transactions, arrangements or contracts of significance to the business of the Company to which the Company’s holding companies or fellow subsidiaries was a party during the year.

Permitted indemnity provision

As at 31 December 2024, a qualifying third party indemnity provision made by the holding company for the benefit of all the directors of the Company was in force.

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GA MEE GLOBAL LIMITED

REPORT OF THE DIRECTORS

Auditors

A resolution for the reappointment of OOP CPA & Co. as auditors of the Company will be proposed at the forthcoming annual general meeting.

ON BEHALF OF THE BOARD

/s/ Yusuf Mohammedi Goolamabbas

Yusuf Mohammedi Goolamabbas

Director

Hong Kong

23 December 2025

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INDEPENDENT AUDITOR’S REPORT

TO THE MEMBER OF GA MEE GLOBAL LIMITED

(Incorporated in Hong Kong with limited liability)

Opinion

We have audited the financial statements of Ga Mee Global Limited (the “Company”) set out on pages 6 to 21, which comprise the statement of financial position as at 31 December 2024, the statement of profit or loss and other comprehensive income, the statement of changes in equity and the statement of cash flows for the year then ended, and notes to the financial statements, including material accounting policy information.

In our opinion, the financial statements give a true and fair view of the financial position of the Company as at 31 December 2024, and of its financial performance and its cash flows for the year then ended in accordance with IFRS Accounting Standards (“IFRSs”) and have been properly prepared in compliance with the Hong Kong Companies Ordinance.

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (“ISAs”). Our responsibilities under those standards are further described in the Auditor’s responsibilities for the audit of the financial statements section of our report. We are independent of the Company in accordance with the HKICPA’s Code of Ethics for Professional Accountants (the “Code”), and we have fulfilled our other ethical responsibilities in accordance with the Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Material uncertainty related to going concern

We draw attention to Note 2.2 to the financial statements, which indicates that the Company incurred a net loss of US$440,157 during the year ended 31 December 2024 and, as of that date, the Company’s current liabilities exceeded its current assets by US$4,430,628. As stated in Note 2.2, these events or conditions indicate that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Information other than the financial statements and auditor’s report thereon

The directors are responsible for the other information. The other information comprises the information included in the report of the directors.

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of the directors for the financial statements

The directors are responsible for the preparation of the financial statements that give a true and fair view in accordance with IFRSs and the Hong Kong Companies Ordinance, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the directors are responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Company or to cease operations or have no realistic alternative but to do so.

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INDEPENDENT AUDITOR’S REPORT (CONTINUED)

TO THE MEMBER OF GA MEE GLOBAL LIMITED

(Incorporated in Hong Kong with limited liability)

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Our report is made solely to you, as a body, in accordance with section 405 of the Hong Kong Companies Ordinance, and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with ISAs, we exercise professional judgement and maintain professional scepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors.
•	Conclude on the appropriateness of the directors’ use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.
•	Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

4

INDEPENDENT AUDITOR’S REPORT (CONTINUED)

TO THE MEMBER OF GA MEE GLOBAL LIMITED

(Incorporated in Hong Kong with limited liability)

We communicate with the board of directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

The engagement partner on the audit resulting in this independent auditor’s report is Yiu Chun Kit (practising certificate number: P07658).

/s/ OOP CPA & Co.

OOP CPA & Co.

Certified Public Accountants

Hong Kong

23 December 2025

5

GA MEE GLOBAL LIMITED

STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

YEAR ENDED 31 December 2024

	Notes	2024	2023
		US$	US$

REVENUE	3	3,183,020	1,816,603

Cost of services		(423,423)	(497,508)

Gross profit		2,759,597	1,319,095

Other income	4	63,334	35,523
Administrative expenses		(3,222,513)	(3,374,201)
Finance costs	6	(40,575)	(40,575)

LOSS BEFORE TAX	5	(440,157)	(2,060,158)

Income tax expense	8	—	—

LOSS FOR THE YEAR AND TOTAL COMPREHENSIVE INCOME FOR THE YEAR		(440,157)	(2,060,158)

6

GA MEE GLOBAL LIMITED

STATEMENT OF FINANCIAL POSITION

31 December 2024

	Notes	2024	2023
		US$	US$

NON-CURRENT ASSET
Intangible assets	9	2,704,992	2,704,992

Total non-current assets		2,704,992	2,704,992

CURRENT ASSETS
Amount due from a fellow subsidiary	10	26,171	15,000
Trade receivables		124,817	3,695
Other receivables	11	3,311,851	3,311,851
Cash and bank balance	12	127,424	27,669

Total current assets		3,590,263	3,358,215

CURRENT LIABILITIES
Amount due to immediate holding company	10	7,974,475	7,078,100
Amount due to a fellow subsidiary	10	21,971	290,941
Other payables and accruals		24,445	20,220

Total current liabilities		8,020,891	7,389,261

NET CURRENT LIABILITIES		(4,430,628)	(4,031,046)

TOTAL ASSETS LESS CURRENT LIABILITIES		(1,725,636)	(1,326,054)

NON-CURRENT LIABILITIES
Amount due to a fellow subsidiary	10	2,863,846	2,823,271

Total non-current liabilities		2,863,846	2,823,271

NET LIABILITIES		(4,589,482)	(4,149,325)

7

GA MEE GLOBAL LIMITED

STATEMENT OF FINANCIAL POSITION (continued)

31 December 2024

	Notes	2024	2023
		US$	US$

EQUITY
Share capital	13	13	13
Accumulated losses		(4,589,495)	(4,149,338)

Total equity		(4,589,482)	(4,149,325)

/s/ Yusuf Mohammedi Goolamabbas	/s/ Martin Zakovec
Yusuf Mohammedi Goolamabbas	Martin Zakovec
Director	Director

8

GA MEE GLOBAL LIMITED

STATEMENT OF CHANGES IN EQUITY

YEAR ENDED 31 December 2024

	Share	Accumulated	Total
	capital	losses	equity
	US$	US$	US$

At 1 January 2023	13	(2,089,180)	(2,089,167)

Loss for the year and total comprehensive income for the year	—	(2,060,158)	(2,060,158)

At 31 December 2023 and 1 January 2024	13	(4,149,338)	(4,149,325)

Loss for the year and total comprehensive income for the year	—	(440,157)	(440,157)

At 31 December 2024	13	(4,589,495)	(4,589,482)

9

GA MEE GLOBAL LIMITED

STATEMENT OF CASH FLOWS

YEAR ENDED 31 December 2024

	Notes	2024	2023
		US$	US$

CASH FLOWS FROM OPERATING ACTIVITIES
Loss before tax		(440,157)	(2,060,158)
Adjustment for:
Finance costs	6	40,575	40,575
Interest income	4	(63)	(70)
		(399,645)	(2,019,653)

Increase in trade receivables		(121,122)	(3,695)
Increase in other receivables		—	(303,286)
Increase in amount due from fellow subsidiary		(11,171)	(15,000)
Increase in other payables and accruals		4,225	20,220
Increase in amount due to immediate holding company		896,375	2,213,177
(Decrease) / increase in amount due to a fellow subsidiary		(268,970)	123,931

Cash generated from operations		99,692	15,694
Interest received		63	70

Net cash flows from operating activities		99,755	15,764

NET INCREASE IN CASH AND CASH EQUIVALENTS		99,755	15,764
Cash and cash equivalents at beginning of year		27,669	11,905

CASH AND CASH EQUIVALENTS AT END OF YEAR		127,424	27,669

ANALYSIS OF BALANCES OF CASH AND CASH EQUIVALENTS
Bank balances		127,424	27,669

10

GA MEE GLOBAL LIMITED

NOTES TO FINANCIAL STATEMENTS

31 December 2024

1.	CORPORATE INFORMATION

Ga Mee Global Limited is a limited liability company incorporated in Hong Kong. Its registered office is located at 28/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong.

The principal activities of the company were the provision of advertisement in games.

2.1	STATEMENT OF COMPLIANCE

The financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) (which includes all International Financial Reporting Standards, International Accounting Standards ("IASs") and interpretations) as issued by the International Accounting Standards Board and the Hong Kong Companies Ordinance.

2.2	BASIS OF PREPARATION

These financial statements have been prepared under historical cost convention. These financial statements are presented in United States dollars (“US$”).

In preparing the financial statements, the directors considered the operations of the Company can continue as a going concern in spite of the Company’s net current liabilities of US$4,430,628 as at 31 December 2024. These conditions indicate the existence of a material uncertainty which may cast significant doubt on the Company’s ability to continue as a going concern and hence, its ability to realise its assets and discharge its liabilities in the normal course of business.

The immediate holding company has agreed in writing (i) to provide adequate financial support so as to enable the Company to meet its liabilities as and when they fall due; and (ii) not to demand repayment of the amount of US$7,974,475 due until such time when any repayment will not affect its ability to repay other creditors in the normal course of business.

2.3	CHANGES IN ACCOUNTING POLICIES AND DISCLOSURES

The Company has adopted the following revised IFRSs, which are applicable to the Company for the first time in the current year’s financial statements.

Amendments to IFRS 16	Lease Liability in a Sale and Leaseback
Amendments to IAS 1	Classification of Liabilities as Current or Non-current (the “2020 Amendments”)
Amendments to IAS 1	Non-current Liabilities with Covenants (the “2022 Amendments”)

Amendments to IFRS 16 specify the requirements that a seller-lessee uses in measuring the lease liability arising in a sale and leaseback transaction to ensure the seller-lessee does not recognise any amount of the gain or loss that relates to the right of use it retains. Since the Company has no sale and leaseback transactions with variable lease payments that do not depend on an index or a rate occurring from the date of initial application of IFRS 16, the amendments did not have any impact on the financial position or performance of the Company.

The 2020 Amendments clarify the requirements for classifying liabilities as current or non-current, including what is meant by a right to defer settlement and that a right to defer must exist at the end of the reporting period. Classification of a liability is unaffected by the likelihood that the entity will exercise its right to defer settlement. The amendments also clarify that a liability can be settled in its own equity instruments, and that only if a conversion option in a convertible liability is itself accounted for as an equity instrument would the terms of a liability not impact its classification. The 2022 Amendments further clarify that, among covenants of a liability arising from a loan arrangement, only those with which an entity must comply on or before the reporting date affect the classification of that liability as current or non-current. Additional disclosures are required for non-current liabilities that are subject to the entity complying with future covenants within 12 months after the reporting period.

The Company has reassessed the terms and conditions of its liabilities as at 1 January 2023 and 2024 and concluded that the classification of its liabilities as current or non-current remained unchanged upon initial application of the amendments. Accordingly, the amendments did not have any impact on the financial position or performance of the Company.

11

GA MEE GLOBAL LIMITED

NOTES TO FINANCIAL STATEMENTS

31 December 2024

2.4	ISSUED BUT NOT YET EFFECTIVE INTERNATIONAL FINANCIAL REPORTING STANDARDS

The Company has not early applied the revised IFRSs that have been issued but are not yet effective for the accounting year ended 31 December 2024 in these financial statements. Among these new and revised IFRSs, the following are expected to be relevant to the Company’s financial statements upon becoming effective:

IFRS 18	Presentation and Disclosure in Financial Statement[2]
IFRS 19	Subsidiaries without Public Accountability: Disclosures[2]
Amendments to IFRS 9 and IFRS 7	Amendments to the Classification and Measurement of Financial Instruments[1]
Annual improvements to IFRS Accounting Standards – Volume 11	Amendments to IFRS 1, IFRS 7, IFRS 9, IFRS 10 and IAS 7[1]

1 Effective for annual periods beginning on or after 1 January 2026

2 Effective for annual/reporting periods beginning on or after 1 January 2027

IFRS 18 replaces IAS 1 Presentation of Financial Statements. While a number of sections have been brought forward from IAS 1 with limited changes, IFRS 18 introduces new requirements for presentation within the statement of profit or loss, including specified totals and subtotals. Entities are required to classify all income and expenses within the statement of profit or loss into one of the five categories: operating, investing, financing, income taxes and discontinued operations and to present two new defined subtotals. It also requires disclosures about management-defined performance measures in a single note and introduces enhanced requirements on the grouping (aggregation and disaggregation) and the location of information in both the primary financial statements and the notes. Some requirements previously included in IAS 1 are moved to IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors, which is renamed as IAS 8 Basis of Preparation of Financial Statements. As a consequence of the issuance of IFRS 18, limited, but widely applicable, amendments are made to IAS 7 Statement of Cash Flows, IAS 33 Earnings per Share and IAS 34 Interim Financial Reporting. In addition, there are minor consequential amendments to other IFRSs. IFRS 18 and the consequential amendments to other IFRSs are effective for annual periods beginning on or after 1 January 2027 with earlier application permitted. Retrospective application is required. The Company is currently analysing the new requirements and assessing the impact of IFRS 18 on the presentation and disclosure of the Company’s financial statements.

IFRS 19 allows eligible entities to elect to apply reduced disclosure requirements while still applying the recognition, measurement and presentation requirements in other IFRSs. To be eligible, at the end of the reporting period, an entity must be a subsidiary as defined in IFRS 10 Consolidated Financial Statements cannot have public accountability and must have a parent (ultimate or intermediate) that prepares consolidated financial statements available for public use which comply with IFRSs. Earlier application is permitted. The Company is currently considering the application of IFRS 19 in the financial statements.

Amendments to IFRS 9 and IFRS 7 clarify the date on which a financial asset or financial liability is derecognised and introduce an accounting policy option to derecognise a financial liability that is settled through an electronic payment system before the settlement date if specified criteria are met. The amendments clarify how to assess the contractual cash flow characteristics of financial assets with environmental, social and governance and other similar contingent features. Moreover, the amendments clarify the requirements for classifying financial assets with non-recourse features and contractually linked instruments. The amendments also include additional disclosures for investments in equity instruments designated at fair value through other comprehensive income and financial instruments with contingent features. The amendments shall be applied retrospectively with an adjustment to opening retained profits (or other component of equity) at the initial application date. Prior periods are not required to be restated and can only be restated without the use of hindsight. Earlier application of either all the amendments at the same time or only the amendments related to the classification of financial assets is permitted. The amendments are not expected to have any significant impact on the Company’s financial statements.

12

GA MEE GLOBAL LIMITED

NOTES TO FINANCIAL STATEMENTS

31 December 2024

2.4	ISSUED BUT NOT YET EFFECTIVE INTERNATIONAL FINANCIAL REPORTING STANDARDS (continued)

Annual Improvements to IFRS Accounting Standards – Volume 11 set out amendments to IFRS 1, IFRS 7 (and the accompanying Guidance on implementing IFRS 7), IFRS 9, IFRS 10 and IAS 7. Details of the amendments that are expected to be applicable to the Company are as follows:

•	IFRS 7 Financial Instruments: Disclosures: The amendments have updated certain wording in paragraph B38 of IFRS 7 and paragraphs IG1, IG14 and IG20B of the Guidance on implementing IFRS 7 for the purpose of simplification or achieving consistency with other paragraphs in the standard and/or with the concepts and terminology used in other standards. In addition, the amendments clarify that the Guidance on implementing IFRS 7 does not necessarily illustrate all the requirements in the referenced paragraphs of IFRS 7 nor does it create additional requirements. Earlier application is permitted. The amendments are not expected to have any significant impact on the Company’s financial statements.

•	IFRS 9 Financial Instruments: The amendments clarify that when a lessee has determined that a lease liability has been extinguished in accordance with IFRS 9, the lessee is required to apply paragraph 3.3.3 of IFRS 9 and recognise any resulting gain or loss in profit or loss. In addition, the amendments have updated certain wording in paragraph 5.1.3 of IFRS 9 and Appendix A of IFRS 9 to remove potential confusion. Earlier application is permitted. The amendments are not expected to have any significant impact on the Company’s financial statements.

•	IAS 7 Statement of Cash Flows: The amendments replace the term “cost method” with “at cost” in paragraph 37 of IAS 7 following the prior deletion of the definition of “cost method”. Earlier application is permitted. The amendments are not expected to have any impact on the Company’s financial statements.

2.5	MATERIAL ACCOUNTING POLICY INFORMATION

Fair value measurement

The Company measures its derivative financial instruments at fair value at the end of each reporting period. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorised within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

Level 1 – based on quoted prices (unadjusted) in active markets for identical assets or liabilities

Level 2 – based on valuation techniques for which the lowest level input that is significant to the fair value measurement is observable, either directly or indirectly

Level 3 – based on valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

For assets and liabilities that are recognised in the financial statements on a recurring basis, the Company determines whether transfers have occurred between levels in the hierarchy by reassessing categorisation (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. The useful lives of intangible assets are assessed to be either finite or indefinite. Intangible assets with indefinite useful lives are tested for impairment annually either individually or at the cash-generating unit level. Such intangible assets are not amortised. The useful life of an intangible asset with an indefinite life is reviewed annually to determine whether the indefinite life assessment continues to be supportable. If not, the change in the useful life assessment from indefinite to finite is accounted for on a prospective basis.

Right-of-use of intellectual properties

Purchased right-of-use of intellectual properties are stated at cost less any impairment losses and are not amortised due to its estimated indefinite useful life.

13

GA MEE GLOBAL LIMITED

NOTES TO FINANCIAL STATEMENTS

31 December 2024

2.5	MATERIAL ACCOUNTING POLICY INFORMATION (continued)

Related parties

A party is considered to be related to the Company if:

(a)	the party is a person or a close member of that person’s family and that person
(i)	has control or joint control over the Company;
(ii)	has significant influence over the Company; or
(iii)	is a member of the key management personnel of the Company or of a parent of the Company;

or

(b)	the party is an entity where any of the following conditions applies:
(i)	the entity and the Company are members of the same group;
(ii)	one entity is an associate or joint venture of the other entity (or of a parent, subsidiary or fellow subsidiary of the other entity);
(iii)	the entity and the Company are joint ventures of the same third party;
(iv)	one entity is a joint venture of a third entity and the other entity is an associate of the third entity;
(v)	the entity is a post-employment benefit plan for the benefit of employees of either the Company or an entity related to the Company;
(vi)	the entity is controlled or jointly controlled by a person identified in (a);
(vii)	a person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity); and
(viii)	the entity, or any member of a group of which it is a part, provides key management personnel services to the Company or to the parent of the Company.

Impairment of non-financial assets

The Company assesses at the end of each reporting period whether there is an indication that an asset may be impaired. If such an indication exists, the Company makes an estimate of the asset’s recoverable amount.

The recoverable amount of an asset is the higher of its fair value less costs of disposal and its value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Where an asset does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the smallest group of assets that generates cash inflows independently (i.e., a cash-generating unit).

An impairment loss is recognised in the statement of profit or loss whenever the carrying amount of an asset, or the cash-generating unit to which it belongs, exceeds its recoverable amount. The impairment loss is reversed if there has been a favourable change in the estimates used to determine the recoverable amount. A reversal of the impairment loss is limited to the asset's carrying amount that would have been determined had no impairment loss been recognised in prior years. The reversal of the impairment loss is credited to the statement of profit or loss in the year in which it arises.

Cash and cash equivalents

Cash and cash equivalents in the statement of financial position comprise cash at banks, and short-term highly liquid deposits with a maturity of generally within three months that are readily convertible into known amounts of cash, subject to an insignificant risk of changes in value and held for the purpose of meeting short-term cash commitments.

For the purpose of the statement of cash flows, cash and cash equivalents comprise cash on hand and at banks, and short-term deposits, as defined above, less bank overdrafts which are repayable on demand and form an integral part of the Company’s cash management.

Borrowing costs

Borrowing costs are expensed in the statement of profit or loss in the year in which they are incurred, except to the extent that they are capitalised as the costs directly attributable to the financing of the construction of a qualifying asset. The capitalisation of such borrowing costs ceases when the assets are substantially ready for their intended use or sale.

14

GA MEE GLOBAL LIMITED

NOTES TO FINANCIAL STATEMENTS

31 December 2024

2.5	MATERIAL ACCOUNTING POLICY INFORMATION (continued)

Financial assets

Trade receivables that do not contain a significant financial component or for which the Company has applied the practical expedient of not adjusting the effect of a significant financial component are measured at the transaction price determined under IFRS 15. All the other financial assets are initially recognised at fair value plus transaction costs that are attributable to the acquisition of the financial assets, except in the case of financial assets recorded at fair value through profit or loss. Regular way purchases and sales of financial assets are recognised on the trade date, that is, the date when the Company commits to purchase or sell the assets.

(a)   Classification and measurement

Debt instruments are measured at amortised cost using the effective interest rate method, subject to impairment if the assets are held for the collection of contractual cash flows where those contractual cash flows represent solely payments of principal and interest.

Debt instruments are measured at fair value through other comprehensive income if the assets’ contractual cash flows represent solely payments of principal and interest and the assets are held for collection of contractual cash flows and for selling the financial assets. Such financial assets are subsequently measured at fair value with any gains or losses from changes in fair value recognised in other comprehensive income, except for impairment losses and reversal, foreign exchange gains and losses and interest calculated using the effective interest rate method which are recognised in the statement of profit or loss. The cumulative gains or losses previously recognised in other comprehensive income are reclassified from other comprehensive income to the statement of profit or loss when the financial asset is derecognised.

Debt instruments that do not meet the criteria for amortised cost or as financial assets at fair value though other comprehensive income are measured at fair value through profit or loss. Interest income for these financial assets is included in finance income.

Equity investments are measured at fair value through profit or loss unless, on initial recognition, the Company has irrevocably elected to designate such investments that are not held for trading as equity investments at fair value through other comprehensive income. Dividends of such investments are recognised in the statement of profit or loss when the Company’s right to receive payment is established. Changes in the fair value of such investments are recognised in other comprehensive income and are never recycled to the statement of profit or loss even when the assets are sold.

(b)   Impairment

The Company applies the expected credit loss model on all the financial assets that are subject to impairment. Impairment allowances are recognised under the general approach where expected credit losses are recognised in two stages. For credit exposures where there has not been a significant increase in credit risk since initial recognition, the Company is required to provide for credit losses that result from possible default events within the next 12 months. For those credit exposures where there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure irrespective of the timing of the default. The Company considers that there has been a significant increase in credit when contractual payments are more than 30 days past due.

The Company considers a financial asset in default when contractual payments are 90 days past due. However, in certain cases, the Company may also consider a financial asset to be in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Company.

(c)   Derecognition

Financial assets are derecognised when the rights to receive cash flows from the assets have expired; or where the Company has transferred its contractual rights to receive the cash flows of the financial assets and has transferred substantially all the risks and rewards of ownership; or where control is not retained.

15

GA MEE GLOBAL LIMITED

NOTES TO FINANCIAL STATEMENTS

31 December 2024

2.5	MATERIAL ACCOUNTING POLICY INFORMATION (continued)

Financial liabilities

Financial liabilities are initially recognised at the fair value of the consideration received less directly attributable transaction costs. After initial recognition, they are subsequently measured at amortised cost using the effective interest rate method.

Financial liabilities are derecognised when they are extinguished, i.e., when the obligation is discharged or cancelled, or expires.

Revenue recognition

Revenue from contracts with customers

Revenue from contracts with customers is recognised when the control of goods or services is transferred to the customers, at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

When the consideration in a contract includes a variable amount, the amount of consideration is estimated to which the Company will be entitled in exchange for transferring the goods or services to the customer. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognised will not occur when the associated uncertainty with the variable consideration is subsequently resolved.

When the contract contains a financing component which provides the customer with a significant benefit of financing the transfer of goods or services to the customer for more than one year, revenue is measured at the present value of the amount receivable, discounted using the discount rate that would be reflected in a separate financing transaction between the Company and the customer at contract inception. When the contract contains a financing component which provides the Company with a significant financial benefit for more than one year, revenue recognised under the contract includes the interest expense accreted on the contract liability under the effective interest method. For a contract where the period between the payment by the customer and the transfer of the promised goods or services is one year or less, the transaction price is not adjusted for the effects of a significant financing component, using the practical expedient in IFRS 15.

Advertising income

The Company has contracts with customers to promote their business on the Company’s gaming platform GAMEE. Revenue is recognised at a point in time (i.e., upon completion of campaign) because this is when the customer benefits from the Company’s advertising service.

Sales income

Revenue from sales is recognised at the point in time when control of the good is transferred to the customer, generally on confirmation of blockchain, occurrence of subsequent sale or delivery of goods.

Other income

Interest income is recognised on an accrual basis using the effective interest method by applying the rate that exactly discounts the estimated future cash receipts over the expected life of the financial instrument or a shorter period, when appropriate, to the net carrying amount of the financial asset.

Deferred tax

Deferred tax is provided using the liability method, on temporary differences at the end of the reporting period arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Tax rates enacted or substantively enacted by the end of the reporting period are used to determine the deferred tax.

Deferred tax liabilities are provided in full while deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Foreign currency

Transactions in foreign currencies are translated into the functional currency of the Company using the exchange rates prevailing at the dates of the transactions. Exchange differences arising from the settlement of such transactions and from the retranslation at the year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the statement of profit or loss.

16

GA MEE GLOBAL LIMITED

NOTES TO FINANCIAL STATEMENTS

31 December 2024

3	REVENUE

	2024	2023
	US$	US$

Advertising income	2,895,878	1,485,749
Sales income	287,142	330,854

Total	3,183,020	1,816,603

4	OTHER INCOME

Other income includes the following:

	Notes	2024	2023
		US$	US$

Bank interest income		63	70
Service income from a fellow subsidiary	14	63,245	35,453
Other income		26	—

Total		63,334	35,523

5	LOSS BEFORE TAX

The Company’s loss before tax is arrived at after charging:

	Notes	2024	2023
		US$	US$

Service fees to a fellow subsidiary	14	3,051,379	3,339,495
Auditor’s remuneration		12,237	12,208

6	FINANCE COSTS

	Notes	2024	2023
		US$	US$

Interest on loan from a fellow subsidiary	14	40,575	40,575

7	DIRECTORS’ REMUNERATION

No director received any fees or emoluments in respect of their services rendered to the Company during the year (2023: Nil).

17

GA MEE GLOBAL LIMITED

NOTES TO FINANCIAL STATEMENTS

31 December 2024

8	INCOME TAX

No provision for Hong Kong profits tax has been made as the Company did not generate any assessable profits arising in Hong Kong during the year (2023: Nil).

A reconciliation of the tax expense applicable to loss before tax at the statutory rate to the tax expense at the effective tax rate is as follows:

	2024	2023
	US$	US$

Loss before tax	(440,157)	(2,060,158)

Tax at the statutory tax rate of 16.5%	(72,626)	(339,926)
Income not subject to tax	(10)	(12)
Tax losses not recognised	72,636	339,938

Tax charge at the effective rate of 0% (2023: 0%)	—	—

The Company has tax losses arising in Hong Kong of US$4,513,172 (2023: US$4,072,952) that are available indefinitely for offsetting against its future taxable profits. Deferred tax assets have not been recognised in respect of these losses as the Company has been loss-making for some time and it is not considered probable that taxable profits will be available against which the tax losses can be utilised.

9.	INTANGIBLE ASSETS

Right-of-use of
intellectual
property
US$
At 1 January 2023, 31 December 2023,
1 January 2024 and 31 December 2024

Cost	2,704,992
Accumulated impairment	—

Net carrying amount	2,704,992

Right-of-use of intellectual properties were acquired from a fellow subsidiary Gamee Mobile s.r.o. on 1 February 2021. The Company purchased the GAMEE Project that was developed by the fellow subsidiary and its related trademarks.

The acquired right-of-use of intellectual property has been assessed by the directors to have an indefinite useful life. In forming this assessment, the directors considered that there is no foreseeable limit to the period over which the asset is expected to generate net cash inflows, given the continued viability of the blockchain gaming sector and the absence of indications of technological changes that would render blockchain technology obsolete. Since the acquisition of the GAMEE platform, the Company and its parent Animoca Group have established a growing user and partner base and operates under a sustainable ad-revenue sharing model across multiple platforms. The platform continues to be maintained and enhanced in accordance with the published development roadmap in whitepaper. Technological obsolescence is not considered a foreseeable constraint, owing to the decentralised and resilient nature of blockchain infrastructure, which does not have a finite operational life.

For the purpose of the impairment assessment, the Company has also considered the expected usage, the market value and the economic benefits generated by the GAMEE and WAT, which power in-game functions, rewards, staking and etc.

18

GA MEE GLOBAL LIMITED

NOTES TO FINANCIAL STATEMENTS

31 December 2024

10.	AMOUNT DUE FROM/(TO) RELATED COMPANIES

	2024	2023
	US$	US$
Due from a fellow subsidiary (note (a))	26,171	15,000
Due to a fellow subsidiary (note (a))	(21,971)	(290,941)
Due to immediate holding company (note (a))	(7,974,475)	(7,078,100)
Loan from a fellow subsidiary (note (b))	(2,863,846)	(2,823,271)

Notes:

(a)	The balances with fellow subsidiaries and immediate holding company are unsecured, interest-free and repayable on demand.

(b)	Loan from a fellow subsidiary is unsecured and matures on 1 February 2026. The interest rate (per annum) of the loan in 2024 was 1.5% (2023: 1.5%).

11.	Other receivables

The carrying amount of other receivables approximated to their fair value as at 31 December 2024 and 2023. The expected credit losses as at 31 December 2024 and 2023 were considered to be minimal.

12.	Cash and bank balances

Cash at bank earns interest at floating rates based on daily bank deposit rates. The carrying amounts of the cash and bank balances approximate to their fair values.

13.	SHARE CAPITAL

	2024	2023
	US$	US$

Issued and fully paid:
100 (2023: 100) ordinary shares	13	13

14.	RELATED PARTY TRANSACTIONS

In addition to the transactions disclosed elsewhere in these financial statements, the Company had the following material transactions with related parties during the year:

	Notes	2024	2023
		US$	US$

Service income from a fellow subsidiary	(i)	63,245	35,453
Service fees to a fellow subsidiary	(ii)	(3,051,379)	(3,339,495)
Interest expenses to a fellow subsidiary	(iii)	(40,575)	(40,575)

Notes:

(i)	The service income from a fellow subsidiary was based on the market price.
(ii)	The service fees to a fellow subsidiary were based on the direct costs incurred, plus a margin of 5%.
(iii)	Interest expenses arising from loan from a fellow subsidiary. Details of the loan are included in note 10 to the financial statements.

19

GA MEE GLOBAL LIMITED

NOTES TO FINANCIAL STATEMENTS

31 December 2024

15.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES

The Company’s exposure to market risk (including interest rate risk and foreign currency risk), credit risk and liquidity risk arises in the normal course of its business. These risks are managed by the Company’s financial management policies and practices described below:

Interest rate risk

Interest rate risk is the risk that the Company’s position may be adversely affected by a change of market interest rates.

Except for bank balances earning interest at floating rates based on daily bank deposit rates, all the financial instruments of the Company as at the year-end were non-interest bearing, management considers that the exposure to interest rate risk is minimal.

Foreign currency risk

The Company has no significant foreign currency risk because its business is principally conducted in Hong Kong and most of the transactions are denominated in the Company’s functional currency. Since the United States dollar is pegged to the Hong Kong dollar, the Company’s exposure to foreign currency risk in respect of the bank balances denominated in Hong Kong dollars is considered to be minimal.

Credit risk

All the Company’s cash and bank balance are held in major financial institution located in Hong Kong, which management believes are of high credit quality.

Maximum exposure and year-end staging

The tables below show the credit quality and the maximum exposure to credit risk based on the Company’s credit policy, which is mainly based on past due information unless other information is available without undue cost or effort, and year-end staging classification as at 31 December 2024 and 2023. The amounts presented are gross carrying amounts of financial assets.

31 December 2024

	12-month	Lifetime
	expected	expected
	credit losses	credit losses
				Simplified
	Stage 1	Stage 2	Stage 3	approach	Total
	US$	US$	US$	US$	US$
Amount due from a fellow subsidiary	26,171	—	—	—	26,171
Trade receivables	124,817	—	—	—	124,817
Other receivables	3,311,851	—	—	—	3,311,851
Cash and bank balance	127,424	—	—	—	127,424
	3,590,263	—	—	—	3,590,263

31 December 2023

	12-month	Lifetime
	expected	expected
	credit losses	credit losses
				Simplified
	Stage 1	Stage 2	Stage 3	approach	Total
	US$	US$	US$	US$	US$
Amount due from a fellow subsidiary	15,000	—	—	—	15,000
Trade receivables	3,695	—	—	—	3,695
Other receivables	3,311,851	—	—	—	3,311,851
Cash and bank balance	27,669	—	—	—	27,669
	3,358,215	—	—	—	3,358,215

20

GA MEE GLOBAL LIMITED

NOTES TO FINANCIAL STATEMENTS

31 December 2024

15.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (continued)

Liquidity risk

Liquidity risk is the risk that the Company cannot meet its current obligations. The Company aims to maintain sufficient cash and credit lines to meet its liquidity requirements.

The table below summarises the maturity profile of the Company’s non-derivative financial liabilities at 31 December based on contractual undiscounted payments.

31 December 2024

	On demand US$	Less than 12 months	More than 12 months	Total US$

Amount due to immediate holding company	7,974,475	—	—	7,974,475
Amount due to a fellow subsidiary	21,971	—	2,863,846	2,885,817
Other payables and accruals	—	12,208	—	12,208

	7,996,446	12,208	2,863,846	10,872,500

31 December 2023

	On demand US$	Less than 12 months	More than 12 months	Total US$

Amount due to immediate holding company	7,078,100	—	—	7,078,100
Amount due to a fellow subsidiary	290,941	—	2,823,271	3,114,212
Other payables and accruals	—	8,012	—	8,012

	7,369,041	8,012	2,823,271	10,200,324

Capital management

Capital of the Company for risk management purpose includes share capital and reserves. The Company’s objectives for managing capital are to safeguard the Company’s ability to continue as a going concern in order to provide returns for shareholders. No significant changes in the objectives, policies or processes for managing capital were made during the years ended 31 December 2024 and 31 December 2023.

16.	COMPARATIVE AMOUNTS

Presentation and disclosures of certain items and balances in the financial statements have been revised. Accordingly, certain comparative amounts have been reclassified to conform with the current year’s presentation and disclosures.

17.	APPROVAL OF THE FINANCIAL STATEMENTS

The financial statements were approved and authorised for issue by the board of directors on 23 December 2025.

21

Exhibit 99.2

Report of the Directors and Financial Statements

GA MEE GLOBAL LIMITED

31 December 2023

GA MEE GLOBAL LIMITED

REPORTS AND FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2023

CONTENTS

Pages

REPORT OF THE DIRECTORS	1 - 2

INDEPENDENT AUDITOR’S REPORT	3 – 5

AUDITED FINANCIAL STATEMENTS

Statement of profit or loss and other comprehensive income	6

Statement of financial position	7 - 8

Statement of changes in equity	9

Statement of cash flows	10

Notes to financial statements	11 – 20

GA MEE GLOBAL LIMITED

REPORT OF THE DIRECTORS

The directors present their report and the audited financial statements of Ga Mee Global Limited (the “Company”) for the year ended 31 December 2023.

Principal activities

The principal activities of the company were the provision of advertisement in games. There were no significant changes in the nature of the Company’s principal activities during the year.

Business review

The Company is exempted from preparing a business review because it is a wholly owned subsidiary of another body corporate.

Recommended dividend

The directors do not recommend the payment of any dividend in respect of the year.

Directors

The directors of the company up to date now are as follow:

Yusuf Mohammedi Goolamabbas	(Appointed on 5 June 2024)
Martin Zakovec	(Appointed on 5 June 2024)
Yat Siu	(Resigned on 5 June 2024)

In accordance with the company’s articles of association, the directors shall remain in office for the ensuring year.

Directors’ interests

At no time during the year was the Company or any of its holding companies or fellow subsidiaries a party to any arrangement to enable the Company’s directors to acquire benefits by means of the acquisition of shares in or debentures of the Company or any other body corporate.

Directors’ interests in transactions, arrangements or contracts

Neither any director nor a connected entity of any director had a material interest, either directly or indirectly, in any transactions, arrangements or contracts of significance to the business of the Company to which the Company’s holding companies or fellow subsidiaries was a party during the year.

Permitted indemnity provision

As at 31 December 2023, a qualifying third party indemnity provision made by the holding company for the benefit of all the directors of the Company was in force.

1

GA MEE GLOBAL LIMITED

REPORT OF THE DIRECTORS

Auditors

Brilliance Man & Co. resigned as auditors of the Company and OOP CPA & Co. were appointed by the directors to fill the casual vacancy so arising. A resolution for the reappointment of OOP CPA & Co. as auditors of the Company will be proposed at the forthcoming annual general meeting.

ON BEHALF OF THE BOARD

/s/ Yusuf Mohammedi Goolamabbas

Yusuf Mohammedi Goolamabbas

Director

Hong Kong

23 December 2025

2

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBER OF GA MEE GLOBAL LIMITED

(Incorporated in Hong Kong with limited liability)

Opinion

We have audited the financial statements of Ga Mee Global Limited (the “Company”) set out on pages 6 to 20, which comprise the statement of financial position as at 31 December 2023, the statement of profit or loss and other comprehensive income, the statement of changes in equity and the statement of cash flows for the year then ended, and notes to the financial statements, including material accounting policy information.

In our opinion, the financial statements give a true and fair view of the financial position of the Company as at 31 December 2023, and of its financial performance and its cash flows for the year then ended in accordance with IFRS Accounting Standards (“IFRSs”) and have been properly prepared in compliance with the Hong Kong Companies Ordinance.

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (“ISAs”). Our responsibilities under those standards are further described in the Auditor’s responsibilities for the audit of the financial statements section of our report. We are independent of the Company in accordance with the HKICPA’s Code of Ethics for Professional Accountants (the “Code”), and we have fulfilled our other ethical responsibilities in accordance with the Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Material uncertainty related to going concern

We draw attention to Note 2.2 to the financial statements, which indicates that the Company incurred a net loss of US$2,060,158 during the year ended 31 December 2023 and, as of that date, the Company’s current liabilities exceeded its current assets by US$4,031,046. As stated in Note 2.2, these events or conditions indicate that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Information other than the financial statements and auditor’s report thereon

The directors are responsible for the other information. The other information comprises the information included in the report of the directors.

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of the directors for the financial statements

The directors are responsible for the preparation of the financial statements that give a true and fair view in accordance with IFRSs and the Hong Kong Companies Ordinance, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the directors are responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Company or to cease operations or have no realistic alternative but to do so.

3

INDEPENDENT AUDITOR’S REPORT (CONTINUED)

TO THE MEMBER OF GA MEE GLOBAL LIMITED

(Incorporated in Hong Kong with limited liability)

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Our report is made solely to you, as a body, in accordance with section 405 of the Hong Kong Companies Ordinance, and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with ISAs, we exercise professional judgement and maintain professional scepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors.
•	Conclude on the appropriateness of the directors’ use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.
•	Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

4

INDEPENDENT AUDITOR’S REPORT (CONTINUED)

TO THE MEMBER OF GA MEE GLOBAL LIMITED

(Incorporated in Hong Kong with limited liability)

We communicate with the board of directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

The engagement partner on the audit resulting in this independent auditor’s report is Yiu Chun Kit (practising certificate number: P07658).

/s/ OOP CPA & Co.

OOP CPA & Co.

Certified Public Accountants

Hong Kong

23 December 2025

5

GA MEE GLOBAL LIMITED

STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

YEAR ENDED 31 December 2023

	Notes	2023	2022
		US$	US$

REVENUE	3	1,816,603	2,002,574

Cost of services		(497,508)	(319,843)

Gross profit		1,319,095	1,682,731

Other income	4	35,523	25
Administrative expenses		(3,374,201)	(3,211,452)
Finance costs	6	(40,575)	(40,575)

LOSS BEFORE TAX	5	(2,060,158)	(1,569,271)

Income tax expense	8	-	-

LOSS FOR THE YEAR AND TOTAL COMPREHENSIVE INCOME FOR THE YEAR		(2,060,158)	(1,569,271)

6

GA MEE GLOBAL LIMITED

STATEMENT OF FINANCIAL POSITION

31 December 2023

	Notes	2023	2022
		US$	US$

NON-CURRENT ASSET
Intangible assets	9	2,704,992	2,704,992

Total non-current assets		2,704,992	2,704,992

CURRENT ASSETS
Amount due from a fellow subsidiary	10	15,000	-
Trade receivables		3,695	-
Other receivables	11	3,311,851	3,008,565
Cash and bank balance	12	27,669	11,905

Total current assets		3,358,215	3,020,470

CURRENT LIABILITIES
Amount due to immediate holding company	10	7,078,100	4,864,923
Amount due to a fellow subsidiary	10	290,941	167,010
Other payables and accruals		20,220	-

Total current liabilities		7,389,261	5,031,933

NET CURRENT LIABILITIES		(4,031,046)	(2,011,463)

TOTAL ASSETS LESS CURRENT LIABILITIES		(1,326,054)	693,529

NON-CURRENT LIABILITIES
Amount due to a fellow subsidiary	10	2,823,271	2,782,696

Total non-current liabilities		2,823,271	2,782,696

NET LIABILITIES		(4,149,325)	(2,089,167)

7

GA MEE GLOBAL LIMITED

STATEMENT OF FINANCIAL POSITION (continued)

31 December 2023

	Notes	2023	2022
		US$	US$

EQUITY
Share capital	13	13	13
Accumulated losses		(4,149,338)	(2,089,180)

Total equity		(4,149,325)	(2,089,167)

/s/ Yusuf Mohammedi Goolamabbas	/s/ Martin Zakovec
Yusuf Mohammedi Goolamabbas	Martin Zakovec
Director	Director

8

GA MEE GLOBAL LIMITED

STATEMENT OF CHANGES IN EQUITY

YEAR ENDED 31 December 2023

	Share	Accumulated	Total
	capital	losses	equity
	US$	US$	US$

At 1 January 2022	13	(519,909)	(519,896)

Loss for the year and total comprehensive income for the year	-	(1,569,271)	(1,569,271)

At 31 December 2022 and 1 January 2023	13	(2,089,180)	(2,089,167)

Loss for the year and total comprehensive income for the year	-	(2,060,158)	(2,060,158)

At 31 December 2023	13	(4,149,338)	(4,149,325)

9

GA MEE GLOBAL LIMITED

STATEMENT OF CASH FLOWS

YEAR ENDED 31 December 2023

	Notes	2023	2022
		US$	US$

CASH FLOWS FROM OPERATING ACTIVITIES
Loss before tax		(2,060,158)	(1,569,271)
Adjustment for:
Finance costs	6	40,575	37,129
Interest income	4	(70)	(25)
		(2,019,653)	(1,532,167)

(Increase)/decrease in trade receivables		(3,695)	9,821
Increase in other receivables		(303,286)	(1,504,984)
Increase in amount due from fellow subsidiary		(15,000)	-
Increase in other payables and accruals		20,220	-
Increase in amount due to immediate holding company		2,213,177	3,079,121
Increase/(decrease) in amount due to a fellow subsidiary		123,931	(42,903)
Cash generated from operations		15,694	8,888
Interest received		70	25

Net cash flows from operating activities		15,764	8,913

NET INCREASE IN CASH AND CASH EQUIVALENTS		15,764	8,913
Cash and cash equivalents at beginning of year		11,905	2,992

CASH AND CASH EQUIVALENTS AT END OF YEAR		27,669	11,905

ANALYSIS OF BALANCES OF CASH AND CASH EQUIVALENTS
Bank balances		27,669	11,905

10

GA MEE GLOBAL LIMITED

NOTES TO FINANCIAL STATEMENTS

31 December 2023

1.	CORPORATE INFORMATION

Ga Mee Global Limited is a limited liability company incorporated in Hong Kong. Its registered office is located at 28/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong.

The principal activities of the company were the provision of advertisement in games.

2.1	STATEMENT OF COMPLIANCE

The financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) (which includes all International Financial Reporting Standards, International Accounting Standards ("IASs") and interpretations) as issued by the International Accounting Standards Board and the Hong Kong Companies Ordinance.

2.2	BASIS OF PREPARATION

These financial statements have been prepared under historical cost convention. These financial statements are presented in United States dollars (“US$”).

In preparing the financial statements, the directors considered the operations of the Company can continue as a going concern in spite of the Company’s net current liabilities of US$4,031,046 as at 31 December 2023. These conditions indicate the existence of a material uncertainty which may cast significant doubt on the Company’s ability to continue as a going concern and hence, its ability to realise its assets and discharge its liabilities in the normal course of business.

The immediate holding company has agreed in writing (i) to provide adequate financial support so as to enable the Company to meet its liabilities as and when they fall due; and (ii) not to demand repayment of the amount of US$7,078,100 due until such time when any repayment will not affect its ability to repay other creditors in the normal course of business.

2.3	CHANGES IN ACCOUNTING POLICIES AND DISCLOSURES

The Company has adopted the following new and revised IFRSs, which are applicable to the Company for the first time in the current year’s financial statements.

IFRS 17	Insurance Contracts
Amendments to IAS 8	Definition of Accounting Estimates
Amendments to IAS 12	Deferred tax related to assets and liabilities arising from a single transaction
Amendments to IAS 12	International Tax Reform-Pillar Two model Rules
Amendments to IAS 1 and	Disclosure of Accounting Policies
IFRS Practice Statement 2

The amendments did not have any impact on the financial position or performance of the Company.

11

2.4	ISSUED BUT NOT YET EFFECTIVE INTERNATIONAL FINANCIAL REPORTING STANDARDS

The Company has not early applied the revised IFRSs that have been issued but are not yet effective for the accounting year ended 31 December 2023 in these financial statements. Among these revised IFRSs, the following are expected to be relevant to the Company’s financial statements upon becoming effective:

Amendments to IFRS 16	Lease Liability in a Sale and Leaseback1
Amendments to IAS 1	Classification of Liabilities as Current or Non-current1
Amendments to IAS 1	Non-current Liabilities with Covenants1

1Effective for annual periods beginning on or after 1 January 2024

Amendments to HKFRS 16 specify the requirements that a seller-lessee uses in measuring the lease liability arising in a sale and leaseback transaction to ensure the seller-lessee does not recognise any amount of the gain or loss that relates to the right of use it retains. Since the Company has no sale and leaseback transactions with variable lease payments that do not depend on an index or a rate occurring from the date of initial application of HKFRS 16, the amendments did not have any impact on the financial position or performance of the Company.

The 2020 Amendments clarify the requirements for classifying liabilities as current or non-current, including what is meant by a right to defer settlement and that a right to defer must exist at the end of the reporting period. Classification of a liability is unaffected by the likelihood that the entity will exercise its right to defer settlement. The amendments also clarify that a liability can be settled in its own equity instruments, and that only if a conversion option in a convertible liability is itself accounted for as an equity instrument would the terms of a liability not impact its classification. The 2022 Amendments further clarify that, among covenants of a liability arising from a loan arrangement, only those with which an entity must comply on or before the reporting date affect the classification of that liability as current or non-current. Additional disclosures are required for non-current liabilities that are subject to the entity complying with future covenants within 12 months after the reporting period.

The Company has reassessed the terms and conditions of its liabilities as at 1 January 2023 and 2024 and concluded that the classification of its liabilities as current or non-current remained unchanged upon initial application of the amendments. Accordingly, the amendments did not have any impact on the financial position or performance of the Company.

2.5	MATERIAL ACCOUNTING POLICY INFORMATION

Fair value measurement

The Company measures its derivative financial instruments at fair value at the end of each reporting period. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorised within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

Level 1 – based on quoted prices (unadjusted) in active markets for identical assets or liabilities

Level 2 – based on valuation techniques for which the lowest level input that is significant to the fair value measurement is observable, either directly or indirectly

Level 3 – based on valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

For assets and liabilities that are recognised in the financial statements on a recurring basis, the Company determines whether transfers have occurred between levels in the hierarchy by reassessing categorisation (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

12

2.5	MATERIAL ACCOUNTING POLICY INFORMATION (continued)

Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. The useful lives of intangible assets are assessed to be either finite or indefinite. Intangible assets with indefinite useful lives are tested for impairment annually either individually or at the cash-generating unit level. Such intangible assets are not amortised. The useful life of an intangible asset with an indefinite life is reviewed annually to determine whether the indefinite life assessment continues to be supportable. If not, the change in the useful life assessment from indefinite to finite is accounted for on a prospective basis.

Right-of-use of intellectual properties

Purchased right-of-use of intellectual properties are stated at cost less any impairment losses and are not amortised due to its estimated indefinite useful life.

Related parties

A party is considered to be related to the Company if:

(a)	the party is a person or a close member of that person’s family and that person
(i)	has control or joint control over the Company;
(ii)	has significant influence over the Company; or
(iii)	is a member of the key management personnel of the Company or of a parent of the Company;

or

(b)	the party is an entity where any of the following conditions applies:
(i)	the entity and the Company are members of the same group;
(ii)	one entity is an associate or joint venture of the other entity (or of a parent, subsidiary or fellow subsidiary of the other entity);
(iii)	the entity and the Company are joint ventures of the same third party;
(iv)	one entity is a joint venture of a third entity and the other entity is an associate of the third entity;
(v)	the entity is a post-employment benefit plan for the benefit of employees of either the Company or an entity related to the Company;
(vi)	the entity is controlled or jointly controlled by a person identified in (a);
(vii)	a person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity); and
(viii)	the entity, or any member of a group of which it is a part, provides key management personnel services to the Company or to the parent of the Company.

Impairment of non-financial assets

The Company assesses at the end of each reporting period whether there is an indication that an asset may be impaired. If such an indication exists, the Company makes an estimate of the asset’s recoverable amount.

The recoverable amount of an asset is the higher of its fair value less costs of disposal and its value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Where an asset does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the smallest group of assets that generates cash inflows independently (i.e., a cash-generating unit).

An impairment loss is recognised in the statement of profit or loss whenever the carrying amount of an asset, or the cash-generating unit to which it belongs, exceeds its recoverable amount. The impairment loss is reversed if there has been a favourable change in the estimates used to determine the recoverable amount. A reversal of the impairment loss is limited to the asset's carrying amount that would have been determined had no impairment loss been recognised in prior years. The reversal of the impairment loss is credited to the statement of profit or loss in the year in which it arises.

Cash and cash equivalents

Cash and cash equivalents in the statement of financial position comprise cash at banks, and short-term highly liquid deposits with a maturity of generally within three months that are readily convertible into known amounts of cash, subject to an insignificant risk of changes in value and held for the purpose of meeting short-term cash commitments.

For the purpose of the statement of cash flows, cash and cash equivalents comprise cash on hand and at banks, and short-term deposits, as defined above, less bank overdrafts which are repayable on demand and form an integral part of the Company’s cash management.

13

2.5	MATERIAL ACCOUNTING POLICY INFORMATION (continued)

Borrowing costs

Borrowing costs are expensed in the statement of profit or loss in the year in which they are incurred, except to the extent that they are capitalised as the costs directly attributable to the financing of the construction of a qualifying asset. The capitalisation of such borrowing costs ceases when the assets are substantially ready for their intended use or sale.

Financial assets

Trade receivables that do not contain a significant financial component or for which the Company has applied the practical expedient of not adjusting the effect of a significant financial component are measured at the transaction price determined under IFRS 15. All the other financial assets are initially recognised at fair value plus transaction costs that are attributable to the acquisition of the financial assets, except in the case of financial assets recorded at fair value through profit or loss. Regular way purchases and sales of financial assets are recognised on the trade date, that is, the date when the Company commits to purchase or sell the assets.

(a)   Classification and measurement

Debt instruments are measured at amortised cost using the effective interest rate method, subject to impairment if the assets are held for the collection of contractual cash flows where those contractual cash flows represent solely payments of principal and interest.

Debt instruments are measured at fair value through other comprehensive income if the assets’ contractual cash flows represent solely payments of principal and interest and the assets are held for collection of contractual cash flows and for selling the financial assets. Such financial assets are subsequently measured at fair value with any gains or losses from changes in fair value recognised in other comprehensive income, except for impairment losses and reversal, foreign exchange gains and losses and interest calculated using the effective interest rate method which are recognised in the statement of profit or loss. The cumulative gains or losses previously recognised in other comprehensive income are reclassified from other comprehensive income to the statement of profit or loss when the financial asset is derecognised.

Debt instruments that do not meet the criteria for amortised cost or as financial assets at fair value though other comprehensive income are measured at fair value through profit or loss. Interest income for these financial assets is included in finance income.

Equity investments are measured at fair value through profit or loss unless, on initial recognition, the Company has irrevocably elected to designate such investments that are not held for trading as equity investments at fair value through other comprehensive income. Dividends of such investments are recognised in the statement of profit or loss when the Company’s right to receive payment is established. Changes in the fair value of such investments are recognised in other comprehensive income and are never recycled to the statement of profit or loss even when the assets are sold.

(b)   Impairment

The Company applies the expected credit loss model on all the financial assets that are subject to impairment. Impairment allowances are recognised under the general approach where expected credit losses are recognised in two stages. For credit exposures where there has not been a significant increase in credit risk since initial recognition, the Company is required to provide for credit losses that result from possible default events within the next 12 months. For those credit exposures where there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure irrespective of the timing of the default. The Company considers that there has been a significant increase in credit when contractual payments are more than 30 days past due.

The Company considers a financial asset in default when contractual payments are 90 days past due. However, in certain cases, the Company may also consider a financial asset to be in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Company.

(c)   Derecognition

Financial assets are derecognised when the rights to receive cash flows from the assets have expired; or where the Company has transferred its contractual rights to receive the cash flows of the financial assets and has transferred substantially all the risks and rewards of ownership; or where control is not retained.

14

2.5	MATERIAL ACCOUNTING POLICY INFORMATION (continued)

Financial liabilities

Financial liabilities are initially recognised at the fair value of the consideration received less directly attributable transaction costs. After initial recognition, they are subsequently measured at amortised cost using the effective interest rate method.

Financial liabilities are derecognised when they are extinguished, i.e., when the obligation is discharged or cancelled, or expires.

Revenue recognition

Revenue from contracts with customers

Revenue from contracts with customers is recognised when the control of goods or services is transferred to the customers, at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

When the consideration in a contract includes a variable amount, the amount of consideration is estimated to which the Company will be entitled in exchange for transferring the goods or services to the customer. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognised will not occur when the associated uncertainty with the variable consideration is subsequently resolved.

When the contract contains a financing component which provides the customer with a significant benefit of financing the transfer of goods or services to the customer for more than one year, revenue is measured at the present value of the amount receivable, discounted using the discount rate that would be reflected in a separate financing transaction between the Company and the customer at contract inception. When the contract contains a financing component which provides the Company with a significant financial benefit for more than one year, revenue recognised under the contract includes the interest expense accreted on the contract liability under the effective interest method. For a contract where the period between the payment by the customer and the transfer of the promised goods or services is one year or less, the transaction price is not adjusted for the effects of a significant financing component, using the practical expedient in IFRS 15.

Advertising income

The Company has contracts with customers to promote their business on the Company’s gaming platform GAMEE. Revenue is recognised at a point in time (i.e., upon completion of campaign) because this is when the customer benefits from the Company’s advertising service.

Other income

Interest income is recognised on an accrual basis using the effective interest method by applying the rate that exactly discounts the estimated future cash receipts over the expected life of the financial instrument or a shorter period, when appropriate, to the net carrying amount of the financial asset.

Deferred tax

Deferred tax is provided using the liability method, on temporary differences at the end of the reporting period arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Tax rates enacted or substantively enacted by the end of the reporting period are used to determine the deferred tax.

Deferred tax liabilities are provided in full while deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Foreign currency

Transactions in foreign currencies are translated into the functional currency of the Company using the exchange rates prevailing at the dates of the transactions. Exchange differences arising from the settlement of such transactions and from the retranslation at the year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the statement of profit or loss.

15

3.	REVENUE

	2023	2022
	US$	US$

Advertising income	1,485,749	2,002,574
Sales income	330,854	-
Total	1,816,603	2,002,574

4.	OTHER INCOME

Other income includes the following:

	Notes	2023	2022
		US$	US$

Bank interest income		70	25
Service income from a fellow subsidiary	14	35,453	-
Total		35,523	25

5.	LOSS BEFORE TAX

The Company’s loss before tax is arrived at after charging:

	Notes	2023	2022
		US$	US$

Service fees to a fellow subsidiary	14	3,339,495	2,951,992
Auditor’s remuneration		12,208	3,205

6.	FINANCE COSTS

	Notes	2023	2022
		US$	US$

Interest on loan from a fellow subsidiary	14	40,575	40,575

7.	DIRECTORS’ REMUNERATION

No director received any fees or emoluments in respect of their services rendered to the Company during the year (2022: Nil).

16

8.	INCOME TAX

No provision for Hong Kong profits tax has been made as the Company did not generate any assessable profits arising in Hong Kong during the year (2022: Nil).

A reconciliation of the tax expense applicable to loss before tax at the statutory rate to the tax expense at the effective tax rate is as follows:

	2023	2022
	US$	US$

Loss before tax	(2,060,158)	(1,569,271)

Tax at the statutory tax rate of 16.5%	(339,926)	(258,930)
Income not subject to tax	(12)	(4)
Tax losses not recognised	339,938	258,934

Tax charge at the effective rate of 0% (2022: 0%)	-	-

The Company has tax losses arising in Hong Kong of US$4,072,952 (2022: US$2,012,724) that are available indefinitely for offsetting against its future taxable profits. Deferred tax assets have not been recognised in respect of these losses as the Company has been loss-making for some time and it is not considered probable that taxable profits will be available against which the tax losses can be utilised.

9.	INTANGIBLE ASSETS

Right-of-use of
intellectual
property
US$

At 1 January 2022, 31 December 2022,
1 January 2023 and 31 December 2023
Cost	2,704,992
Accumulated impairment	-

Net carrying amount	2,704,992

Right-of-use of intellectual properties were acquired from a fellow subsidiary Gamee Mobile s.r.o. on 1 February 2021. The Company purchased the GAMEE Project that was developed by the fellow subsidiary and its related trademarks.

The acquired right-of-use of intellectual property has been assessed by the directors to have an indefinite useful life. In forming this assessment, the directors considered that there is no foreseeable limit to the period over which the asset is expected to generate net cash inflows, given the continued viability of the blockchain gaming sector and the absence of indications of technological changes that would render blockchain technology obsolete. Since the acquisition of the GAMEE platform, the Company and its parent Animoca Group have established a growing user and partner base and operates under a sustainable ad-revenue sharing model across multiple platforms. The platform continues to be maintained and enhanced in accordance with the published development roadmap in whitepaper. Technological obsolescence is not considered a foreseeable constraint, owing to the decentralised and resilient nature of blockchain infrastructure, which does not have a finite operational life.

For the purpose of the impairment assessment, the Company has also considered the expected usage, the market value and the economic benefits generated by the GAMEE, which powers in-game functions, rewards, staking and etc.

17

10.	AMOUNT DUE FROM/(TO) RELATED COMPANIES

	2023	2022
	US$	US$

Due from a fellow subsidiary (note (a))	15,000	-
Due to a fellow subsidiary (note (a))	(290,941)	(167,010)
Due to immediate holding company (note (a))	(7,078,100)	(4,864,923)
Loan from a fellow subsidiary (note (b))	(2,823,271)	(2,782,696)

Notes:

(a)	The balances with fellow subsidiaries and immediate holding company are unsecured, interest-free and repayable on demand.

(b)	Loan from a fellow subsidiary is unsecured and matures on 1 February 2026. The interest rate (per annum) of the loan in 2023 was 1.5% (2022: 1.5%).

11.	Other receivables

The carrying amount of other receivables approximated to their fair value as at 31 December 2023 and 2022. The expected credit losses as at 31 December 2023 and 2022 were considered to be minimal.

12.	Cash and bank balances

Cash at bank earns interest at floating rates based on daily bank deposit rates. The carrying amounts of the cash and bank balances approximate to their fair values.

13.	SHARE CAPITAL

	2023	2022
	US$	US$

Issued and fully paid:
100 (2022: 100) ordinary shares	13	13

14.	RELATED PARTY TRANSACTIONS

In addition to the transactions disclosed elsewhere in these financial statements, the Company had the following material transactions with related parties during the year:

	Notes	2023	2022
		US$	US$

Service income from a fellow subsidiary	(i)	35,453	-
Service fees to a fellow subsidiary	(ii)	(3,339,495)	(2,951,992)
Interest expenses to a fellow subsidiary	(iii)	(40,575)	(40,575)

Notes:

(i)	The service income from a fellow subsidiary was based on the market price.
(ii)	The service fees to a fellow subsidiary were based on the direct costs incurred, plus a margin of 5%.
(iii)	Interest expenses arising from loan from a fellow subsidiary. Details of the loan are included in note 10 to the financial statements.

18

15.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES

The Company’s exposure to market risk (including interest rate risk and foreign currency risk), credit risk and liquidity risk arises in the normal course of its business. These risks are managed by the Company’s financial management policies and practices described below:

Interest rate risk

Interest rate risk is the risk that the Company’s position may be adversely affected by a change of market interest rates.

Except for bank balances earning interest at floating rates based on daily bank deposit rates, all the financial instruments of the Company as at the year-end were non-interest bearing, management considers that the exposure to interest rate risk is minimal.

Foreign currency risk

The Company has no significant foreign currency risk because its business is principally conducted in Hong Kong and most of the transactions are denominated in the Company’s functional currency. Since the United States dollar is pegged to the Hong Kong dollar, the Company’s exposure to foreign currency risk in respect of the bank balances denominated in Hong Kong dollars is considered to be minimal.

Credit risk

All the Company’s cash and bank balance are held in major financial institution located in Hong Kong, which management believes are of high credit quality.

Maximum exposure and year-end staging

The tables below show the credit quality and the maximum exposure to credit risk based on the Company’s credit policy, which is mainly based on past due information unless other information is available without undue cost or effort, and year-end staging classification as at 31 December 2023 and 2022. The amounts presented are gross carrying amounts of financial assets.

31 December 2023
	12-month	Lifetime
	expected	expected
	credit losses	credit losses
				Simplified
	Stage 1	Stage 2	Stage 3	approach	Total
	US$	US$	US$	US$	US$

Amount due from a fellow subsidiary	15,000	-	-	-	15,000
Trade receivables	3,695	-	-	-	3,695
Other receivables	3,311,851	-	-	-	3,311,851
Cash and bank balance	27,669	-	-	-	27,66
	3,358,215	-	-	-	3,358,215

31 December 2022
	12-month	Lifetime
	expected	expected
	credit losses	credit losses
Simplified
	Stage 1	Stage 2	Stage 3	approach	Total
	US$	US$	US$	US$	US$

Amount due from a fellow subsidiary	-	-	-	-	-
Trade receivables	-	-	-	-	-
Other receivables	3,008,565	-	-	-	3,008,565
Cash and bank balance	11,905	-	-	-	11,905
	3,020,470	-	-	-	3,020,470

19

15.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (continued)

Liquidity risk

Liquidity risk is the risk that the Company cannot meet its current obligations. The Company aims to maintain sufficient cash and credit lines to meet its liquidity requirements.

The table below summarises the maturity profile of the Company’s non-derivative financial liabilities at 31 December based on contractual undiscounted payments.

31 December 2023		Less than	More than
	On demand	12 months	12 months	Total
	US$	US$	US$	US$

Amount due to immediate holding company	7,078,100	-	-	7,078,100
Amount due to a fellow subsidiary	290,941	-	2,823,271	3,114,212
Other payables and accruals	-	8,012	-	8,012

	7,369,041	8,012	2,823,271	10,200,324

31 December 2022		Less than	More than
	On demand	12 months	12 months	Total
	US$	US$	US$	US$

Amount due to immediate holding company	4,864,923	-	-	4,864,923
Amount due to a fellow subsidiary	167,010	-	2,782,696	2,949,706
Other payables and accruals	-	-	-	-

	5,031,933	-	2,782,696	7,814,629

Capital management

Capital of the Company for risk management purpose includes share capital and reserves. The Company’s objectives for managing capital are to safeguard the Company’s ability to continue as a going concern in order to provide returns for shareholders. No significant changes in the objectives, policies or processes for managing capital were made during the years ended 31 December 2023 and 31 December 2022.

16.	COMPARATIVE AMOUNTS

Presentation and disclosures of certain items and balances in the financial statements have been revised. Accordingly, certain comparative amounts have been reclassified to conform with the current year’s presentation and disclosures.

17.	APPROVAL OF THE FINANCIAL STATEMENTS

The financial statements were approved and authorised for issue by the board of directors on 23 December 2025.

Exhibit 99.3

Report of independent auditor for special purposes

Gamee Mobile s.r.o.

Accounting period
from 1.1.2024 to 31.12.2024

Identification of the Company

Company:	**Gamee Mobile s.r.o.**
Identification No.:	291 03 746
Registered Office:	Rašínovo nábřeží 71/10, 128 00 Praha 2
Legal Form:	Limited Liability Company
File Number:	C 281545, Trade Register Court Prague

Albánie | Bulharsko | Černá Hora | Česká republika | Chorvatsko | Maďarsko
Polsko | Rakousko | Rumunsko | Slovensko | Slovinsko | Srbsko

A Baker Tilly
Europe Alliance member

Report of independent auditor for special purposes Gamee Mobile s.r.o. Accounting period from 1.1 . 2024 to 31.12.2024 Identification of the Company Company: Iden t ification No.: Reg i stered Office: Legal Form : File Number: Gamee Mobile s.r.o. 291 03 746 Rasfnovo nabrezf 71/10 , 128 oo Praha 2 Limited Liability Company C 281545 , Trade Register Court Prague TPA Audit s.r.o. 140 oo Praha 4, Antala Staska 2027/79 Tel. : +420 222 826 311, E - mail : audit@tpa - group .cz, www.tpa - group . cz Offices: 746 01 Opava, Veleslavinova 240/8, Tel.: +420 553 622 565 ID Nr. : 60203480, Municipal court in Prague , insert C.25463 Lic ence Nr. 80 of the Chamber of audito r s of the Czech Republic A l banie I Bulharsko I Cerna Hora I Ceska republika I Chorvatsko I Mad'arsko Polska I Rakousko I Rumunsko I Slovensko I Slovinsko I Srbsko CG bakertilly A Bake r Tilly E urope Alliance m e mb e r

Gamee Mobile s.r.o. The report is for the company's shareholder Auditor's Opinion We have audited the accompanying IFRS standalone reporting of the company Gamee Mobile s . r . o . (further also as the "Company") prepared in accordance with the principles of the International Financial Reporting Standards as adopted by the European Union, that comprise of the Balance Sheet as of 31 . 12 . 2024 , of the Income Statement for the year ended 31 . 12 . 2024 and notes to this IFRS standalone reporting, including a summary of significant accounting policies and other explanatory information . For details of the Company Gamee Mobile s . r . o . refer to Note 1 to the IFRS standalone reporting . In our opinion, the IFRS standalone reporting of the company Gamee Mobile s . r . o . as of 31 . 12 . 2024 and for the year then ended, was prepared correctly, in all material respects, on the basis of the statutory financ i al statements of the company Gamee Mobile s . r . o . for the year ended 31 . 12 . 2024 prepared in accordance with the Czech accounting legislation ("Statutory financial statements"), and reflecting all material differences between the Czech accounting legislation and the International Financial Reporting Standards as adopted by the European Union ("IFRS EU") . Basis for Opinion We conducted our audit in accordance with the international standards on auditing (ISA) . Our responsibilities under these standards are further described in the Auditor's Responsibilities for the Audit of the IFRS standalone reporting section of our report . We are independent of the Company in accordance with these standards valid for audit of this IFRS standalone reporting in the Czech Republic and we have fulfilled our other ethical responsibilities in accordance with these requirements . We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion . Responsibility of the Statutory Director for the IFRS standalone reporting The Statutory Director is responsible for preparation and fair presentation of the IFRS standalone reporting in accordance with accounting principles of IFRS EU and for such internal control as the Statutory Director determines is necessary to enable the preparation of IFRS standalone reporting that is free from material misstatement, whether due to fraud or error . In preparing the IFRS standalone reporting , the Statutory Director is responsible for assessing the Company's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless Statutory Director either intends to liquidate the Company or to cease operations , or has no realistic alternative but to do so . Auditor's Responsibility for the Audit of the IFRS standalone reporting Our objectives are to obtain reasonable assurance about whether the IFRS standalone reporting as a whole is free from material misstatement, whether due to fraud or error , and to issue an auditor's report that includes our opinion . Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs will always detect a material misstatement when it exists . Misstatements can arise from fraud or error and are considered material if , individually or in the aggregate, they could reasonably be expected to influence th nomic decisions of users taken on the basis of this IFRS standalone reporting . . '=' \ o oprcii, t,' "( : ,' .._'/ � � - - ;._ • .: . · - J;> (), :0 - 0 - :) 0 I,.. t,. q, C) ()' - l �

As part of an audit in accordance with the above law or regulation , we exercise professional judgment and maintain professional skepticism throughout the audit . We also : • Identify and assess the risks of material misstatement of the IFRS standalone reporting, whether due to fraud or error, design and perform audit procedures responsive to those risks , and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion . The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error , as fraud may involve collusion , forgery, intentional omissions , misrepresentations , or the override of internal control . • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances , but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control . • Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the Statutory Director . • Conclude on the appropriateness of the Statutory Director's use of the going concern basis of accounting and , based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company ' s ability to continue as a going concern . If we conclude that a material uncertainty exists, we are required to draw attention in our auditor ' s report to the related disclosures in the IFRS standalone reporting or , if such disclosures are inadequate , to modify our opinion . Our conclusions are based on the audit evidence obtained up to the date of our auditor ' s report . However , future events or conditions may cause the Company to cease to continue as a going concern . • Evaluate the overall presentation, structure and content of the IFRS standalone reporting , including the disclosures, and whether represent the underlying transactions and events in a manner that achieves fair presentation . We communicate with the Statutory Director regarding , among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit . In Prague, on 20.1.2026 � ClZ � � � t it � ;·· · · ·· ······· f ·· · ·· ·· ·············· Ing. Pavel Prazak Certificate No . 1968 KACR a 2027/79 , Praha 4 cate No. 080 KACR

Gamee Mobile s.r.o. IFRS Standalone Reporting As of and for the year ended 31 December 2024 Doc ID: 4d400fd8e65d3e8886717839b33cdb6a6e361067

CONTENT

A. BALANCE SHEET 3

B. INCOME STATEMENT 4

C. GENERAL INFORMATION 5

1. DESCRIPTION OF THE COMPANY 5
1.1 Description of the company 5
1.2 Members of the statutory bodies 5
1.3 Employees 5
2. ACCOUNTING FRAMEWORK AND GENERAL INFORMATION FOR THE PREPARATION OF THE IFRS STANDALONE REPORTING 5
3. ACCOUNTING POLICIES 6
4. INFORMATION ON RISKS, RISK PROFILE 7
5. ABBREVIATED NOTES TO THE IFRS STANDALONE REPORTING 8
5.1 Non-current assets 8
5.2 Trade and other receivables 8
5.3 Cash and cash equivalents 8
5.4 Current liabilities 8
5.5 Revenues and costs of provided services 8
5.6 Payroll costs 8
5.7 Financial costs and income 8
6. SUBSEQUENT EVENTS 9

TPA Audit s.r.o., číslo oprávnění KAČR 080
tpa

Gamee Mobile s.r.o. Rašínovo nábřeží 71/10, Prague 2 IFRS standalone reporting as of and for the year ended 31 December 2024 CONTENT A. BALANCE SHEET ...................................................................................................... 3 B. INCOME STATEMENT ...............................................................................................4 C. GENERAL INFORMATION ........................................................................................ 5 1. 1.1 1.2 1.3 2. DESCRIPTION OF THE COMPANY .....................................................................................................5 Description of the company....................................................................................................................5 Members of the statutory bodies ............................................................................................................5 Employees ............................................................................................................................. ... ...............5 ACCOUNTING FRAMEWORK AND GENERAL INFORMATION FOR THE PREPARATION OF THE IFRS STANDALONE REPORTING...............................................................................................5 ACCOUNTING POLICIES ..................................................................................................................... 6 INFORMATION ON RISKS, RISK PROFILE........................................................................................7 ABBREVIATED NOTES TO THE IFRS STANDALONE REPORTING .............................................. 8 Non - current assets ............................................................................................................................. ... . 8 Trade and other receivables........................................................................................................ ... ........ 8 Cash and cash equivalents ..................................................................................................................... 8 Current liabilities ............................................................................................................................. ... ... 8 Revenues and costs of provided services .............................................................................................. 8 Payroll costs........................................................................................................................ ... ................. 8 Financial costs and income.................................................................................................................... 8 SUBSEQUENT EVENTS....................................................................................................................... . 9 3. 4. 5. 5.1 5.2 5.3 5.4 5.5 5.6 5.7 6. Doc ID: 4d400fd8e65d3e8886717839b33cdb6a6e361067

A. BALANCE SHEET

As of 31 December

In thousands of CZK	Note	2024	2023
Assets			
Non–current receivables		69 414	63 174
Other non-current assets		3 462	4 910
Non-current assets	5.1	**72 876**	**68 084**
Trade receivables	5.2	12 733	17 838
Other receivables and other assets	5.2	3 201	1 937
Cash and cash equivalents	5.3	16 970	8 207
Current assets		**32 904**	**27 982**
Total assets		**105 780**	**96 066**

In thousands of CZK	Note	2024	2023
Equity			
Share capital		471	471
Other capital funds		118 063	118 063
Retained earnings		(33 386)	(42 389)
Total equity		**85 148**	**76 145**
Liabilities			
Lease liability – long -term		1 069	1 881
Non-current liabilities		**1 069**	**1 881**
Advances received		12 278	11 303
Trade payables		4 497	4 327
Lease liability – short-term		782	752
Other liabilities		2 006	1 658
Current liabilities	5.4	**19 563**	**18 040**
Total liabilities		**20 632**	19 921
Total equity and liabilities		**105 780**	**96 066**

TPA Audit s.r.o., číslo oprávnění KAČR 080
tpa

3

Gamee Mobile s.r.o. Rašínovo nábřeží 71/10, Prague 2 IFRS standalone reporting as of and for the year ended 31 December 2024 A. BALANCE SHEET As of 31 December 2023 2024 Note In thousands of CZK 63 174 69 414 Assets Non – current receivables 4 910 3 462 Other non - current assets 68 084 72 876 5.1 Non - current assets 17 838 12 733 5.2 Trade receivables 1 937 3 201 5.2 Other receivables and other assets 8 207 16 970 5.3 Cash and cash equivalents 27 982 32 904 Current assets 96 066 105 780 Total assets 2023 2024 Note In thousands of CZK 471 471 Equity Share capital 118 063 118 063 Other capital funds (42 389) (33 386) Retained earnings 76 145 85 148 Total equity Liabilities 1 881 1 069 Lease liability – long - term 1 881 1 069 Non - current liabilities 11 303 12 278 Advances received 4 327 4 497 Trade payables 752 782 Lease liability – short - term 1 658 2 006 Other liabilities 18 040 19 563 5.4 Current liabilities 19 921 20 632 Total liabilities 96 066 105 780 Total equity and liabilities 3 Doc ID: 4d400fd8e65d3e8886717839b33cdb6a6e361067

B. INCOME STATEMENT

For the year ended 31 December

In thousands of CZK	Note	2024	2023
Revenues from services	5.5	73 891	73 810
Other operating revenues		-	797
Total revenues		73 891	74 607
Costs of provided services	5.5	59 666	61 301
Payroll costs	5.6	8 957	7 400
Other operating costs		1 773	1 842
Operating result		3 495	4 064
Interest income		947	895
Interest expense		74	105
Other financial expenses – net (cost (+) / income (-))	5.7	5 393	1 279
Financial result		6 266	489
Profit or loss before tax		9 761	3 575
Income tax		726	1 723
Net result after tax		9 035	5 298

TPA Audit s.r.o., číslo oprávnění KAČR 080
tpa

4

Gamee Mobile s.r.o. Rašínovo nábřeží 71/10, Prague 2 IFRS standalone reporting as of and for the year ended 31 December 2024 B. INCOME STATEMENT For the year ended 31 December 2023 2024 Note In thousands of CZK 73 810 73 891 5.5 Revenues from services 797 - Other operating revenues 74 607 73 891 Total revenues 61 301 59 666 5.5 Costs of provided services 7 400 8 957 5.6 Payroll costs 1 842 1 773 Other operating costs 4 064 3 495 Operating result 895 947 Interest income 105 74 Interest expense 1 279 5 393 5.7 Other financial expenses – net (cost (+) / income ( - )) 489 6 266 Financial result 3 575 9 761 Profit or loss before tax 1 723 726 Income tax 5 298 9 035 Net result after tax 4 Doc ID: 4d400fd8e65d3e8886717839b33cdb6a6e361067

Gamee Mobile s.r.o. Rašínovo nábřeží 71/10, Prague 2 IFRS standalone reporting as of and for the year ended 31 December 2024 C. GENERAL INFORMATION 1. DESCRIPTION OF THE COMPANY 1. Description of the company Company: Identification number: Date of Establishment: Registered Office: Legal form: Subject of business: Gamee Mobile s.r.o. (hereinafter referred to as the "Company") 29103746 The Company was registered into commercial register on 8 July 2010 Rašínovo nábřeží 71/10, Vyšehrad, 128 00 Praha 2 Limited liability company Production, trade and services not listed in Annexes 1 to 3 of the Trade Licensing Act / Providing IT development services. Section C 281545, entry of the Commercial Register kept by the Regional Court in Prague Trade Register File Nr: Country of incorporation: Czech Republic Accounting period: 1 January 2024 – 31 December 2024 2. Members of the statutory bodies The Statutory Director during both the current and comparative periods (2024 and 2023) was Robert William Hong - San Yung. Božena Řežábová was proxy holder in 2023 and until 18 September 2024, Martin Žákovec is proxy holder starting from 18 September 2024. 3. Employees In both 2024 and 2023 , the Company had 3 employees (average FTE) . 2. ACCOUNTING FRAMEWORK AND GENERAL INFORMATION FOR THE PREPARATION OF THE IFRS STANDALONE REPORTING The attached IFRS standalone reporting of the Company was prepared in accordance with the accounting principles of the International Financial Reporting Standards (IFRS) as adopted by the EU . It does not represent a full set of financial statements in accordance with IFRS, which would have to contain the required statements and disclosures, however, the Balance Sheet and the Income Statement have been prepared in accordance with the IFRS accounting principles . The accounting period for 2024 is the period of twelve months from 1 January 2024 to 31 December 2024 . This IFRS reporting is presented in thousands of CZK (rounded according to generally accepted methods), unless stated otherwise . The purpose of preparation of this reporting using the IFRS accounting principles is to provide a picture of the assets and liabilities of the Company as per IFRS, as compared to the standalone financial statements prepared using the Czech accounting guidelines, to be used by the current and potential users . 5 Doc ID: 4d400fd8e65d3e8886717839b33cdb6a6e361067

Gamee Mobile s.r.o. Rašínovo nábřeží 71/10, Prague 2 IFRS standalone reporting as of and for the year ended 31 December 2024 3. ACCOUNTING POLICIES Reporting currency The Company determined CZK as its reporting currency. Business operations in foreign currency The Company records foreign currency transactions at the exchange rate of the date of transaction . Any resulting foreign currency gains or losses are recognised in the income statement of the relevant fiscal year . Utilized foreign currencies are primarily EUR and USD, use and impact of other foreign currencies is not significant . The foreign currency translation of balances in foreign currencies and of business operations (transactions) was done using the exchange rates as of the balance sheet date . The following exchange rates were used : 31.12.2023 31.12.2024 quantity FX rates CZK 22,376 24,237 1 USD 24,725 25,185 1 EUR Receivables and other financial assets Trade receivables from the provision of services, other receivables and other financial assets are measured initially at fair value, and thereafter at amortised cost, applying the effective interest - rate method with deduction for any reduction for impairments . Financial assets In accordance with IFRS 9 , financial assets shall be classified in three categories : (i) measured at amortised cost, (ii) fair value through other comprehensive income (FVOCI) and (iii) fair value through profit or loss (FVTPL) . The classification of financial assets under IFRS 9 is generally based on the business model in which a financial asset is managed and on its contractual cash flow characteristics . As financial instruments measured at amortized cost qualify only those, whose business model gives rise to cash flows that are solely payments of principal and interests . All other financial assets are measured at fair value through profit or loss . Other financial liabilities Other financial liabilities, such as trade payables, are assigned to the category "financial liabilities at amortised cost" (FLAC) and measured upon receipt at fair value, and thereafter at amortised acquisition cost . Impairment In accordance with IAS 36 , the Company performs impairment tests when there are indications that an asset may be impaired . The Company determines the recoverable amount, which is the higher of the fair value less the cost of selling and value in use . If the carrying amount of an asset exceeds the recoverable amount, the difference is recognised as an impairment loss . If there is an indication that the reasons for impairment no longer exist or have decreased, the impairment loss is reversed to the carrying amount of the respective asset . Provisions and contingent liabilities Provisions are recognised if the Company has legal or constructive obligations towards a third party due to a past event and the obligation is likely to lead to an outflow of funds . Such provisions are stated at the value which can be determined by the best possible estimate at the time the financial statements are prepared . 6 Doc ID: 4d400fd8e65d3e8886717839b33cdb6a6e361067

Gamee Mobile s.r.o. Rašínovo nábřeží 71/10, Prague 2 IFRS standalone reporting as of and for the year ended 31 December 2024 Current taxes The income tax expense for the year is calculated from the taxable income using the tax rate enacted and applicable in the Czech Republic . Current income tax assets and liabilities are measured at amounts which are expected to be received from or paid to the respective tax authority . Deferred taxes Deferred taxes are recognized on all temporary differences between the tax values of assets and liabilities and their carrying amount in the financial statements . Deferred tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which it can be utilised . Deferred tax is measured at the enacted tax rates that are expected to apply to the year when the underlying asset or liability will be settled . Operating lease contracts The Company has reported the relevant operating lease agreements in accordance with IFRS 16 . For the reporting of operating lease agreements, the Company has chosen to report only newly concluded contracts after 1 January 2019 in accordance with IFRS 16 . Recognition of revenues Revenues from sale of electric energy are recorded in the period, to which they relate . Contractual incentives are not used . Judgments and estimates When preparing the financial statements, the Group’s management uses judgments and estimates . These judgments and estimates affect the recognition and value of assets, liabilities, income, expenses and the information given in the notes . 4. INFORMATION ON RISKS, RISK PROFILE Credit risk Credit risk is the risk that the counterparty fails to keep their obligations resulting in the financial loss of the Company . The Company primarily minimises this risk by screening its counterparties, whereby currently the Company provides services primarily to reliable related parties . Loans are provided exclusively to companies within the group (related parties) . Total credit risk is represented by the data presented for financial assets (loans and receivables) in the balance sheet . Liquidity risk Liquidity risk is the risk that financial liabilities cannot be settled at the time they are payable . An important aspect in managing of the liquidity risk is to secure necessary cash position to be able to pay the Group’s financial liabilities when they are due . The Company manages its liquidity position by monitoring expected and actual cash inflows and outflows on a regular basis . Further the Company maintains cash and liquid deposits to meet the unexpected liabilities . Currency risk Currency risk is a subset of market risk, when the value of assets and liabilities is denominated in a foreign currency and may be affected by a change in the exchange rate . Concentration risk The Company operates exclusively in the business of IT development in the gaming industry and provides services primarily to related parties within the ANIMOCA group . 7 Doc ID: 4d400fd8e65d3e8886717839b33cdb6a6e361067

Gamee Mobile s.r.o. Rašínovo nábřeží 71/10, Prague 2 IFRS standalone reporting as of and for the year ended 31 December 2024 5. ABBREVIATED NOTES TO THE IFRS STANDALONE REPORTING 1. Non - current assets Non - current assets are primarily represented by an interest - bearing loan provided to a related party amounting to CZK 69,414 ths. (USD 2,864 ths.) as at 31 December 2024 (31 December 2023: CZK 63 174 ths., which equaled to USD 2,823 ths.). The loan bears a market interest rate and therefore the carrying amount approximates the fair value. Other non - current assets contain right of use for office space of CZK 2 145 ths. (31 December 2023: CZK 2 822 ths.) and deferred tax asset of CZK 997 ths. (31 December 2023: CZK 1 723 ths.) recognized as at 31 December 2024. Deferred tax asset was calculated primarily from accumulated tax losses. 2. Trade and other receivables Trade receivables are represented primarily by a related party receivable amounting to CZK 12,708 ths. (USD 524 ths.); (31 December 2023: related party receivable of CZK 17,750 ths.). Trade and other receivables are current assets and are recognised without any necessary valuation adjustments, and as a result the carrying amount reflects their fair value. 3. Cash and cash equivalents Cash and cash equivalents are represented primarily by cash in current bank accounts at Komerční banka a.s., denominated in CZK, USD and EUR. Cash and cash equivalents are current assets and are recognised without any necessary valuation adjustments and therefore the carrying amount reflects fair value. 4. Current liabilities Current liabilities contain primarily an advance received from a related party for financing the working capital amounting to CZK 12,175 ths. (USD 502 ths.) as of 31 December 2024 (31 December 2023: advance received of CZK 11,303 ths.). We consider the trade and other liabilities to be current and therefore their book value reflects also their fair value. Lease liabilities represent a net present value of a liability for rent of office space. 5. Revenues and costs of provided services The Company provides IT development services to related parties, where its costs are primarily staff costs provided by external parties. Revenues represent recharge of the Company  s costs +5% mark - up. 6. Payroll costs Payroll costs contain primarily management remuneration, including the social and health security charges. 7. Financial costs and income In 2024, other financial income represents primarily gain on the revaluation of the interest - bearing loan to a related party (ref.to note 5.1 above) in the amount of CZK 5.3 million (2023: loss on revaluation of the loan of CZK 0.7 million). 8 Doc ID: 4d400fd8e65d3e8886717839b33cdb6a6e361067

Gamee Mobile s.r.o. Rašínovo nábřeží 71/10, Prague 2 IFRS standalone reporting as of and for the year ended 31 December 2024 6. SUBSEQUENT EVENTS No events that could have a significant impact on the financial position of the Company occurred between the balance sheet date and the date of financial statements approval. 7 June 2025 .………………………………. Martin Žákovec Authorised Representative (Proxy Holder) 9 Doc ID: 4d400fd8e65d3e8886717839b33cdb6a6e361067

Exhibit 99.4

Independent Auditor's Report Gamee Mobile s.r.o. for the audited period from 1 January 2023 to 31 December 2023 Identification of the accounting entity Company: Gamee Mobile s.r.o. Registration No.: 29103746 Registered office: Rasinovo nabrezi 71/10, 128 00 Prague 2 Legal form: Limited liability company File reference: C 281545, Municipal Court in Prague TPA Audit s.r.o. 140 00 Prague 4, Antala Staska 2027/79 Tel.: +420 222 826 311, E - mail: audit@tpa - group.cz, www.tpa - group.cz Branch: 746 01 Opava, Veleslavinova 240/8, Tel.: +420 553 622 565 ID No.: 60203480, Municipal Court in Prague, file ref. C.25463 Authorization No. 80, Chamber of Auditors of the Czech Republic

The report is addressed to the members of the accounting entity Auditor's Opinion We have audited the attached financial statements of Gamee Mobile s . r . o . (hereinafter also the "Company") prepared in accordance with Czech accounting regulations, which comprise the balance sheet as at 31 December 2023 , the profit and loss statement for the year ended 31 December 2023 and the notes to these financial statements, which include a description of the significant accounting methods used and other explanatory information . Information about Gamee Mobile s . r . o . is provided in Note 1 of the notes to these financial statements . In our opinion, the financial statements present a true and fair view of the assets and liabilities of Gamee Mobile s.r.o. as at 31 December 2023 and of its costs, revenues and profit/loss for the year ended 31 December 2023 in accordance with Czech accounting regulations. Basis for Opinion We conducted the audit in accordance with the Act on Auditors and the auditing standards of the Chamber of Auditors of the Czech Republic for audits, which are the International Standards on Auditing (ISA) supplemented and modified by relevant application clauses . Our responsibility as established by these regulations is described in more detail in the section Auditor's Responsibility for the Audit of the Financial Statements . In accordance with the Act on Auditors and the Code of Ethics adopted by the Chamber of Auditors of the Czech Republic, we are independent of the Company and have fulfilled our other ethical obligations arising from the aforementioned regulations . We believe that the audit evidence we have gathered provides a sufficient and appropriate basis for expressing our opinion . Responsibility of the Company's Statutory Body for the Financial Statements The statutory body is responsible for the preparation of financial statements that present a true and fair view in accordance with Czech accounting regulations and for maintaining such an internal control system as it deems necessary for the preparation of financial statements that are free from material misstatement, whether due to fraud or error . When preparing the financial statements, the Company's statutory body is required to assess whether the Company is capable of continuing as a going concern and, where relevant, to disclose in the notes to the financial statements matters relating to its going concern and the use of the going concern assumption in preparing the financial statements, except in cases where the statutory body plans to liquidate the Company or to cease its operations, or has no other realistic alternative but to do so . Auditor's Responsibility for the Audit of the Financial Statements Our objective is to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report containing our opinion . Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with the aforementioned regulations will always detect a material misstatement that exists in the financial statements when it exists . Misstatements can arise from fraud or error and are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements . In performing an audit in accordance with the above - mentioned regulations, it is our duty to apply professional judgment and maintain professional scepticism throughout the audit . It is also our duty : • Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responding to those risks, and obtain sufficient and appropriate audit evidence on which to base our opinion . The risk of not detecting a material misstatement resulting from fraud is higher than that of not detecting a material misstatement caused by error, because fraud may involve collusion, forgery, intentional omissions, misrepresentations or the circumvention of internal controls.

• Obtain an understanding of the Company's internal control system relevant to the audit to the extent necessary to design audit procedures appropriate to the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control system . • Evaluate the appropriateness of accounting policies used, the reasonableness of accounting estimates made and related information disclosed by the Company's statutory body in the notes to the financial statements . • Conclude on the appropriateness of the use of the going concern assumption by the Company's statutory body in preparing the financial statements and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company's ability to continue as a going concern . If we conclude that a material uncertainty exists, we are required to draw attention in our report to the information disclosed in the notes to the financial statements in this regard, and if this information is not sufficient, to modify our opinion . Our conclusions regarding the Company's ability to continue as a going concern are based on the audit evidence obtained up to the date of our report . However, future events or conditions may cause the Company to cease to be able to continue as a going concern . • Evaluate the overall presentation, structure and content of the financial statements, including the notes, and whether the financial statements represent the underlying transactions and events in a manner that achieves true presentation . We are required to inform the Company's statutory body, among other things, about the planned scope and timing of the audit and significant findings identified during its conduct, including significant deficiencies in the internal control system that we have identified . In Prague, 2 August 2024 Auditor: TPA Audit s.r.o. Ing. Radek Stein Antala Staska 2027/79, Prague 4 Authorization No. 2193 KACR Authorization No. 080 KACR

BALANCE SHEET – FULL FORMAT
AS AT 31 DECEMBER 2023

(in CZK thousands)

ASSETS		Current period			Prior period
Code	Description	Gross	Corrections	Net	Net
	TOTAL ASSETS	**93 428**	**-184**	**93 244**	**88 675**
B.	**Non-current assets**	**63 403**	**-184**	**63 219**	**63 023**
B.I.	Intangible non-current assets	0	0	0	0
B.II.	Tangible non-current assets	229	-184	45	89
B.II.2.	Movable assets and their sets	229	-184	45	89
B.III.	Non-current financial assets	63 174	0	63 174	62 934
B.III.2.	Loans to controlled/controlling entity	63 174	0	63 174	62 934
C.	**Current assets**	**29 488**	**0**	**29 488**	**25 434**
C.II.	Receivables	21 281	0	21 281	17 952
C.II.1.	Long-term receivables	2 043	0	2 043	320
C.II.1.4.	Deferred tax asset	1 723	0	1 723	0
C.II.1.5.	Other receivables	320	0	320	320
C.II.1.5.2.	Long-term prepayments made	320	0	320	320
C.II.2.	Short-term receivables	19 238	0	19 238	17 632
C.II.2.1.	Trade receivables	17 838	0	17 838	16 292
C.II.2.4.	Other receivables	1 400	0	1 400	1 340
C.II.2.4.1.	Receivables from members	355	0	355	92
C.II.2.4.3.	Tax receivables – state	577	0	577	1 026
C.II.2.4.4.	Short-term prepayments made	468	0	468	222
C.IV.	Cash and cash equivalents	8 207	0	8 207	7 482
C.IV.1.	Cash on hand	0	0	0	5
C.IV.2.	Cash at bank	8 207	0	8 207	7 477
D.	Deferred items	537	0	537	218
D.1.	Prepaid expenses	286	0	286	218
D.3.	Accrued income	251	0	251	0

LIABILITIES		Current period Net	Prior period Net
	TOTAL LIABILITIES AND EQUITY	**93 244**	**88 675**
A.	**Equity**	**75 956**	**70 527**
A.I.	Share capital	471	471
A.I.1.	Basic capital	471	471

GAMEE MOBILE s.r.o. Rasinovo nabrezi 71/10, Prague 2, 128 00 BALANCE SHEET – FULL FORMAT AS AT 31 DECEMBER 2023 (in CZK thousands) Prior period Current period ASSE TS Net Net Corrections Gross Description Code 88 675 93 244 - 184 93 428 TOTAL ASSETS 63 023 63 219 - 184 63 403 Non - current assets B. 0 0 0 0 Intangible non - current assets B.I. 89 45 - 184 229 Tangible non - current assets B.II. 89 45 - 184 229 Movable assets and their sets B.II.2. 62 934 63 174 0 63 174 Non - current financial assets B.III. 62 934 63 174 0 63 174 Loans to controlled/controlling entity B.III.2. 25 434 29 488 0 29 488 Current assets C. 17 952 21 281 0 21 281 Receivables C.II. 320 2 043 0 2 043 Long - term receivables C.II.1. 0 1 723 0 1 723 Deferred tax asset C.II.1. 4. 320 320 0 320 Other receivables C.II.1. 5. 320 320 0 320 Long - term prepayments made C.II.1. 5.2. 17 632 19 238 0 19 238 Short - term receivables C.II.2. 16 292 17 838 0 17 838 Trade receivables C.II.2. 1. 1 340 1 400 0 1 400 Other receivables C.II.2. 4. 92 355 0 355 Receivables from members C.II.2. 4.1. 1 026 577 0 577 Tax receivables – state C.II.2. 4.3. 222 468 0 468 Short - term prepayments made C.II.2. 4.4. 7 482 8 207 0 8 207 Cash and cash equivalents C.IV. 5 0 0 0 Cash on hand C.IV.1 . 7 477 8 207 0 8 207 Cash at bank C.IV.2 . 218 537 0 537 Deferred items D. 218 286 0 286 Prepaid expenses D.1. 0 251 0 251 Accrued income D.3. Prior period Net Current period Net LIABI LITIE S 88 675 93 244 TOTAL LIABILITIES AND EQUITY 70 527 75 956 Equity A. 471 471 Share capital A.I. 471 471 Basic capital A.I.1.

LIABILITIES		Current period Net	Prior period Net
A.II.	Share premium and capital funds	118 063	118 063
A.II.2.	Capital funds	118 063	118 063
A.II.2.1.	Other capital funds	118 063	118 063
A.IV.	Retained earnings from prior years (+/-)	-48 006	-54 413
A.IV.1.	Retained earnings / accumulated loss from prior years	-48 006	-54 413
A.V.	Profit/loss for the current period (+/-)	5 428	6 406
B+C.	**External resources**	**17 288**	**18 148**
B.	Provisions	204	0
B.4.	Other provisions	204	0
C.	Liabilities	17 084	18 148
C.I.	Long-term liabilities	11 303	11 361
C.I.3.	Long-term advances received	11 303	11 361
C.II.	Short-term liabilities	5 781	6 787
C.II.4.	Trade payables	4 327	5 732
C.II.8.	Other liabilities	1 454	1 055
C.II.8.3.	Payables to employees	373	255
C.II.8.4.	Social security and health insurance payables	102	128
C.II.8.5.	Tax liabilities and subsidies – state	94	48
C.II.8.6.	Accrued liabilities	585	324
C.II.8.7.	Other liabilities	300	300
D.	Deferred items	0	0
D.1.	Deferred income	0	0

Prepared: 25 June 2024

Signatory: ROBERT WILLIAM HONG-SAN YUNG, statutory body

Prior period Net Current period Net LIABI LITIE S 118 063 118 063 Share premium and capital funds A.II. 118 063 118 063 Capital funds A.II.2. 118 063 118 063 Other capital funds A.II.2. 1. - 54 413 - 48 006 Retained earnings from prior years (+/ - ) A.IV. - 54 413 - 48 006 Retained earnings / accumulated loss from prior years A.IV.1 . 6 406 5 428 Profit/loss for the current period (+/ - ) A.V. 18 148 17 288 External resources B+C. 0 204 Provisions B. 0 204 Other provisions B.4. 18 148 17 084 Liabilities C. 11 361 11 303 Long - term liabilities C.I. 11 361 11 303 Long - term advances received C.I.3. 6 787 5 781 Short - term liabilities C.II. 5 732 4 327 Trade payables C.II.4. 1 055 1 454 Other liabilities C.II.8. 255 373 Payables to employees C.II.8. 3. 128 102 Social security and health insurance payables C.II.8. 4. 48 94 Tax liabilities and subsidies – state C.II.8. 5. 324 585 Accrued liabilities C.II.8. 6. 300 300 Other liabilities C.II.8. 7. 0 0 Deferred items D. 0 0 Deferred income D.1. Prepared: 25 June 2024 Signatory: ROBERT WILLIAM HONG - SAN YUNG, statutory body

GAMEE MOBILE s.r.o.

(in CZK thousands)

Code	Description	Current period	Prior period
I.	Revenue from goods and services sold	73 810	77 990
II.	Revenue from goods sold		
A.	Production consumption	62 835	68 848
A.1.	Cost of goods sold		
A.2.	Materials and energy consumption	882	1 048
A.3.	Services	61 953	67 800
B.	Change in inventory of own production (+/-)		
C.	Capitalisation (-)		
D.	Personnel costs	7 400	5 199
D.1.	Wages and salaries	5 558	3 676
D.2.	Social security, health insurance and other costs	1 842	1 523
D.2.1.	Social security and health insurance costs	1 405	1 228
D.2.2.	Other costs	437	295
E.	Value adjustments in operating area	45	22
E.1.	Value adjustments to intangible and tangible non-current assets	45	22
E.1.1.	– permanent	45	22
E.1.2.	– temporary		
E.2.	Value adjustments to inventories		
E.3.	Value adjustments to receivables		
III.	Other operating revenues	797	1 197
III.1.	Revenue from sold non-current assets		
III.2.	Revenue from sold materials	2	
III.3.	Other operating revenues	795	1 197
F.	Other operating costs	238	35
F.1.	Net book value of non-current assets sold		
F.2.	Materials sold		
F.3.	Taxes and fees		
F.4.	Provisions in operating area and complex prepaid costs	204	
F.5.	Other operating costs	34	35
*	**Operating profit/loss (+/-)**	**4 089**	**5 083**
IV.	Revenue from non-current financial assets – shares	0	0
VI.	Interest income and similar revenues	895	917
VI.1.	– from controlled/controlling entity	895	917
VI.2.	– other interest income		
I.	Value adjustments and provisions in financial area	0	
J.	Interest expense and similar costs	0	0
VII.	Other financial revenues	1 772	3 968
K.	Other financial costs	3 051	3 562
*	**Financial profit/loss (+/-)**	**-384**	**1 323**

GAMEE MOBILE s.r.o. PROFIT AND LOSS STATEMENT – FULL FORMAT (BY NATURE) FOR THE PERIOD FROM 1 JANUARY 2023 TO 31 DECEMBER 2023 (in CZK thousands) Prior period Current period Description Cod e 77 990 73 810 Revenue from goods and services sold I. Revenue from goods sold II. 68 848 62 835 Production consumption A. Cost of goods sold A.1. 1 048 882 Materials and energy consumption A.2. 67 800 61 953 Services A.3. Change in inventory of own production (+/ - ) B. Capitalisation ( - ) C. 5 199 7 400 Personnel costs D. 3 676 5 558 Wages and salaries D.1. 1 523 1 842 Social security, health insurance and other costs D.2. 1 228 1 405 Social security and health insurance costs D.2. 1. 295 437 Other costs D.2. 2. 22 45 Value adjustments in operating area E. 22 45 Value adjustments to intangible and tangible non - current assets E.1. 22 45 – permanent E.1. 1. – temporary E.1. 2. Value adjustments to inventories E.2. Value adjustments to receivables E.3. 1 197 797 Other operating revenues III. Revenue from sold non - current assets III.1. 2 Revenue from sold materials III.2. 1 197 795 Other operating revenues III.3. 35 238 Other operating costs F. Net book value of non - current assets sold F.1. Materials sold F.2. Taxes and fees F.3. 204 Provisions in operating area and complex prepaid costs F.4. 35 34 Other operating costs F.5. 5 083 4 089 Operating profit/loss (+/ - ) * 0 0 Revenue from non - current financial assets – shares IV. 917 895 Interest income and similar revenues VI. 917 895 – from controlled/controlling entity VI.1. – other interest income VI.2. 0 Value adjustments and provisions in financial area I. 0 0 Interest expense and similar costs J. 3 968 1 772 Other financial revenues VII. 3 562 3 051 Other financial costs K. 1 323 - 384 Financial profit/loss (+/ - ) *

Cod e	Description	Current period	Prior period
**	**Profit/loss before tax (+/-)**	**3 705**	**6 406**
L.	Income tax	-1 723	0
L.1.	Current income tax		
L.2.	Deferred income tax (+/-)	-1 723	
**	**Profit/loss after tax (+/-)**	**5 428**	**6 406**
M.	Transfer of profit share to members (+/-)		
***	**Profit/loss for the accounting period (+/-)**	**5 428**	**6 406**
	* Net turnover for the accounting period = I. + II. + III. + IV. + V. + VI. + VII.	77 274	84 072

Prepared: 25 June 2024

Signatory: ROBERT WILLIAM HONG-SAN YUNG, statutory body

Prior period Current period Description Cod e 6 406 3 705 Profit/loss before tax (+/ - ) ** 0 - 1 723 Income tax L. Current income tax L.1. - 1 723 Deferred income tax (+/ - ) L.2. 6 406 5 428 Profit/loss after tax (+/ - ) ** Transfer of profit share to members (+/ - ) M. 6 406 5 428 Profit/loss for the accounting period (+/ - ) *** 84 072 77 274 * Net turnover for the accounting period = I. + II. + III. + IV. + V. + VI. + VII. Prepared: 25 June 2024 Signatory: ROBERT WILLIAM HONG - SAN YUNG, statutory body

Accounting entity GAMEE MOBILE s.r.o. Notes to the Financial Statements as at 31 December 2023

CONTENTS

1.	DESCRIPTION OF THE COMPANY	3
2.	BASIC PRINCIPLES FOR PREPARING THE FINANCIAL STATEMENTS	3
3.	GENERAL ACCOUNTING PRINCIPLES, ACCOUNTING METHODS AND THEIR CHANGES AND DEVIATIONS	3
a)	Intangible non-current assets	3
b)	Tangible non-current assets	4
c)	Financial assets	4
d)	Cash and cash equivalents	4
e)	Receivables	4
f)	Equity	5
g)	External resources	5
h)	Leasing	5
i)	Foreign currency translation method	5
j)	Use of estimates	5
k)	Accounting for revenues and costs	5
l)	Income tax	5
m)	Subsequent events	6
4.	NON-CURRENT ASSETS	6
a)	Tangible non-current assets (CZK thousands)	6
b)	Non-current financial assets (CZK thousands)	6
5.	RECEIVABLES	7
6.	LONG-TERM LIABILITIES	7
7.	SHORT-TERM LIABILITIES	7
8.	OFF-BALANCE SHEET INFORMATION	7
9.	PERSONNEL COSTS	7
10.	INFORMATION ON TRANSACTIONS WITH RELATED PARTIES	7
11.	SIGNIFICANT EVENTS AFTER THE BALANCE SHEET DATE	8

CONTENTS 3 DESCRIPTION OF THE COMPANY 1. 3 BASIC PRINCIPLES FOR PREPARING THE FINANCIAL STATEMENTS 2. 3 GENERAL ACCOUNTING PRINCIPLES, ACCOUNTING METHODS AND THEIR CHANGES AND DEVIATIONS 3. 3 Intangible non - current assets a) 4 Tangible non - current assets b) 4 Financial assets c) 4 Cash and cash equivalents d) 4 Receivables e) 5 Equity f) 5 External resources g) 5 Leasing h) 5 Foreign currency translation method i) 5 Use of estimates j) 5 Accounting for revenues and costs k) 5 Income tax l) 6 Subsequent events m) 6 NON - CURRENT ASSETS 4. 6 Tangible non - current assets (CZK thousands) a) 6 Non - current financial assets (CZK thousands) b) 7 RECEIVABLES 5. 7 LONG - TERM LIABILITIES 6. 7 SHORT - TERM LIABILITIES 7. 7 OFF - BALANCE SHEET INFORMATION 8. 7 PERSONNEL COSTS 9. 7 INFORMATION ON TRANSACTIONS WITH RELATED PARTIES 10. 8 SIGNIFICANT EVENTS AFTER THE BALANCE SHEET DATE 11.

Accounting entity GAMEE MOBILE s . r . o . Notes to the Financial Statements as at 31 December 2023 1. DESCRIPTION OF THE COMPANY Gamee Mobile s . r . o . (hereinafter the "Company") is a limited liability company with its registered office at Rasinovo nabrezi 71 / 10 , Prague 2 , Czech Republic, identification number 291 03 746 . The Company was registered in the Commercial Register maintained by the Municipal Court in Prague under file reference C, section 281545 . The main subject of its business is the provision of services in the field of application development and related services . The balance sheet date is 31 December 2023 . The consolidated financial statements for the largest group of accounting entities to which the Company as a consolidated accounting entity belongs are prepared by Animoca Brands Corporation Limited, Australian Business Number : 29 122 921 813 , with its registered office at 169 Fullarton RD, Dulwich, SA 5065 , Australia . 2. BASIC PRINCIPLES FOR PREPARING THE FINANCIAL STATEMENTS The attached individual (non - consolidated) financial statements were prepared in accordance with Act No . 563 / 1991 Coll . , on Accounting, as amended (hereinafter the "Accounting Act") and Decree No . 500 / 2002 Coll . , implementing certain provisions of Act No . 563 / 1991 Coll . , on Accounting, as amended, for accounting entities that are entrepreneurs using the double - entry bookkeeping system, as amended, effective for 2023 (hereinafter the "Implementing Decree to the Accounting Act") . The Company presents revenues and costs in its profit and loss statement as positive amounts . The financial statements are prepared on the assumption that the accounting entity will continue as a going concern . The data in these financial statements are expressed in thousands of Czech crowns (CZK), unless otherwise stated . 3. GENERAL ACCOUNTING PRINCIPLES, ACCOUNTING METHODS AND THEIR CHANGES AND DEVIATIONS The valuation methods used by the Company when preparing the financial statements for 2023 and 2022 are as follows : a) Intangible non - current assets Intangible non - current assets are valued at cost, which includes the acquisition price and costs related to the acquisition. Intangible non - current assets produced in - house are valued at own costs, which include direct material and wage costs and manufacturing overhead. Intangible non - current assets exceeding CZK 80 thousand in 2023 and 2022 are depreciated as costs based on the estimated useful life of the respective asset. Depreciation Depreciation is calculated based on the acquisition cost and the estimated useful life of the respective asset . The depreciation plan is updated during the use of intangible non - current assets based on the expected useful life and estimated residual value of the asset . The estimated useful life is set as follows : Number of years (from – to) 5 Domains

3 Software

Accounting entity GAMEE MOBILE s.r.o. Notes to the Financial Statements as at 31 December 2023 If there is a decrease in the carrying value of intangible non - current assets, the Company creates an allowance due to temporary non - use, damage, etc. Technical improvements to intangible non - current assets increase their acquisition cost. Repairs and maintenance are charged to costs. b) Tangible non - current assets Tangible non - current assets are valued at cost, which includes the acquisition price, transportation costs, customs duties and other costs related to the acquisition. Tangible non - current assets produced in - house are valued at own costs, which include direct material and wage costs and manufacturing overhead. Tangible non - current assets exceeding CZK 80 thousand in 2023 and 2022 are depreciated as costs based on the estimated useful economic life of the respective asset. Technical improvements to tangible non - current assets increase their acquisition cost. Repairs and maintenance are charged to costs. Depreciation Depreciation is calculated based on the acquisition cost and the estimated useful life of the respective asset . The depreciation plan is updated during the use of tangible non - current assets based on the expected useful life and estimated residual value of the asset . The estimated useful life is set as follows : Number of years (from – to) 3 Computers 5 Furniture If there is a decrease in the carrying value of tangible non - current assets, the Company creates an allowance due to temporary non - use, damage, etc. c) Financial assets Non - current financial assets mainly comprise loans and credits with a maturity of more than one year, equity interests, realisable securities and shares, and bond securities held to maturity. If there is a decrease in the carrying value of non - current financial assets that is not recognised at the balance sheet date, the difference is considered a temporary decrease in value and is accounted for as an allowance. d) Cash and cash equivalents Cash and cash equivalents comprise cash, money in hand and amounts in bank accounts. e) Receivables Receivables are recognised at their nominal value upon initial recognition . The valuation of doubtful receivables is reduced through allowances to their realisable value, based on individual assessment of individual debtors and the age structure of receivables . Accrued income – assets side is valued on the basis of expert estimates and calculations . They are divided into short - term and long - term .

Accounting entity GAMEE MOBILE s . r . o . Notes to the Financial Statements as at 31 December 2023 Receivables and accrued income – assets side are divided into short - term (maturity up to 12 months inclusive) and long - term (maturity over 12 months), where short - term items are due within one year from the balance sheet date . f) Equity The Company's share capital is reported at the amount registered in the Commercial Register of the Municipal Court . Any increase or decrease in share capital based on a resolution of the general meeting that has not been registered by the date of the financial statements is reported as changes in share capital . Contributions exceeding the share capital are reported as share premium . Other capital funds are created by cash contributions in excess of the share capital value . g) External resources The Company creates provisions for losses and risks in cases where it is possible to determine with a high degree of probability the title, amount and due date of the obligation, while maintaining material and temporal context . Long - term and short - term liabilities are reported at their nominal values . Accrued liabilities – liabilities side are valued on the basis of expert estimates and calculations . They are divided into short - term and long - term . h) Leasing The Company accounts for leased assets in such a way that it includes lease instalments in costs and, in the case of a finance lease, activates the corresponding value of the leased asset at the time the lease contract ends and the option to purchase is exercised . Pre - paid lease instalments are deferred over time . i) Foreign currency translation method Assets and liabilities denominated in a foreign currency are valued in Czech crowns (at the exchange rate applicable on the date they were incurred) and monetary items were translated at the balance sheet date at the exchange rate announced by the Czech National Bank as at 31 December . Realised and unrealised exchange gains and losses are recognised in financial revenues or financial costs of the current year . j) Use of estimates The preparation of financial statements requires the Company's management to use estimates and assumptions that affect the reported values of assets and liabilities at the date of the financial statements and the reported amount of revenues and costs during the period under review . The Company's management determined these estimates and assumptions on the basis of all relevant information available to it . However, as is inherent in the nature of the estimate, the actual values may differ from these estimates in the future . k) Accounting for revenues and costs Revenues and costs are accounted for on an accrual basis, i . e . in the period to which they are materially and temporally related . l) Income tax

The income tax charge is calculated using the applicable tax rate from the accounting profit increased or decreased by permanently or temporarily tax non - deductible costs and non - taxable revenues (e . g . , creation and reversal of other provisions and allowances, representation costs, difference between accounting and tax depreciation, etc . ) . Items reducing the tax base (donations), deductible items (tax losses, R&D ; project costs) and income tax credits are also taken into account .

Accounting entity GAMEE MOBILE s . r . o . Notes to the Financial Statements as at 31 December 2023 Deferred tax liability reflects the tax impact of temporary differences between the carrying amounts of assets and liabilities from an accounting perspective and the determination of the income tax base, taking into account the period of realisation . Differences arising from the first year of accounting for deferred tax from all temporary differences are charged to equity . In the event that the financial statements precede the final calculation of income tax, the accounting entity creates a provision for income tax . m) Subsequent events The impact of events that occurred between the balance sheet date and the date of preparation of the financial statements is recognised in the accounting records in cases where these events provided additional information about the circumstances that existed on the balance sheet date . In the event that significant events reflecting circumstances that arose after the balance sheet date occurred between the balance sheet date and the date of preparation of the financial statements, the consequences of these events are described in the notes to the financial statements but are not accounted for in the accounting records . 4. NON - CURRENT ASSETS a) Tangible non - current assets (CZK thousands) ACQUISITION COST Closing balance Disposals Additions Opening balance 229 0 0 229 Movable assets and their sets (computers) Incomplete non - current tangible assets 229 0 0 229 Total 2023 229 0 112 117 Total 2022 ALLOWANCES AND ACCUMULATED DEPRECIATION Carrying amount Allowances Closing balance Disposals Depreciation Opening balance 45 0 185 0 45 140 Movable assets and their sets (computers) 0 0 0 0 0 0 Incomplete non - current tangible assets 45 0 185 0 45 140 Total 2023 89 0 140 0 25 117 Total 2022 b) Non - current financial assets (CZK thousands) The loan in non - current financial assets represents a long - term interest - bearing loan to a related party with a balance of CZK 63,174 thousand as at 31 December 2023 (31 December 2022: CZK 62,934 thousand).

Accounting entity GAMEE MOBILE s.r.o. Notes to the Financial Statements as at 31 December 2023 5. RECEIVABLES Receivables with a maturity of more than 5 years amounted to CZK 0 thousand as at 31 December 2023 ( 31 December 2022 : CZK 0 thousand) . The Company has no receivables secured by real collateral. 6. LONG - TERM LIABILITIES Liabilities with a maturity of more than 5 years amounted to CZK 0 thousand as at 31 December 2023 ( 31 December 2022 : CZK 0 thousand) . 7. SHORT - TERM LIABILITIES As at 31 December 2023 and 31 December 2022 , the Company had no short - term liabilities secured by a lien or guarantee in favour of a creditor . Accrued liabilities – liabilities side amount to CZK 585 thousand . The estimate was determined on the basis of a qualified consumption estimate . 8. OFF - BALANCE SHEET INFORMATION Liabilities not included in the balance sheet arising from future minimum lease payments for the lease of office premises amount to CZK 2 , 590 thousand . 9. PERSONNEL COSTS The average number of employees during 2023 was 2.75 persons (during 2022: 3.43 persons). 10. INCOME TAX For 2022 , as a precautionary measure, the Company did not recognise a deferred tax asset . In view of the expected positive development of business results, the Company decided to recognise the deferred tax asset again due to tax losses in the balance sheet as at 31 December 2023 in the amount of CZK 1 , 723 thousand . With regard to the guidance of the National Accounting Council NUR I - 9 , the deferred tax asset was recognised in the profit and loss statement (item L . 2 of the Profit and Loss Statement), as this is a change in the estimate of its realisability . 11. INFORMATION ON TRANSACTIONS WITH RELATED PARTIES The Company provides services to related parties within the framework of standard business activities. In 2023, the value of these services amounted to CZK 72,770 thousand (in 2022: CZK 76,963 thousand). As at 31 December 2023, the Company has short - term receivables from related parties in the amount of CZK 17,750 thousand (31 December 2022: CZK 16,186 thousand). As at 31 December 2023, the Company has loan receivables from a related party in the amount of CZK 63,174 thousand (31 December 2022: CZK 62,934 thousand). As at 31 December 2023, the Company records a long - term advance received from its related party in the amount of CZK 11,240 thousand (31 December 2022: CZK 11,361 thousand).

Accounting entity GAMEE MOBILE s . r . o . Notes to the Financial Statements as at 31 December 2023 As at 31 December 2023 , the Company records a short - term other liability to a related party in the amount of CZK 281 thousand ( 31 December 2022 : CZK 284 thousand) and another receivable in the amount of CZK 355 thousand ( 31 December 2022 : CZK 92 thousand) . 12. SIGNIFICANT EVENTS AFTER THE BALANCE SHEET DATE As at the date of preparation of the financial statements, the Company's management is not aware of any significant events that would have affected the financial statements as at 31 December 2023 . Prepared on: 25 June 2024 Name and signature of the Company's statutory body: ROBERT WILLIAM HONG - SAN YUNG

Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Code of Federal Regulations, and presents the pro forma effects of the acquisition (such transaction, the “Acquisition”) by AlphaTON Capital Corp, a company organized under the laws of the British Virgin Islands (“BVI”) with its registered office located at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, BVI, VG1110 (the “Company”), of a 60% ownership interest in Ga Mee Global Limited a company incorporated in Hong Kong (“GaMee Global”) and certain digital tokens from Animoca Brands Limited (the “Seller”). The Seller, prior to closing, will conduct a reorganization to transfer 100% of the equity of Gamee Limited, a company incorporated in the United Kingdom (“Gamee Limited” or the “UK Company”) to GaMee Global. The UK Company owns the entire equity in Gamee Mobile s.r.o., a company incorporated under the laws of the Czech Republic (“Gamee Mobile” and together with the UK Company and GaMee Global, “GaMee” or the “Acquired Companies”). The Company will make a payment at close and will potentially make two deferred payments following the one- and two-year anniversaries of close for the Acquired Companies and the digital tokens. The payment at close will consist of (i) an aggregate of $1.5 million in cash, (ii) 99,800 in ordinary shares with a fair value of less than $0.1 million, and (iii) pre-funded warrants exercisable for 1,900,200 ordinary shares with an estimated fair value of $0.7 million. The total deferred payments to be made following the one- and two-year anniversaries of close will, contingent upon the achievement of certain performance-related metrics, consist of (i) an aggregate of up to $4.0 million in cash and (ii) up to 2 million ordinary shares of the Company. The estimated aggregate fair value of the total deferred payments was $3.5 million as of March 19, 2026. The Seller will retain 40% of the equity in GaMee Global following closing. Upon the closing of the transaction, the Seller will also transfer to the Company 878,048,200 and 20,478,118,312 GaMee and WAT tokens with a fair value of $0.8 million and $0.1 million, respectively. Within 90 days of closing, the Company is required to purchase $2.0 million in GaMee tokens on the open market. As of March 19, 2026, the market capitalization of GaMee tokens was approximately $1.8 million.

Description of the Acquisition

The Company entered into a sale and purchase agreement, dated as of March 19, 2026, in respect of the Acquisition (the “Purchase Agreement”) by and between the Company and the Seller. Pursuant to the Purchase Agreement, the Company will acquire 60% of the issued and outstanding shares of GaMee Global from the Seller (the “Purchased Shares”). In exchange for the Purchased Shares, upon the closing of the Acquisition (the “Closing”), the Company will pay $1.5 million in cash and issue an aggregate of 99,800 ordinary shares and 1,900,200 pre-funded warrants of the Company with a total aggregated estimated fair value of $0.8 million, subject to certain adjustments as set forth in the Purchase Agreement. In the 90 days following Closing, the Company will also purchase off the open market $2.0 million worth of GaMee tokens, as set forth in the Purchase Agreement. As of March 19, 2026, the market capitalization of GaMee tokens was approximately $1.8 million. Following the Closing, the Company will pay up to an additional $4.0 million in cash and issue up to 2 million ordinary shares (or pre-funded warrants), contingent upon the achievement of certain performance-based metrics, following the one-year and two-year anniversaries as set forth in the Purchase Agreement.

The number of ordinary shares and pre-funded warrants comprising the earn-out payments and related calculations will be automatically equitably adjusted to account for share splits, dividends, recapitalizations, or similar changes occurring after signing of the Purchase Agreement and before the second earn-out payment. The earn-out payments will be initially calculated by the Company and subject to a review and dispute process with the Seller. The Company will make the relevant earn-out payment within the agreed business day period following the finalization of that process to the Seller or its designee.

Upon Closing, the Seller will also transfer to the Company 878,048,200 and 20,478,118,312 GaMee and WAT tokens with a fair value of $0.8 million and $0.1 million, respectively. Within 90 days of the Closing, the Company is required to purchase $2.0 million in GaMee tokens on the open market. As of March 19, 2026, the market capitalization of GaMee tokens was approximately $1.8 million.

The Acquisition has been accounted for in the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025 as if the Acquisition had occurred on September 30, 2025. The Unaudited Pro Forma Condensed Combined Statements of Comprehensive Loss for the six months ended September 30, 2025 and for the year ended March 31, 2025 have been accounted for as if the Acquisition had occurred on April 1, 2025 and April 1, 2024, respectively.

The unaudited pro forma condensed combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the Acquisition or the costs to achieve any synergies.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only, in accordance with Article 11 of Regulation S-X, and are not intended to represent or to be indicative of the income or financial position that the Company would have reported had the Acquisition been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements due to various factors. The Unaudited Pro Forma Condensed Combined Balance Sheet does not purport to represent the future financial position of the Company and the Unaudited Pro Forma Condensed Combined Statements of Comprehensive Loss do not purport to represent the future results of operations of the Company.

The unaudited pro forma condensed combined financial statements reflect management’s preliminary estimates of the fair value of purchase consideration and the fair values of tangible and intangible assets acquired and liabilities assumed in the Acquisition. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of the fair value of the Company’s ordinary shares and fair values of assets acquired and liabilities assumed, the actual amounts to be reported in future filings may differ materially from the amounts used in the pro forma condensed combined financial statements.

This unaudited pro forma combined financial information was based on and should be read in conjunction with the Company’s historical financial statements and accompanying notes in its Form 20-F for the year ended March 31, 2025 and its Form 6-K for the six months ended September 30, 2025.

The unaudited pro forma combined financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended by Release No. 33-10786. The pro forma adjustments included herein include those adjustments that reflect the accounting for the Acquisition in accordance with U.S. GAAP (“transaction accounting adjustments”). Adjustments to reflect synergies and/or dis-synergies related to the Acquisition, which are elective pro forma adjustments under Release No. 33-10786, have not been reflected herein.

The unaudited pro forma combined financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Acquisition had been consummated on the dates indicated, nor is it necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document. The unaudited pro forma combined financial information includes certain non-recurring transaction-related adjustments, as discussed in the accompanying notes.

The unaudited pro forma adjustments are based on available information and certain assumptions that management believes are reasonable under the circumstances. The unaudited pro forma combined financial information is presented for informational purposes only, and is not intended to be a projection of future results. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma combined financial information.

AlphaTON Capital Corp

Unaudited Pro Forma Condensed Combined Statement of Comprehensive Loss

For The Six Months Ended September 30, 2025

(In thousands, except per share amounts)

	AlphaTON	GaMee	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined

Revenues	$—	$3,467	$3,467	$—		$3,467

Expenses
Research and development	1,295	—	1,295	—		1,295
General and administrative expenses	4,869	4,053	8,922	583	A	9,505
Loss from operations	(6,164)	(586)	(6,750)	(583)		(7,333)
Change in fair value of warrant liability	1,786	—	1,786	—		1,786
Change in fair value of put rights	(1,815)	—	(1,815)	—		(1,815)
Loss on revaluation of digital assets	(10)	—	(10)	—		(10)
Loss on revaluation of digital asset receivables	(96)	—	(96)	—		(96)
Gain on settlement with Parexel - iOx CRO	—	—	—	—		—
Impairement loss - investment in Compedica	(4,804)	—	(4,804)	—		(4,804)
Depreciation and amortization expense	—	(17)	(17)	(276)	A	(293)
Foreign exchange transaction (loss) gain	(3)	(370)	(373)	—		(373)
Interest income, net	8	(3)	5	—		5
Share of losses from equity method investment	(44)	—	(44)	—		(44)
Loss before benefit for income taxes	(11,142)	(976)	(12,118)	(859)		(12,977)
Income tax benefit (expense)	—	—	—	—		—
Net loss	(11,142)	(976)	(12,118)	(859)		(12,977)
Other comprehensive income (loss)
Net unrealized gain on digital assets	26	—	26	—		26
Total comprehensive loss for period	$(11,116)	$(976)	$(12,092)	$(859)		$(12,951)

Net (loss) income attributable to:
Owners of the Company	$(11,142)	$(976)	$(12,118)	$(125)	A	$(12,243)
Non-controlling interest	—		—	(734)	A	(734)
Net loss	$(11,142)	$(976)	$(12,118)	$(859)		$(12,977)

Comprehensive (loss) income attributable to:
Owners of the Company	$(11,116)	$(976)	$(12,092)	$(125)	A	$(12,217)
Non-controlling interest	—		—	(734)	A	(734)
Total comprehensive loss for period	$(11,116)	$(976)	$(12,092)	$(859)		$(12,951)

Loss per share
Basic and diluted	$(5.13)					$(5.39)

Weighted average shares outstanding
Basic and diluted	2,171					2,271

AlphaTON Capital Corp

Unaudited Pro Forma Condensed Combined Statement of Comprehensive Loss

For The Year Ended March 31, 2025

(In thousands, except per share amounts)

	AlphaTON	GaMee	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined

Revenues	$-	$6,750	$6,750	$-		$6,750

Expenses
Research and development	3,129	-	3,129	-		3,129
General and administrative expenses	4,254	7,110	11,364	583	A	11,947
Loss from operations	(7,383)	(360)	(7,743)	(583)		(8,326)
Change in fair value of warrant liability	(388)	-	(388)	-		(388)
Change in fair value of put rights	-	-	-	-		-
Loss on revaluation of digital assets	-	-	-	-		-
Loss on revaluation of digital asset receivables	-	-	-	-		-
Gain on settlement with Parexel - iOx CRO	946	-	946	-		946
Impairement loss - investment in Compedica	-	-	-	-		-
Other income	-	61	61	-		61
Depreciation and amortization expense	(35)	(36)	(71)	(551)	A	(622)
Foreign exchange transaction (loss) gain	(7)	(71)	(78)	-		(78)
Interest income (expense)	86	(5)	81	-		81
Share of losses from equity method investment	-	-	-	-		-
Loss before benefit for income taxes	(6,781)	(411)	(7,192)	(1,134)		(8,326)
Income tax benefit (expense)	3	(34)	(31)	-		(31)
Net loss	(6,778)	(445)	(7,223)	(1,134)		(8,357)
Other comprehensive income (loss)
Net unrealized gain on digital assets	-	-	-	-		-
Total comprehensive loss for period	$(6,778)	$(445)	$(7,223)	$(1,134)		$(8,357)

Net (loss) income attributable to:
Owners of the Company	$(6,767)	$(445)	$(7,212)	$(502)	A	$(7,714)
Non-controlling interest	(11)		(11)	(632)	A	(643)
Net loss	$(6,778)	$(445)	$(7,223)	$(1,134)		$(8,357)

Comprehensive (loss) income attributable to:
Owners of the Company	$(6,778)	$(445)	$(7,223)	$(502)	A	$(7,725)
Non-controlling interest	-	-	-	(632)	A	(632)
Total comprehensive loss for period	$(6,778)	$(445)	$(7,223)	$(1,134)		$(8,357)

Loss per share
Basic and diluted	$(5.72)					$(6.01)

Weighted average shares outstanding
Basic and diluted	1,183					1,283

AlphaTON Capital Corp

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2025

(In thousands, except share and per share amounts)

	AlphaTON	GaMee	Pro Forma Combined	Transaction Accounting Adjustments	Funding	Note	Pro Forma Combined

Assets
Current assets
Cash and cash equivalents	$183	$708	$891	$(1,500)	$24,095	A, D	$23,486
Accounts receivable	—	1,078	1,078	—	—		1,078
Stablecoin	3,073	—	3,073	—	—		3,073
Receivables - stablecoin	15,000	—	15,000	—	—		15,000
Prepaid expenses and other receivables	763	29	792	—	—		792
Total current assets	19,019	1,815	20,834	(1,500)	24,095		43,429
Non-current assets
Digital assets at fair value, TON	1,408	—	1,408	—	—		1,408
Digital assets at fair value, Bitcoin	410	—	410	—	—		410
Digital assets at fair value, GaMee	—	—	—	845	—	C	845
Digital assets at fair value, WAT	—	—	—	144	—	C	144
Digital asset receivables at fair value, TON	8,920	—	8,920	—	—		8,920
Goodwill	—	—	—	2,913	—	A	2,913
Other intangible assets	—	2,705	2,705	745	—	A, B	3,450
Investment in Compedica	202		202	—	—		202
Other assets	629	82	711	—	—		711
Total non-current assets	11,569	2,787	14,356	4,647	—		19,003
Total assets	$30,588	$4,602	$35,190	$3,147	$24,095		$62,432

Liabilities and Equity
Current liabilities
Accounts payable and accrued liabilities	$3,599	$286	$3,885	$1,314	$—	A, B	$5,199
Due to related parties	—	6,421	6,421	(6,421)	—	A	—
Lease liability, current	—	39	39	—	—		39
Put right liability	17,940	—	17,940	—	—		17,940
Total current liabilities	21,539	6,746	28,285	(5,107)	—		23,178
Non-current liabilities
Lease liability, net of current portion	—	28.00	28	—	—		28
Other long-term liabilities	—	—	—	1,095	—	A	1,095
Warrant liability	166	—	166	—	—		166
Total non-current liabilities	166	28	194	1,095	—		1,289
Total liabilities	21,705	6,774	28,479	(4,012)	—		24,467

Shareholders’ Equity
Ordinary shares	—	26	26	(26)	—	A	—
Capital stock	241,592	5,943	247,535	(3,536)	24,095	A, B, D	268,094
Stock option reserve	24,564	—	24,564	—	—		24,564
Accumulated deficit	(256,595)	(8,076)	(264,671)	7,493	—	A, B	(257,178)
Accumulated other comprehensive income (loss)	26	(65)	(39)	65	—	A	26
Total equity attributable to owners of the Company	9,587	(2,172)	7,415	3,996	24,095		35,506
Non-controlling interest	(704)	—	(704)	3,163	—	A	2,459
Total equity	8,883	(2,172)	6,711	7,159	24,095		37,965
Total liabilities and equity	$30,588	$4,602	$35,190	$3,147	$24,095		$62,432

AlphaTON Capital Corp

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 - Accounting for the Acquisition

The Acquisition was accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with International Financial Reporting Standards 3, Business Combinations (“IFRS 3”). Under IFRS 3, assets acquired and liabilities assumed in a business combination are to be recognized and measured at their estimated acquisition date fair value.

Under IFRS 3, acquisition-related transaction costs (e.g., advisory, legal and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred.

Note 2 – Basis of Pro Forma Presentation

The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the Acquisition as if it had occurred on September 30, 2025. The Unaudited Pro Forma Condensed Combined Statements of Comprehensive Loss for the six months ended September 30, 2025 and the year ended March 31, 2025 give effect to the Acquisition as if the Acquisition had occurred on April 1, 2025 and April 1, 2024, respectively.

These unaudited pro forma combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions described below. The unaudited pro forma combined financial statements are not necessarily indicative of what the actual results of operations or financial position of the Company would have been if the Acquisition had in fact occurred on the dates or for the periods indicated, nor does it purport to project the results of operations or financial position of the Company for any future periods or as of any date. The unaudited pro forma combined financial information does not give effect to any cost savings, operating synergies, and revenue enhancements expected to result from the transactions or the costs to achieve these cost savings, operating synergies, and revenue enhancements.

As the accounting acquirer, the Company has recorded the assets acquired and liabilities assumed of GaMee at their estimated fair values as of the acquisition date. The excess of the purchase consideration over the fair value of net assets acquired, if any, is recorded as goodwill.

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting and is based on the historical financial statements of the Company and the Acquired Companies. The acquisition method of accounting is based on IFRS 3, with the Company as the accounting acquirer, and uses the fair value concepts defined in International Financial Reporting Standards 13, Fair Value Measurement (“IFRS 13”).

IFRS 3 requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, IFRS 3 requires that the consideration transferred be measured at the date the Acquisition is completed.

IFRS 13 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in IFRS 13 as “[t]he price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, the Company may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect the Company’s intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed are recorded, as of the date the signing of the Purchase Agreement for the Acquisition, primarily at their respective fair values, with the excess of the purchase consideration over the fair value of GaMee’s net assets, allocated to goodwill, if any, and added to those of the Company. Financial statements and reported results of operations of the Company issued after completion of the Acquisition will reflect these values and will not be retroactively restated to reflect the historical financial position or results of operations of GaMee. The pro forma allocation of purchase consideration and the related fair value of the purchase consideration presented in the unaudited pro forma combined financial information is preliminary and subject to change. The final purchase price allocation will be determined during the measurement period and may differ materially from the amounts reflected in the pro forma information. In accordance with IFRS 3, the final allocation will be completed as soon as practicable, but no later than one year after the Closing.

Under IFRS 3, acquisition-related transaction costs (e.g., advisory, legal and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred.

The unaudited pro forma combined financial statements do not include any adjustments to the realization of any costs (or cost savings) from operating efficiencies, synergies, or other restructuring activities that might result from the Acquisition. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.

The unaudited pro forma combined financial information is presented for informational purposes only and does not necessarily indicate the financial results of the combined company had the companies been combined at the beginning of the period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company.

These unaudited pro forma combined financial statements are presented in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board. The historical financial statements of the Company and GaMee were prepared in accordance with IFRS; the historical financial statements.

Note 3 – Accounting Policies and Reclassifications

Upon consummation of the Acquisition, the Company performed a comprehensive review of the Acquired Companies’ respective accounting policies. Based on its analysis, the Company did not identify any differences that would have a material impact on the unaudited pro forma combined financial information. As a result, the unaudited pro forma combined financial information does not assume any differences in accounting policies.

Assets and liabilities of Gamee Limited and Gamee Mobile were translated from GBP and CZK into USD using the exchange rate in effect as of September 30, 2025, which is 1.344 GBP/USD and 0.048 CZK/USD, respectively. Equity accounts were translated at their historical rates on the dates the underlying transactions occurred. Translation adjustments arising from the process of converting the acquiree’s financial statements into USD have been recorded as a component of Accumulated Other Comprehensive Income and are reflected only in the pro forma combined balance sheet to the extent they represent historical foreign currency translation adjustments of the acquiree. No pro forma adjustment has been made for future foreign currency fluctuations because such changes do not meet the criteria for inclusion under Regulation S-X Article 11, which prohibits the inclusion of forward-looking information except for adjustments that are factually supportable and directly attributable to the transaction.

Revenues and expenses of Gamee Limited and Gamee Mobile for the six months ended September 30, 2025 and the fiscal year ended March 31, 2025 were translated using the average exchange rates for the respective periods, which the Company believes approximate the rates in effect on the dates of the underlying transactions. The weighted-average rates used were:

	GaMee Limited	GaMee Mobile s.r.o.
	GBP/USD	CZK/USD

For the six months ended September 30, 2025	1.334	0.046
For the fiscal year ended March 31, 2025	1.276	0.042

The historical financial statements of GaMee Global are presented in USD, therefore no foreign currency translation was required for the respective acquired entity.

Note 4 – Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The transaction accounting adjustments included in the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025 and the Unaudited Pro Forma Condensed Combined Statements of Comprehensive Loss for six months ended September 30, 2025 and the year ended March 31, 2025 are as follows:

(A)	Transaction and Estimated Purchase Consideration

Under the Purchase Agreement, the preliminary fair value of consideration transferred totals $4.7 million, consisting of a payment at Closing and two deferred contingent payments following the one- and two-year anniversaries of the Closing. The payment at Closing will consist of $1.5 million in cash, less than $0.1 million in ordinary shares (or 99,800 ordinary shares) and $0.7 million in pre-funded warrants (or 1,900,200 pre-funded warrants). The total deferred payments to be made following the one- and two-year anniversaries of the Closing will, contingent upon the achievement of certain performance-related metrics, consist of up to $4.0 million in cash with a fair value of $1.6 million and up to 2 million ordinary shares (or pre-funded warrants) with a fair value of $1.8 million. The cash of up to $2.0 million will be paid and up to 1 million deferred ordinary shares (or pre-funded warrants) with a fair value of $0.7 million will be issued following the one-year anniversary of the Closing and the remaining portion of cash up to $2.0 million will be paid and up to 1 million ordinary shares (or pre-funded warrants) with a fair value of $1.1 million will be issued following the two-year anniversary of the Closing (the “Deferred Shares”). At the signing of the Purchase Agreement for the Acquisition, the noncontrolling interest, which consists of the 40% of GaMee retained by the Seller, had a fair value of $3.3 million.

The number of ordinary shares and pre-funded warrants comprising the earn-out payments and related calculations will be automatically equitably adjusted to account for share splits, dividends, recapitalizations, or similar changes occurring after signing of the Purchase Agreement and before the second earn-out payment. The earn-out payments will be initially calculated by the Company and subject to a review and dispute process with the Seller. The Company will make the relevant earn-out payment within the agreed business day period following the finalization of that process to the Seller or its designee.

The ordinary shares, including the Deferred Shares, and pre-funded warrants issued by the Company in connection with the Acquisition are classified as capital stock under IFRS.

Accordingly, the ordinary shares, including the fair value of the Deferred Shares at Closing, and pre-funded warrants are initially recognized as capital stock at fair value, measured at $2.4 million as of the acquisition date.

Within 90 days of the Closing, the Company is required by the Purchase Agreement to purchase $2.0 million in GaMee tokens on the open market. As of March 19, 2026, the market capitalization of GaMee tokens was approximately $1.8 million.

The Company recorded all of GaMee’s acquired tangible and intangible assets, assumed liabilities, and noncontrolling interest at their preliminary estimated fair values on the acquisition date. The total estimated purchase consideration was $4.7 million. The following represents the allocation of the estimated purchase consideration as if the transaction had occurred on September 30, 2025 (in thousands):

Preliminary Amount Recognized as of the Pro Forma Balance Sheet Date

Cash	708
Accounts receivable	1,078
Prepaid expenses and other receivables	29
Other assets	82
Goodwill	2,913
Intangible assets	3,450
Total Assets Acquired	8,260

Accounts payable	286
Lease liability	67
Total Liabilities Assumed	353

Net Assets Acquired	7,907
Net Assets Attributable to Noncontrolling Interests	3,163
Net Assets Attributable to the Company	4,744

The Acquisition was recorded as a business combination on a preliminary valuation of assets acquired and liabilities assumed at their acquisition date fair values using unobservable inputs that are supported by little or no market activity and are significant to their fair value of the assets and liabilities (“Level 3” inputs). the Company expects to complete its purchase price allocation, as well as its fair value estimate of the purchase price consideration as soon as reasonably possible, not to exceed one year from the acquisition date. Adjustments to the preliminary purchase price allocation could be material. Goodwill and intangible assets represent the excess of the purchase price consideration over the preliminary valuation of the net assets acquired.

The fair values of intangible assets were estimated based on valuations using the income approach. The fair value of intangible assets and their estimated useful lives are as follows (in thousands):

Identified Intangible Assets	Fair Value	Useful Life

Trade name	590	10 years
Partner relationships	90	3 years
Proprietary intellectual property	2,770	6 years
Fair Value of Identified Intangible Assets	3,450

Amortization of intangible assets of $0.3 million and $0.6 million was included within the Unaudited Pro Forma Condensed Combined Statements of Comprehensive Loss for the six months ended September 30, 2025 and for the year ended March 31, 2025, respectively.

With respect to the 40% of GaMee that is not owned by the Company, net loss attributable to noncontrolling interest of $0.7 million and $0.6 million was included within the Unaudited Pro Forma Condensed Combined Statements of Comprehensive Loss for the six months ended September 30, 2025 and for the year ended March 31, 2025, respectively.

In connection with the Acquisition, the Company has incurred $0.6 million in transaction costs (e.g., advisory, legal and other professional fees). Such costs are accounted for as general and administrative expenses within the Unaudited Pro Forma Condensed Combined Statements of Comprehensive Loss for the six months ended September 30, 2025 and for the year ended March 31, 2025, and are included in the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025 within accounts payable and accrued expenses.

In connection with the Closing, the Seller will forgive all balances due from GaMee. As a result, current liabilities due to related parties has been reduced by $6.4 million, leaving a remaining balance of $0 within the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025.

(B)	Reconciliation of Certain Transaction Accounting Adjustments

The reconciliation of the transaction accounting adjustment for other intangible assets is as follows (in thousands):

Derecognition of intangible assets on GaMee balance sheet	$(2,705)
Pro forma intangible asset valuation	3,450
Pro forma transaction accounting adjustment	$745

The reconciliation of the transaction accounting adjustment for capital stock is as follows (in thousands):

Derecognition of capital stock on GaMee balance sheet	$(5,943)
Fair value of equity consideration used in purchase of GaMee	2,407
Pro forma transaction accounting adjustment	$(3,536)

The reconciliation of the transaction accounting adjustment for accounts payable and accrued expenses is as follows (in thousands):

Fair value deferred consideration included in accounts payable and accrued expenses	$731
Accrual for transaction costs	583
Pro forma transaction accounting adjustment	$1,314

The reconciliation of the transaction accounting adjustment for accumulated deficit is as follows (in thousands):

Derecognition of GaMee closing accumulated deficit	$8,076
Accrual for transaction costs	(583)
Pro forma transaction accounting adjustment	$7,493

(C)	Transfer of Digital Assets from the Seller to the Company

Upon the Closing, the Seller will transfer 878,048,200 and 20,478,118,312 GaMee and WAT tokens, respectively, to the Company from its digital asset treasury. As of the date the Purchase Agreement was signed, the GaMee and WAT tokens had a fair value of $0.8 million and $0.1 million, respectively. The related transaction accounting adjustments have been recognized as digital assets in the Unaudited Pro Forma Condensed Combined Balance Sheet.

(D)	Financing Adjustment

As of the Unaudited Pro Forma Condensed Combined Balance Sheet date of September 30, 2025, the Company did not have sufficient cash on hand to fund the cash payment to be made at Closing. Subsequent to September 30, 2025, the Company raised approximately $24.1 million, net of fees, through the date of this filing through the issuance of ordinary shares pursuant to its at-the-market equity program and its January 2026 registered direct offering. In order to properly reflect the funding received in part to finance the acquisition of GaMee, the Company has included the net proceeds of the at-the-market equity program received subsequent to September 30, 2025 through the date of this filing and the net proceeds from its January 2026 registered direct offering as a financing pro forma adjustment.

EXHIBIT 99.6

AlphaTON Capital Acquires Controlling Interest in GAMEE, Adding 119 Million Users to its Telegram Ecosystem Portfolio

GAMEE generated an Estimated $3.54 million total revenue in 2025, representing a three-year CAGR of 112%. The transaction values GAMEE at an $18 million valuation, incorporating EBITDA-contingent earn-outs designed to mitigate upfront consideration risk over a two-year performance period.

Tortola, British Virgin Islands, March 19, 2026 (GLOBE NEWSWIRE) -- AlphaTON Capital Corp. (Nasdaq: ATON), a public technology company dedicated to scaling the Telegram super-app ecosystem, today announced it has entered into a definitive agreement to acquire a 60% controlling interest in GAMEE, a leading mobile gaming platform and wholly owned subsidiary of Animoca Brands. Concurrently, AlphaTON and Animoca Brands have formalized a Strategic Alliance to pursue broader commercial opportunities across blockchain and social gaming.

Strategic Rationale: Accelerating Telegram Ecosystem Monetization

GAMEE is one of the most established gaming platforms operating at the intersection of Web2 and Web3, boasting over 119 million registered users and a history of more than 10 billion gameplay sessions. It holds a particularly strong foothold within the Telegram ecosystem, where it serves over 61 million users. The acquisition will provide AlphaTON with immediate, scaled user engagement across Telegram's approximately one billion addressable users, a distribution advantage management believes is unmatched among publicly traded digital asset companies.

Strategic Alliance with Animoca Brands

Concurrent with entering into the acquisition purchase agreement, AlphaTON and Animoca Brands, which is one of the most prominent investors in Web3 infrastructure globally, formalized a Strategic Alliance to identify and develop commercial opportunities across blockchain and social gaming. The alliance combines AlphaTON's position as the leading public company scaling the Telegram ecosystem with Animoca Brands' unparalleled Web3 portfolio and institutional relationships. Both organizations share a commitment to advancing digital property rights and broadening Web3 accessibility through the Telegram platform.

Transaction Structure

Under the terms of the agreement, AlphaTON Capital will acquire a 60% controlling interest stake and assume day-to-day management of GAMEE for a total consideration of up to $11 million structured to include a performance-linked earn-out over two years. Animoca Brands has signed a two-year standstill agreement with AlphaTON Captial that prohibits Animoca Brands from acquiring a controlling position in AlphaTON Capital.

I. Consideration at Closing: $3.5 million

  $1.5 million in cash.
  99,800 ATON shares and 1,900,200 Pre-funded warrants, valued at $1.00 per share.
  AlphaTON to acquire $2 million of GMEE tokens off the market over the 90 day period from closing.

II. Year 1 Earn-Out: Up to $3.5 million

  $2.0 million in cash.
  1.0 million ATON shares, valued at $1.50 per share, contingent upon GAMEE achieving annual EBITDA of $1.2 million.
    Note: If EBITDA is greater than zero but less than $1.2M, the payout will be calculated pro-rata.

III. Year 2 Earn-Out: Up to $4.0 million

  $2.0 million in cash.
  1.0 million ATON shares, valued at $2.00 per share, contingent upon GAMEE achieving annual EBITDA of $1.6 million.
    Note: If EBITDA is greater than zero but less than $1.6M, the payout will be calculated pro-rata.

Digital Assets: GMEE and WAT Tokens

The transaction includes a transfer of digital assets from Animoca Brands' treasury:

  878,048,199.87 GMEE tokens (51% of Seller's treasury holdings)
  20,478,118,311.609 WAT tokens (51% of Seller's treasury holdings)

The signing of the SPA today reflects the shared vision of Animoca Brands and AlphaTON Capital to promote digital property rights and expand Web3 accessibility on a large scale by leveraging Telegram. The transaction is expected to close within 30 days, subject to customary closing conditions.

The entire team at GAMEE are expected to stay on board and continue to operate the GAMEE. Martin Zakovec will continue as CEO, Miroslav Chmelka as Co-Founder and CTO, and Founder Bozena Rezab will move into a strategic role as Head of AlphaTON Gaming at closing. The board of GAMEE will consist of three members, two from AlphaTON and one from Animoca Brands.

"This acquisition is a transformative milestone for AlphaTON Capital," said Brittany Kaiser, CEO of AlphaTON Capital. "By bringing GAMEE’s 119 million users and deep Telegram integration under our umbrella, we are not just acquiring a gaming platform, we are capturing a massive, active gateway to the next billion Web3 users. Our alliance with Animoca Brands further solidifies our position as the primary engine scaling the Telegram super-app ecosystem. We are ready to leverage our operational expertise to drive GAMEE’s EBITDA growth and deliver long-term value to our shareholders."

Bozena Rezab, founder of GAMEE and, on closing, Head of AlphaTON Gaming, commented: "Our mission has always been to onboard the masses to Web3 through the power of play. By deepening our synergy with AlphaTON Capital, we are not just providing entertainment; we are giving our 119 million players true digital ownership and a gateway into a broader, interconnected ecosystem. This next phase is about turning players into stakeholders.”

Yat Siu, Co-founder and Executive Chairman of Animoca Brands, said: "GAMEE has consistently proven that gaming is the 'killer app' for blockchain adoption. We are thrilled to support GAMEE and AlphaTON as they continue to build gaming on Telegram, IOS and Android. This collaboration reinforces our commitment to building a digital economy where every user has the opportunity to own their digital assets and benefit from their contributions."

About AlphaTON Capital Corp. (Nasdaq: ATON)

AlphaTON Capital Corp (NASDAQ: ATON) is a publicly-traded technology company scaling the Telegram super app, with an addressable market of 1 billion monthly active users. The Company is delivering a comprehensive hyperscaler strategy on the Telegram ecosystem through a combination of software products, middleware assets, and AI infrastructure hardware clusters deploying Confidential AI for the Telegram ecosystem.

Through its operations, AlphaTON Capital provides public market investors with institutional-grade exposure to the Telegram ecosystem and its 1 billion-user platform while maintaining the governance standards and reporting transparency of a Nasdaq-listed company. The Company's activities span AI Confidential Compute, network validation and staking operations, development of Telegram-based applications including strategic investments and acquisitions of decentralized finance platforms, gaming and markets, and business applications.

AlphaTON Capital Corp is incorporated in the British Virgin Islands and trades on Nasdaq under the ticker symbol "ATON". AlphaTON Capital, through its legacy business, is also advancing first-in-class therapies targeting known checkpoint resistance pathways to achieve durable treatment responses and improve patients' quality of life. AlphaTON Capital actively engages in the drug development process and provides strategic counsel to guide the development of novel immunotherapy assets and asset combinations.

Website: https://alphatoncapital.com

Telegram: https://t.me/alphatoncapital official

X: https://x.com/AlphaTONCapital

LinkedIn: https://www.linkedin.com/company/alphaton-capital/

Stocktwits: https://stocktwits.com/AlphaTONCapital Official

About GAMEE

GAMEE was founded in 2015 and has been a subsidiary of Animoca Brands since 2020. GAMEE is a high-engagement mobile gaming platform focused on onboarding a mass gaming audience to Web3. It has over 119 million registered users and has served over 10 billion gameplay sessions across multiple ecosystems. GAMEE’s WATCoin airdrop collectively onboarded 4 million user wallets into the TON ecosystem. The company has partnered with over 40 major Web3 communities including Mocaverse, TON, Notcoin, The Sandbox, and Cool Cats. Learn more at www.gamee.com or get updates by following on X.

About Animoca Brands

Animoca Brands Corporation Limited (ACN: 122 921 813) is a global digital assets leader building and investing in impactful technologies and ecosystems to reimagine future economies. It has received broad industry and market recognition including Fortune Crypto 40, Top 50 Blockchain Game Companies 2025, Financial Times’ High Growth Companies Asia-Pacific, and Deloitte Tech Fast. Animoca Brands is recognized for building digital asset platforms such as the Moca Network, Open Campus, Anichess, and The Sandbox, as well as institutional-grade platforms; providing digital asset services to help Web3 companies launch and grow; and investing in frontier Web3 technology, with a portfolio of over 600 companies and digital assets. For more information visit www.animocabrands.com or follow on X, YouTube, Instagram, LinkedIn, Facebook, and TikTok.

Forward-Looking Statements

All statements in this press release, other than statements of historical facts, including without limitation, statements regarding the Company’s business strategy, plans and objectives of management for future operations and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “will,” “may,” “plans,” “potential,” “continues,” or similar expressions or variations on such expressions are forward-looking statements. Forward-looking statements in this press release include statements concerning, among other things, the Company’s expectations that the GAMEE acquisition will provide the Company with immediate, scaled user engagement across Telegram's users; the Company’s belief that its distribution advantage will be unmatched among publicly traded digital asset companies; the Company’s plans for the Strategic Alliance to support the growth of GMEE, TON and WAT; the Company’s plans to pursue and develop broader commercial opportunities across blockchain and social gaming; the Company’s commitment to advance digital property rights and broaden Web3 accessibility through the Telegram platform; the Company’s plans to acquire a controlling interest stake and assume day-to-day management of GAMEE; the timing of the transaction closing; the Company’s expectation to capture an active gateway to the next billion Web3 users; the plans to turn players into stakeholders; the Company’s plans, through its legacy business, to advance first-in-class therapies to achieve durable treatment responses and improve patients' quality of life; the Company’s plans to drive GAMEE EBITDA growth and deliver long-term value to its shareholders; and other statements that are not historical fact. As a result, forward-looking statements are subject to certain risks and uncertainties, including, but not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all, the possibility that various closing conditions for the transaction may not be satisfied or waived, the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement, the potential that the strategic benefits, synergies or opportunities expected from the proposed transaction may not be realized or may take longer to realize than expected, the timing, progress and results of the Company’s strategic initiatives, the Company’s reliance on third parties, the operational strategy of the Company, the Company’s executive management team, risks from Telegram’s platform and ecosystem, the potential impact of markets and other general economic conditions, and other factors set forth in “Item 3 – Key Information – Risk Factors” in the Company’s Annual Report on Form 20-F for the year ended March 31, 2025 and included in the Company’s Form 6-Ks filed with the Securities and Exchange Commission on September 3, 2025 and January 13, 2026. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, undue reliance should not be placed on them as actual results may differ materially from these forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, except as required by law.

Contact Information

AlphaTON Capital Investor Relations
Alphaton@icrinc.com
+1 (203) 682-8200

AlphaTON Capital Media Inquiries
Richard Laermer, RLM PR
alphaTON@rlmpr.com
+1 (212) 741-5106 X 216

Animoca Brands
press@animocabrands.com